UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No.  )
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☐	Soliciting Material Pursuant to §240.14a -12
OLD NATIONAL BANCORP
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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Old National Bancorp
One Main Street
Evansville, Indiana 47708

Notice of Annual Meeting of Shareholders
To Our Shareholders:
The 2021 Annual Meeting of Shareholders (the “Annual Meeting”) of Old National Bancorp (the “Company”) will be held as a virtual meeting on Thursday, April 29, 2021, at 9:00 a.m. Central Daylight Time. You will be able to attend the Annual Meeting, vote your shares, and submit your questions during the meeting by visiting www.virtualshareholdermeeting.com/ONB2021 and entering your 16-digit control number located on your proxy card. You will not be able to attend the meeting in person. The meeting will be held for the following purposes:
(1)	Election of the Company’s Board of Directors consisting of thirteen Directors to serve for one year and until the election and qualification of their successors.
(2)	Approval of Amendment to the Old National Bancorp Amended and Restated 2008 Incentive Compensation Plan.
(3)	Ratification of prior awards made under the Old National Bancorp Amended and Restated 2008 Incentive Compensation Plan.
(4)	Approval of a non-binding advisory proposal on Executive Compensation.
(5)	Ratification of the appointment of Crowe LLP as the independent registered public accounting firm of the Company for the fiscal year ending December 31, 2021.
(6)	Transaction of such other matters as may properly come before the meeting or any adjournments and postponements thereof.
The foregoing items of business, as well as instructions for accessing the virtual annual meeting, are more fully described in the Proxy Statement accompanying this notice. Common shareholders of record at the close of business on February 22, 2021 are entitled to notice of, and to vote at, the Annual Meeting.
By Order of the Board of Directors

Jeffrey L. Knight
Executive Vice President,
Chief Legal Counsel and
Corporate Secretary
March , 2021
IMPORTANT
Please submit your proxy promptly by mail or by Internet. In order that there may be proper representation at the meeting, you are urged to complete, sign, date and return the proxy card in the envelope provided to you or vote by Internet, whether or not you plan to attend the meeting. No postage is required if mailed in the United States.

Old National Bancorp
2021 Proxy Statement – Summary
The following summary highlights information contained elsewhere in this Proxy Statement. This summary does not contain all the information you should consider. You should read the entire Proxy Statement carefully before voting.
GENERAL INFORMATION
(see pages 1 through 4)
Meeting: Annual Meeting of Shareholders	Date: Thursday, April 29, 2021	Time: 9:00 a.m. Central Daylight Time

Location: Online at www.virtualshareholdermeeting.com/ONB2021		Record Date: February 22, 2021

Voting: Shareholders as of the Record Date are entitled to vote. Each share of common stock is entitled to one vote for each director nominee and one vote for each of the other proposals being voted on.

Admission: To attend the 2021 annual meeting, visit www.virtualshareholdermeeting.com/ONB2021. You will need the 16-digit control number included on your Notice of Internet Availability of Proxy Materials, or on your proxy card or voting instruction form that accompanied your proxy materials.

PROPOSALS TO BE VOTED ON AND BOARD VOTING RECOMMENDATIONS
Proposals		Recommendation	Page Reference for more detail
•	Election of Directors	FOR each Director nominee	15
•	Approval of Amendment to the Old National Bancorp Amended and Restated 2008 Incentive Compensation Plan	FOR	57
•	Ratification of prior awards made under the Old National Bancorp Amended and Restated 2008 Incentive Compensation Plan.	FOR	63
•	Approval of a non-binding advisory proposal on Executive Compensation	FOR	65
•	Ratification of the appointment of Crowe LLP as independent accountants for 2021	FOR	66
DIRECTOR NOMINEES
(see pages 17 through 23)
Name	Age	Director Since	Occupation	Independent
Andrew E. Goebel	73	2000	Retired President & COO, Vectren Corporation	Yes

Jerome F. Henry, Jr.	70	2014	President, Midwest Pipe & Steel, Inc.	Yes

Daniel S. Hermann	63	2020	Retired CEO, AmeriQual Group, LLC	Yes

Ryan C. Kitchell	47	2018	Former EVP & Chief Administrative Officer, Indiana University Health	Yes

Phelps L. Lambert	73	1990	Managing Partner, Lambert & Lambert Real Estate Development	Yes

Austin M. Ramirez	42	2020	President & CEO, Husco International	Yes

James C. Ryan, III	49	2019	Chairman & CEO, Old National Bancorp	No

Thomas E. Salmon	57	2018	Chairman & CEO, Berry Global Group, Inc.	Yes

Randall T. Shepard	74	2012	Former Chief Justice, Indiana Supreme Court	Yes

Rebecca S. Skillman	70	2013	Chairman, Radius Indiana; Former Lt. Governor, State of Indiana	Yes

Derrick J. Stewart	43	2015	President & CEO, YMCA of Greater Indianapolis	Yes

Katherine E. White	54	2015	Brigadier General, U.S. Army; Professor of Law, Wayne State University Law School	Yes

Linda E. White	71	2008	Chief Administrative Officer, Deaconess Henderson Hospital; Executive Director, Deaconess Foundation	Yes

2020 FINANCIAL HIGHLIGHTS
(see page 28)
In 2020, the Company delivered outstanding operating results, even in the midst of the COVID-19 pandemic. Financial highlights for 2020 include:
•	EPS of $1.36
•	Net Income of $226.4 million
•	ROE of 7.87%
•	ROA of 1.04%
•	Efficiency Ratio of 62.91%
•	Net Charge-Off (Recovery) Ratio of 0.02%
EXECUTIVE COMPENSATION
Set forth below is the 2020 compensation for each Named Executive Officer (“NEO”) as determined under Securities and Exchange Commission (“SEC”) rules. See the notes accompanying the 2020 Summary Compensation Table on page 43 for additional information.
Name and Principal Position	Salary	Non-Equity Incentive Plan Compensa- tion	Stock Awards	Change in Pension Value and Nonqualified Deferred Compensation Earnings	All Other Compensa- tion	Total
James C. Ryan, III Chairman and CEO	$807,692	$1,393,269	$1,424,200	$0	$83,311	$3,708,472

Brendon B. Falconer Senior EVP and CFO	$424,615	$477,692	$356,050	$28	$21,608	$1,279,994

James A. Sandgren President and Chief Operating Officer	$537,308	$604,472	$623,088	$3,176	$74,099	$1,842,141

Jeffrey L. Knight EVP and Chief Legal Counsel	$391,577	$293,683	$267,038	$3,829	$25,468	$981,594

Kendra L. Vanzo Senior EVP and Chief Administrative Officer	$341,923	$256,442	$267,038	$0	$33,368	$898,771

Old National Bancorp
One Main Street
Evansville, Indiana 47708
Proxy Statement
For the Virtual Annual Meeting of Shareholders to be held on
April 29, 2021, at 9:00 a.m. Central Daylight Time
Virtual Meeting Site:
www.virtualshareholdermeeting.com/ONB2021
Important Notice Regarding the Availability of Proxy Materials
for the Shareholders’ Meeting to be held on April 29, 2021

The Proxy Statement and 2020 Annual Report to Shareholders are available at:
www.oldnational.com/proxy
General Information about the Annual Meeting of Shareholders and Voting
This Proxy Statement relates to the Annual Meeting of Shareholders (the “Annual Meeting”) of Old National Bancorp (the “Company” or “Old National”) to be held on April 29, 2021, at 9:00 a.m. Central Daylight Time. Due to public health concerns regarding the novel coronavirus disease (“COVID-19”) pandemic, the Company is holding the Annual Meeting in a virtual-only meeting format to support the health and well-being of our shareholders and our employees. You will not be able to attend the Annual Meeting at a physical location. These proxy materials are being furnished by the Company in connection with a solicitation of proxies by the Company’s Board of Directors (the “Board”).
We are pleased to take advantage of the Securities and Exchange Commission (“SEC”) rule that permits companies to furnish proxy materials to shareholders over the Internet. On or about March 18, 2021, we will begin mailing a Notice of Internet Availability of Proxy Materials (“Notice”) to shareholders of record as of the Record Date. The Notice will contain instructions on how to vote online, or in the alternative, request a paper copy of the proxy materials and a proxy card. By furnishing the Notice and providing access to our proxy materials by the Internet, we are lowering costs and reducing the environmental impact of our Annual Meeting.
Who can attend the Annual Meeting?
Shareholders of the Company of record as of February 22, 2021 (the “Record Date”), their authorized representatives, and guests of the Company, may attend the Annual Meeting.
Who may vote at the Annual Meeting?
These proxy materials are provided to holders of the Company’s common stock who were holders of record on the Record Date. Only the Company’s common shareholders of record on the Record Date are entitled to vote at the Annual Meeting. As of the Record Date, 165,672,380 shares of the Company’s common stock were outstanding.
As of the Record Date, to the knowledge of the Company, no person or firm, other than BlackRock, Inc., The Vanguard Group, Inc., and Dimensional Fund Advisors, LP beneficially owned more than 5% of the common stock of the Company outstanding on that date. As of the Record Date, no individual Director, nominee or officer beneficially owned more than 5% of the common stock of the Company outstanding.
How do I attend the Annual Meeting?
Due to public health concerns regarding the COVID-19 pandemic, we are holding the Annual Meeting in a virtual-only meeting format to support the health and well-being of our employees and shareholders. You will not be able to attend the Annual Meeting at a physical location. If you are a registered shareholder as of the Record Date, you may attend the Annual Meeting by visiting www.virtualshareholdermeeting.com/ONB2021 and entering the 16-digit control number that is printed on your proxy card and Notice. If you are not a shareholder, you will be able to attend the meeting by visiting www.virtualshareholdermeeting.com/ONB2021 and registering as a guest. If you enter the meeting as a guest, you will not be able to vote or submit questions during the meeting. You may log in beginning at 8:45 a.m. (Central Time) on April 29, 2021. The Annual Meeting will begin promptly at 9:00 a.m. An archived copy of the webcast will also be available under the Investor Relations tab on the Company’s website at www.oldnational.com through April 29, 2022.
How do I raise questions during the Annual Meeting?
Shareholders will be able to submit questions upon accessing the virtual meeting until the conclusion of the meeting by typing the question into the “Ask a Question” field and clicking “Submit.” We will answer questions that comply with the meeting rules of conduct during the Annual Meeting, subject to time constraints. If we receive substantially similar questions, we may group such questions together. Questions relevant to meeting matters that we do not have time to answer during the Annual Meeting will be posted to our website following the meeting. Questions regarding personal matters or matters not relevant to meeting matters will not be answered.
What can I do if I need technical assistance during the Annual Meeting?
If you encounter any difficulties accessing the Annual Meeting during the check-in or meeting time, please call the technical support number that will be posted on the Annual Meeting log-in page.
Voting and Proxy Procedures
Each share of the Company’s common stock outstanding on the Record Date will be entitled to one vote at the Annual Meeting. If you receive the Notice by mail, you will not receive a printed copy of the proxy materials unless you request the materials by following the instructions included in the Notice.
If your shares are registered in your name, you may vote your shares via the Internet, by phone, or by completing, signing, dating and returning the requested proxy card in the postage-paid envelope provided. Simply follow the easy instructions on the proxy card or Notice provided. If your shares are held in “street name” through a broker, bank or other nominee, please follow the instructions provided by your nominee on the voting instruction form or Notice in order to vote your shares via the Internet, or by signing, dating and returning the voting instruction form provided by your nominee.
Shares of the Company’s common stock for which instructions are received will be voted in accordance with the shareholder’s instructions. If you send in your proxy card or use Internet voting, but do not specify how you want to vote your shares, the proxy holders will vote your shares FOR each of the items being proposed by the Board and in the discretion of the proxy holders as to any other business that may properly come before the Annual Meeting and any adjournment or postponement thereof.
Can I change my vote after I return the proxy card or after voting electronically?
If you are a shareholder whose shares are registered in your name, you may revoke your proxy at any time before it is voted by one of the following methods:
•	Submitting another proper proxy with a more recent date than that of the proxy first given by:
(1)	following the Internet voting instructions, or
(2)	completing, signing, dating and returning a proxy card to the Company’s Corporate Secretary at the Company’s main office.
•	Sending written notice of revocation to the Company’s Corporate Secretary.
•	Voting your shares online at the Annual Meeting.
If you hold your shares in “street name” through a broker, you may revoke your proxy by following instructions provided by your broker. No notice of revocation or later-dated proxy will be effective until received by the Company’s Corporate Secretary at or prior to the Annual Meeting.
How many votes are needed to have each of the proposals pass?
Election of Directors. Directors are elected by a plurality of the votes cast by shareholders entitled to vote, which means that nominees who receive the greatest number of votes will be elected, even if such amount is less than a majority of the votes cast. Shareholders are not able to cumulate their votes in the election of Directors.

Our Board has adopted a corporate governance policy regarding Director elections that is contained in our Corporate Governance Guidelines. The policy provides that in any uncontested election, any nominee for Director who receives a greater number of votes “withheld” for his or her election than votes “for” such election will tender his or her resignation as a Director promptly following the certification of the shareholder vote. The Corporate Governance and Nominating Committee, without participation by any Director so tendering his or her resignation, will consider the resignation offer and recommend to the Board whether to accept it. The Board, without participation by any Director so tendering his or her resignation, will act on the Corporate Governance and Nominating Committee’s recommendation no later than 90 days following the date of the Annual Meeting at which the election occurred. If the Board decides to accept the Director’s resignation, the Corporate Governance and Nominating Committee will recommend to the Board whether to fill the resulting vacancy or to reduce the size of the Board. We will promptly disclose the Board’s decision and the reasons for the decision in a broadly disseminated press release that will also be furnished to the SEC on Form 8-K.
Approval of Amendment to the Old National Bancorp Amended and Restated 2008 Incentive Compensation Plan. The approval of Amendment to the Old National Bancorp Amended and Restated 2008 Incentive Compensation Plan (Amended and Restated as of May 10, 2012, and further Amended and Restated as of April 27, 2017) requires the affirmative vote of the holders of a majority of shares present or representd by proxy. Abstentions will have the same effect as votes against the proposal. Broker non-votes will have no effect on the outcome of the proposal.
Ratification of prior awards made under the Old National Bancorp Amended and Restated 2008 Incentive Compensation Plan. The ratification of the awards made under the Old National Bancorp Amended and Restated 2008 Incentive Compensation Plan (Amended and Restated as of May 10, 2012, and further Amended and Restated as of April 27, 2017) requires the affirmative vote of the holders of a majority of shares present or represented by proxy. Abstentions will have the same effect as votes against the proposal. Broker non-votes will have no effect on the outcome of the proposal.
Approval of Non-Binding Advisory Proposal on Executive Compensation. The advisory vote on executive compensation will be determined by the affirmative vote of the holders of a majority of shares present or represented by proxy. Abstentions will have the same effect as votes against the proposal. Broker non-votes will have no effect on the outcome of the proposal. Because the vote is advisory, it will not be binding on the Board. The Board will review the voting results and take the results into consideration when making future decisions regarding executive compensation.
Ratification of Independent Registered Public Accounting Firm. The affirmative vote of a majority of the shares present in person or represented by proxy is required for ratification of the appointment of Crowe LLP as the independent registered public accounting firm of the Company for fiscal year 2021. Abstentions will have the same effect as votes against the proposal. Broker non-votes are not expected to result from this proposal.
What is “householding”?
We have adopted a procedure called “householding,” which has been approved by the SEC. Under this procedure, a single copy of the annual report and proxy statement will be sent to any household at which two or more shareholders reside if they appear to be members of the same family, unless one of the shareholders at that address notifies us that they wish to receive individual copies. This procedure reduces our printing costs and mailing fees.
Shareholders who participate in householding will continue to receive separate proxy cards.
Householding will not affect dividend check mailings in any way.
If your household received a single Notice of Annual Meeting of Stockholders or, if applicable, a single set of proxy materials this year, but you would prefer to receive your own copy, please contact Broadridge Householding Department, by calling their toll free number, 1-866-540-7095 or by writing to: Broadridge, Householding Department, 51 Mercedes Way, Edgewood, NY 11717. You will be removed from the householding program within 30 days of receipt of your instructions at which time you will then be sent separate copies of the documents.
Shareholders sharing an address who are receiving multiple copies of the annual report and proxy statement may request a single copy by contacting the Company’s Transfer Agent, Continental Stock Transfer & Trust Company, at 917-262-2373, at 1 State Street, New York, New York 10004-1561, or via email to proxy@continentalstock.com.
A number of brokerage firms have instituted householding. If you hold your shares in “street name,” please contact your bank, broker, or other holder of record to request information about householding.

How are abstentions and broker non-votes treated?
An abstention from voting on a matter by a shareholder present at the Annual Meeting or represented by proxy at the Annual Meeting will not affect the outcome of the election of directors. Abstentions will have the same effect as a vote against each of the other proposals to be voted on at the Annual Meeting.
If your shares are held in “street name” and you do not give your broker voting instructions, your broker will have discretion to vote your shares only for the proposal to ratify the appointment of the independent registered public accounting firm. For each of the other proposals to be voted on at the Annual Meeting, the votes associated with shares held in “street name” for which you do not give your broker voting instructions will be considered “broker non-votes,” which means your broker will not have discretion to vote your shares on those matters. Broker non-votes will not affect the outcome of the election of directors or the advisory vote on executive compensation. With respect to the approval of Amendment to the Old National Bancorp Amended and Restated 2008 Incentive Compensation Plan, the ratification of prior awards under the Old National Bancorp Amended and Restated 2008 Incentive Compensation Plan, and the non-binding advisory vote on Executive Compensation, abstentions will have the same effect as a vote against the proposal, but broker non-votes will not be deemed to be votes cast and will have no effect on the outcome. The proposal to ratify the appointment of our auditors is considered a routine matter and, therefore, broker non-votes are not expected to exist on this proposal.
How do I designate my proxy?
If you wish to give your proxy to someone other than the proxies identified on the proxy card, you may do so by crossing out all the names of the proxy members appearing on the proxy card and inserting the name of another person. The signed card must be sent by mail to the Company’s Corporate Secretary and received in advance of the Annual Meeting.
Who will pay for the costs involved in the solicitation of proxies?
The Company will pay all costs of preparing, assembling, printing and distributing the proxy materials. In addition to solicitations by mail, Directors and Officers of the Company and its subsidiaries may solicit proxies personally, by telephone, telefax, electronic mail or in person, but such persons will not be specially compensated for their services.
We will, upon request, reimburse brokerage firms and others for their reasonable expenses incurred for forwarding solicitation material to beneficial owners of our stock.
Other Matters Related to the Meeting
Only matters brought before the Annual Meeting in accordance with the Company’s Amended and Restated By-Laws (the “By-Laws”) will be considered. Aside from the items listed above in the Notice of Annual Meeting, the Company does not know of any other matters that will be presented at the Annual Meeting. However, if any other matters properly come before the Annual Meeting or any adjournment, the proxy holders will vote them in accordance with their best judgment.
Should any nominee for Director become unable or unwilling to accept nomination or election, the proxy holders intend to vote for the election of another person recommended by the Corporate Governance and Nominating Committee and nominated by the Board. The Company has no reason to believe that any of the nominees will be unable or unwilling to serve if elected to office.

Section I – Corporate Governance at Old National Bancorp
Report of the Corporate Governance and
Nominating Committee and Other Board Matters
The Corporate Governance and Nominating Committee (“Governance Committee”) is primarily responsible for corporate governance matters affecting the Company and its subsidiaries. The Governance Committee operates under a written charter which conforms to the requirements of the SEC and the NASDAQ.
Board Leadership Structure and Function
The Board, which is elected by the shareholders, selects the Operating Group, which is the executive management team charged with the conduct of the Company’s business. Having selected the Operating Group, the Board acts as an advisor and counselor to management and ultimately monitors its performance. The Board has the responsibility for overseeing the affairs of the Company and, thus, an obligation to keep informed about the Company’s business. This involvement enables the Board to provide guidance to management in formulating and developing plans and to exercise its decision-making authority on appropriate matters of importance to the Company. Acting as a full Board and through the Board’s seven standing committees (the “Committees”), the Board oversees and approves the Company’s strategic plan. The Board regularly reviews the Company’s progress against its strategic plan and exercises oversight and decision-making authority regarding strategic areas of importance to the Company.
The Company’s Corporate Governance Guidelines provide for an independent Lead Director, currently Rebecca S. Skillman, who presides at all meetings of the Board at which the Chairman is not present; leads executive sessions of the Board; consults and meets with any or all outside Directors as required and represents such Directors in discussions with management of the Company on corporate governance issues and other matters; ensures that the Board, committees of the Board, individual Directors and management of the Company understand and discharge their duties and obligations under the Company’s system of corporate governance; mentors and counsels new members of the Board to assist them in becoming active and effective Directors; leads the Board in the annual evaluation of the Chairman and Chief Executive Officer’s (“CEO”) performance; acts in an advisory capacity to the Chairman and CEO in all matters concerning the interests of the Board and relationships between management and the Board; and performs such other duties and responsibilities as may be delegated to the Lead Director by the Board from time to time.
The Board believes that it is in the best interests of the Company to have James C. Ryan, III serve as Chairman of the Board as well as CEO. The Board believes the current governance structure is working effectively, especially in light of the fact that the Company has a strong independent Lead Director. The Board will annually review the effectiveness of this arrangement and believes this structure is in the best interest of shareholders and serves the Company well at this time.
Executive sessions, or meetings of outside Directors without management present, are held at regular intervals for both the Board and the Committees. Ms. Skillman, the current Lead Director of the Board, chaired the executive sessions of the Board in 2020. The Board meets in executive session a minimum of four times each year.
The Board met five times during 2020. Each Director attended 75% or more of Board meetings and meetings of Committees on which he or she served in 2020. Directors as a group attended an average of 99.58% of the Board meetings and meetings of Committees on which they served in 2020.
Governance Committee Scope of Responsibilities
The Governance Committee has responsibility for recruiting and nominating new Directors, assessing the independence of Directors, leading the Board in its annual performance evaluation, reviewing and assessing the adequacy of the Corporate Governance Guidelines and retaining outside advisors as needed to assist and advise the Board with respect to legal and other matters. The Governance Committee is also responsible for reviewing with the full Board, on an annual basis, the requisite skills and characteristics of Board members as well as the composition of the Board as a whole. Additionally, the Governance Committee has responsibility for overseeing the preparation and publication of the Company’s environmental, social, and governance (“ESG”) report.

CEO Succession Planning
Among the Governance Committee’s responsibilities as described in its charter is to oversee CEO succession planning and leadership development for potential CEO candidates. The Board plans for succession of the CEO and annually reviews the succession strategy for an “unplanned” and “planned” event. As part of this process, the independent Directors annually review the Governance Committee’s recommended candidates for consideration as the CEO under either a planned or unplanned scenario. The criteria used when assessing the qualifications of potential CEO successors include certain leadership, management and personal behaviors. The leadership behaviors include the ability to attract and develop talent, drive and execution, empowering others, shaping strategy and leading change. The management behaviors include communication and climate setting, establishing plans and priorities, managing and improving processes and performance monitoring and management. The personal behaviors important to the Governance Committee in evaluating potential CEO candidates include the following: embodies the values that make the Company’s culture distinctive; acts with honor and character; makes and maintains personal relationships with associates, clients and shareholders; demonstrates courage and serves as a champion of the Company’s culture. The individual must also possess the skill and talent to lead the organization in a positive manner with wisdom, enthusiasm and humility.
Attendance at Annual Meetings
The Company has not established a formal policy regarding Director attendance at its Annual Meeting, but it encourages all Directors to attend these meetings and reimburses expenses associated with attendance. The Chairman presides at the Annual Meeting. All the Directors attended the Annual Meeting in 2020.
Code of Conduct and Code of Ethics
The Board has adopted a Code of Business Conduct and Ethics that sets forth important Company policies and procedures in conducting our business in a legal, ethical and responsible manner. These standards are applicable to all our Directors and employees, including the Company’s CEO, CFO and Controller. In addition, the Board has adopted the Code of Ethics for CEO and Senior Financial Officers that supplements the Code of Business Conduct and Ethics by providing more specific requirements and guidance on certain topics. The Code of Ethics for CEO and Senior Financial Officers applies to the Company’s CEO, CFO and Controller. The Code of Business Conduct and Ethics and the Code of Ethics for CEO and Senior Financial Officers are available on our website at www.oldnational.com. We will post any material amendments to, or waivers from, our Code of Business Conduct and Ethics and Code of Ethics for Senior Financial Officers on our website within two days following the date of such amendment or waiver.
Employees are required to report any conduct they believe in good faith to be an actual or apparent violation of our Codes of Conduct. In addition, as required under the Sarbanes-Oxley Act of 2002, the Audit Committee has established confidential procedures to receive, retain and treat complaints received regarding accounting, internal accounting controls, or auditing matters and the confidential, anonymous submission by Company employees of concerns regarding questionable accounting or auditing matters.
The Code of Business Conduct and Ethics addresses, among other things, the following topics: responsibilities of every Old National associate; seeking answers and reporting violations; making ethical decisions; civility and respect for one another; preventing discrimination and harassment; preventing substance abuse and violence; protecting confidential information; guidelines for protecting private information; using company assets responsibly; reporting accurately and honestly; engaging in political activities; working with media; ethical handling of personal transactions; preventing conflicts of interest; serving on for-profit and non-profit boards; ethical handling of gifts, meals and entertainment; preventing fraud; prohibiting insider trading; competing fairly; and earning incentives.
Corporate Governance Guidelines
The Board has adopted the Corporate Governance Guidelines that, along with the Company’s corporate charter, By-Laws and charters of the various committees of the Board, provide the foundation for the Company’s governance. Among other things, our Corporate Governance Guidelines set forth the:
•	minimum qualifications for Directors;
•	diversity and skills objectives for Directors;

•	independence standards for Directors;
•	responsibilities of Directors;
•	majority voting policy applicable to Director elections;
•	committees of the Board;
•	considerations for Director tenure and Board refreshment;
•	procedures for committee rotations;
•	Directors’ compensation and expense reimbursement;
•	procedures for Director orientation and development;
•	procedures for an annual review of the CEO and management succession planning;
•	stock ownership guidelines for executives and Directors;
•	bonus recoupment or “clawback” policy;
•	procedures for an annual self-evaluation of the Board; and
•	content of the Company’s Code of Business Conduct and Ethics.
Communications from Shareholders to Directors
The Board believes that it is important that a direct and open line of communication exist between the Board and the Company’s shareholders and other interested parties. Consequently, the Board has adopted the procedures described in the following paragraph for communications to Directors.
Any shareholder or other interested party who desires to contact Old National’s Chairman or the other members of the Board may do so by writing to: Board of Directors, c/o Corporate Secretary, Old National Bancorp, P.O. Box 718, Evansville, IN 47705-0718. Communications received are distributed to the Lead Director or other members of the Board, as appropriate, depending on the facts and circumstances outlined in the communication received. For example, if any complaints regarding accounting, internal accounting controls and auditing matters are received, then the Corporate Secretary will forward them to the Chairman of the Audit Committee for review.
Policy Regarding Consideration of Director Candidates Recommended by Shareholders
The Company’s nomination procedures for Directors are governed by its By-Laws. Each year the Governance Committee makes a recommendation to the entire Board regarding nominees for election as Directors. The Governance Committee will review suggestions from shareholders regarding nominees for election as Directors. All such suggestions from shareholders must be submitted in writing to the Governance Committee at the Company’s principal executive office not less than 120 days in advance of the date of the annual or special meeting of shareholders at which Directors are to be elected. All written suggestions of shareholders must set forth:
•	the name and address of the shareholder making the suggestion;
•	the number and class of shares owned by such shareholder;
•	the name, address and age of the suggested nominee for election as Director;
•	the nominee’s principal occupation during the five years preceding the date of suggestion;
•	all other information concerning the nominee as would be required to be included in the proxy statement used to solicit proxies for the election of the suggested nominee; and
•	such other information as the Governance Committee may reasonably request.
Consent of the suggested nominee to serve as a Director of the Company, if elected, must also be included with the written suggestion.

Director Selection and Qualifications
In seeking individuals to serve as Directors, the Governance Committee seeks members from diverse professional backgrounds who combine a broad spectrum of experience and expertise. Directors should have an active interest in the business of the Company, possess a willingness to represent the best interests of all shareholders, be able to objectively appraise management’s performance, possess the highest personal and professional ethics, integrity and values, and be able to comprehend and advise management on complicated issues that face the Company and Board. In addition, such nominees should not have any interest that would materially impair their ability to exercise independent judgment, or otherwise discharge the fiduciary duties owed as a Director to the Company and its shareholders.
Directors should also demonstrate achievement in one or more fields of business or professional, governmental, communal, scientific or educational endeavors. Directors are expected to have sound judgment, borne of management or policy making experience that demonstrates an ability to function effectively in an oversight role. In addition, Directors should have a general appreciation regarding major issues facing public companies of a size and operational scope similar to that of the Company. These issues include contemporary governance concerns, regulatory obligations of an SEC reporting financial holding company, strategic business planning and basic concepts of corporate finance. These same standards apply whether a nominee is recommended by the Governance Committee or suggested by a shareholder.
Director Diversity Objectives
The Governance Committee believes that a diverse Board leads to better decisions and outcomes for our shareholders, employees, customers, and communities. In addition to the background, skills and experience considerations highlighted above, the Governance Committee evaluates potential directors for demographic, gender, and ethnic diversity. The Company’s Corporate Governance Guidelines require the Company to have no less than two (2) female Directors and at least one (1) Director from an ethnic minority background on the Board at all times. In addition, any third party engaged to assist the Governance Committee in searching for director candidates is requested to present a diverse slate of candidates.
The Governance Committee is responsible for regularly reviewing Board composition, succession planning, talent development, and the broader aspects of diversity. The Board also annually reviews the requisite skills and characteristics of Board members as well as the composition of the Board as a whole. The annual assessment includes a review of the skills, experience and diversity of the Board in the context of the needs of the Board.
Determination with Respect to the Independence of Directors
It is the policy of the Board that a majority of its members be independent from management, and the Board has adopted Director Independence Standards that meet the listing standards of the NASDAQ. The Independence Standards are incorporated in our Corporate Governance Guidelines which can be viewed under the Investor Relations/Corporate Governance link on the Company’s website at www.oldnational.com.
In accordance with our Corporate Governance Guidelines, the Board undertook its annual review of Director independence. During this review, the Board considered any and all commercial and charitable relationships of Directors, including transactions and relationships between each Director or any member of his or her immediate family and the Company and its subsidiaries. Following the review, the Board affirmatively determined, by applying the Director Independence Standards contained in the Corporate Governance Guidelines, that each of our Directors nominated for election at this Annual Meeting is independent of the Company and its management in that none has a direct or indirect material relationship with the Company, with the exception of James C. Ryan, III, Chairman and CEO.
The independent Directors of the Company are Andrew E. Goebel, Jerome F. Henry, Jr., Daniel S. Hermann, Ryan C. Kitchell, Phelps L. Lambert, Austin M. Ramirez, Thomas E. Salmon, Randall T. Shepard, Rebecca S. Skillman, Derrick J. Stewart, Katherine E. White and Linda E. White. Chairman and CEO James C. Ryan, III is currently the only non-independent Director.
In addition, all members of the Audit Committee, the Talent Development and Compensation Committee and the Governance Committee satisfy the standards of independence applicable to members of such committees established under applicable law, the listing requirements of the NASDAQ and the Director Independence Standards set forth in the Company’s Corporate Governance Guidelines.

Determination with respect to Director Qualifications
Members of the Board must possess certain basic personal and professional qualities in order to properly discharge their fiduciary duties to shareholders, provide effective oversight of the management of the Company and monitor the Company’s adherence to principles of sound corporate governance. In seeking individuals to serve as Directors, the Governance Committee seeks members from diverse professional backgrounds who combine a broad spectrum of experience and expertise. The Governance Committee has determined that all Directors of the Company have an active interest in the business of the Company and possess a willingness to represent the best interests of all shareholders without favoring or advancing any particular shareholder or other constituency of the Company. In addition, the Governance Committee has determined that all Directors are able to objectively appraise management’s performance, possess the highest personal and professional ethics, integrity and values, and are able to comprehend and advise management on complicated issues that face the Company and Board.
In addition to the general skills stated above, the Governance Committee has determined that no Directors have any interests that would materially impair their ability to exercise independent judgment, or otherwise discharge the fiduciary duties owed as a Director to the Company and its shareholders. As stated on pages 17 through 23, our Directors and nominees have demonstrated significant achievement and generally have significant management experience in one or more fields of business, professional, governmental, communal, and educational endeavors. We believe that our Directors’ extensive management or policy-making experience provides them with the skills and judgment necessary to function effectively in an oversight role. Given the tenure of most of the Directors on our Board, they have a general appreciation regarding major issues facing public companies.
Committees of our Board
The members of the Company’s Board are elected to various committees. The standing committees of the Board include an Audit Committee; a Talent Development and Compensation Committee; a Corporate Governance and Nominating Committee; a Funds Management Committee; an Enterprise Risk Committee; a Culture, Community and Social Responsibility Committee; and a Finance and Corporate Development Committee. The charters for each committee are posted on our website at www.oldnational.com. The charters are reviewed annually and include information regarding each committee’s composition, purpose, and responsibilities.
The key responsibilities, current membership, and number of meetings held in 2020 for each committee are set forth below:
Committee	Key Responsibilities		Committee Members	Number of Meetings Held in 2020
Audit	– Assists the Board in its oversight of:		Ryan C. Kitchell*† Jerome F. Henry, Jr. Daniel S. Hermann † Phelps L. Lambert	9
	•	the integrity of the financial statements of the Company
	•	the independent auditor’s qualifications and independence
	•	the Company’s system of internal controls
	•	the performance of the Company’s internal audit function and independent auditors
	•	the compliance by the Company with legal and regulatory requirements in relation to the accuracy of financial reporting
– Is responsible for the preparation of a report as required by the SEC to be included in this Proxy Statement

Committee	Key Responsibilities	Committee Members	Number of Meetings Held in 2020
Talent Development and Compensation	– Approves and evaluates the Company’s employee compensation and benefit programs and ensures the competitiveness of those programs	Derrick J. Stewart* Daniel S. Hermann Thomas E. Salmon Randall T. Shepard Rebecca S. Skillman	5
	– Advises the Board regarding the talent development and succession management of key executives of the Company
	– Annually reviews, approves, and recommends to the Board for its approval all elements of the compensation of the CEO and other executive officers who report directly to the CEO
	– Determines awards to employees of stock or stock options pursuant to the Old National Bancorp Amended and Restated 2008 Incentive Compensation Plan

Corporate Governance and Nominating	– Recruits and nominates new Directors and assesses the independence of Directors	Rebecca S. Skillman* Phelps L. Lambert Randall T. Shepard Katherine E. White	4
	– Leads the Board in its annual performance evaluation
	– Reviews and assesses the adequacy of the Corporate Governance Guidelines
	– Reviews with the full Board, on an annual basis, the requisite skills and characteristics of Board members as well as the composition of the Board as a whole
	– Oversees the production of the Company’s environmental, social, and governance (“ESG”) report

Enterprise Risk	– Oversees the Company’s policies, procedures and practices relating to credit, operational, fraud, information technology/cyber and compliance risk	Linda E. White* Andrew E. Goebel Daniel S. Hermann Katherine E. White	4

Culture, Community and Social Responsibility	– Reviews the Company’s compliance with the Community Reinvestment Act and Fair Lending Practices	Randall T. Shepard* Austin M. Ramirez Derrick J. Stewart Linda E. White	4
	– Oversees diversity, equity, and inclusion initiatives and monitors the Company’s Affirmative Action Plan
	– Oversees the Company’s environmental and sustainability efforts
	– Monitors the activities of the Old National Bank Foundation through which major charitable gifts from the Company are funded

Funds Management	– Monitors the balance sheet risk profile of the Company, including credit, interest rate, liquidity, and capital risks	Phelps L. Lambert* Andrew E. Goebel Jerome F. Henry, Jr. Ryan C. Kitchell Katherine E. White	4
	– Reviews and approves the investment policy for the Company

Committee	Key Responsibilities	Committee Members	Number of Meetings Held in 2020
Finance and Corporate Development	– Reviews management’s financial forecasts, goals, and budget	Andrew E. Goebel* Daniel S. Hermann Ryan C. Kitchell Phelps L. Lambert Rebecca S. Skillman Derrick J. Stewart Linda E. White	5
	– Monitors and provides appropriate feedback concerning the financial performance of the Company
	– Oversees merger and acquisition activity as well as other strategic corporate development opportunities of the Company
*	Chair
†	Designated as an “audit committee financial expert”
2020 Work of the Governance Committee
During the year, the Governance Committee evaluated each Board member’s committee assignments in light of the applicable qualification requirements, including additional independence requirements of certain committees. Based upon this evaluation, the Governance Committee recommended changes to the Company’s committee composition and leadership. The Governance Committee recommended that Andrew E. Goebel be appointed as Chairperson of the Finance and Corporate Development Committee. Mr. Goebel’s experience as Chief Financial Officer and as President and Chief Operating Officer of a public company over a period of 14 years and his service as Chairperson of the Audit Committee for 17 years (with total service on the Audit Committee of 18 years) provided him with the unique qualifications to lead the Finance and Corporate Development Committee. Mr. Ryan C. Kitchell, who joined the Board in 2018 and qualifies as an Audit Committee Financial Expert, was appointed as Chairperson of the Audit Committee. The Governance Committee believed that Mr. Kitchell’s experience in business and degrees in economics and business qualified him to lead the Audit Committee. These were the only changes made in 2020 to committee composition and leadership.
As required by the Governance Committee’s Charter, which is posted on the Company’s website at www.oldnational.com, the Governance Committee conducted an annual review of the Corporate Governance Guidelines applicable to the full Board. Based on this review, the Company adopted diversity objectives for its Board of Directors. These diversity objectives, as set forth in the Company’s Corporate Governance Guidelines, require the Company to have no less than two (2) female Directors and at least one (1) Director from an ethnic minority background on the Board at all times. In addition, the diversity objectives require women and minorities be included in the initial pool of candidates when selecting new director nominees. The current Corporate Governance Guidelines are posted on the Company’s website at www.oldnational.com.
At its January 30, 2020 meeting, the Chair of the Governance Committee and Lead Director administered the annual Board performance evaluation process pursuant to which the Board reviews its performance. The Board also reviewed the independence of Board members and determined that all the members of the Board were independent, with the exception of James C. Ryan, III who became CEO and a Board member on May 2, 2019 and Chairman on January 30, 2020.
The Governance Committee continued its work in 2020 to oversee the CEO succession planning and the leadership development process for potential internal CEO candidates and continued to use Russell Reynolds Associates to assist in the development of candidates.
The Governance Committee also continued its work in 2020 to evaluate potential director candidates within the Company’s footprint.
In 2020, the Committee also reviewed and approved Charter revisions for the Culture, Community and Social Responsibility Committee, the Audit Committee, the Talent Development and Compensation Committee and the Enterprise Risk Committee.
In addition to the Charter work, the Governance Committee updated and approved a revised Code of Business Conduct and Ethics and approved amendments to the Company’s Articles of Incorporation which allows for shareholders to amend the Company’s By-Laws.

The Governance Committee also approved changes to the By-Laws of the Company allowing shareholders to amend the By-Laws, permitting use of an electronic seal and permitting the Company to conduct shareholder meetings by means of remote communication.
At the January 30, 2020 meeting of the Board, the Directors voted to make changes to the annual retainer for Board members and changes to the Committee chair and Committee member retainers in order to align director compensation more competitively to the 50th percentile of peers. These changes were reported in the Proxy Statement for the Annual Meeting held on April 30, 2020. This action was taken to align director compensation with shareholder interests and to align the Company’s director compensation with peer group practices. The details of director compensation are reported on page 13 of this Proxy Statement.
Environmental, Social and Governance
Environmental, social and governance considerations, and other elements of corporate social responsibility, are integrated and embedded within the policies, procedures and principles that govern the Company. Our Company is committed to strengthening the communities we serve through associate volunteerism, corporate philanthropy as well as environmental responsibility and sustainability, serving as a cornerstone of the local community, and maintaining transparency in governance. Led by the Corporate Governance and Nominating Committee, the Company is proud to present the 2020 ESG Report which summarizes the Company’s approach to corporate social responsibility. The full report can be found on our website at www.oldnational.com.
Availability of Corporate Governance Documents
The Company’s Corporate Governance Guidelines (including the Director Independence Standards), Board committee charters for the Audit Committee, Governance Committee, and the Talent Development and Compensation Committee, as well as the Code of Business Conduct and Ethics, and the Code of Ethics for CEO and Senior Financial Officers can be viewed under the Investor Relations/Corporate Governance link on the Company’s website at www.oldnational.com. These documents, as well as charters for all the Company’s Board committees, are available in print to any interested party who requests them by writing to: Corporate Secretary, Old National Bancorp, P.O. Box 718, Evansville, IN 47705-0718.
Risk Oversight
The entire Board is involved in overseeing risk associated with the Company. The charters of certain committees of the Board assign oversight responsibility for particular areas of risk. The Board and its committees monitor risks associated with their respective principal areas of focus through regular meetings with management and representatives of outside advisors.
The following is a summary of oversight responsibility for particular areas of risk:
•	Audit Committee. Risks and exposures associated with accounting, financial reporting, tax and maintaining effective internal controls for financial reporting.
•	Enterprise Risk Committee. Credit, regulatory, operational, cybersecurity, enterprise and reputational risks, as well as litigation that may present material risk to the Company.
•
Governance Committee. Risks associated with CEO succession planning, as well as corporate governance, including compliance with listing standards, committee assignments, conflicts of interest and director succession planning.

•	Funds Management Committee. Liquidity, capital and interest rate risks.
•	Talent Development and Compensation Committee. Risks associated with the Company’s compensation programs and arrangements, including cash and equity incentive plans.
•
Culture, Community and Social Responsibility Committee. Risks associated with associate and customer commitment, the Community Reinvestment Act, fair lending, associate and supplier diversity and the Company’s Affirmative Action Plan.

•	Finance and Corporate Development Committee. Budgeting and forecasting oversight, management of budget risks and oversight of strategic acquisition opportunities of the Company.

Section II – Director Compensation and Election of Directors
Director Compensation Overview
The Governance Committee annually reviews and recommends the compensation for our non-employee Directors. No fees are paid to Directors who are also employees of the Company. As a starting point for its recommendations, the Governance Committee uses the peer group compensation data prepared for the Compensation Committee by the compensation consultant. The Committee seeks to establish Board compensation that is competitive with the market practices within the Company’s Peer Group and geographic footprint.
Retainers
For 2020, we paid each outside Director an annual retainer of $105,000 for serving as a Director. Of this amount, we paid $45,000 in cash and $60,000 in the form of our stock. We paid the cash compensation in four equal quarterly payments and the stock retainer was paid in two equal installments in May and November. In addition, the Lead Director of the Board was paid an additional $25,000 retainer for her duties as Lead Director.
For 2020, we paid the Audit Committee Chairman an additional retainer of $17,500, the Talent Development and Compensation Committee Chairman an additional $14,500, and all other committee chairpersons an additional retainer of $12,500. In 2020, committee members of the Audit Committee received an additional retainer of $10,000. Committee members of the Talent Development and Compensation Committee and the Enterprise Risk Committee received retainers of $8,500 and all other committee members received retainers of $7,500. James C. Ryan, III, Chairman and CEO, is the only Director on the Board who is also an employee of the Company and he receives no compensation for his directorship.
Deferred Compensation Plan
We maintain a nonqualified deferred compensation plan, known as the “Directors’ Deferred Compensation Plan,” for our non-employee Directors. A Director may defer 25%, 50%, 75%, or 100% of his or her cash compensation pursuant to the plan. We credit a Director’s plan account with earnings based on the hypothetical earnings of an investment fund consisting of Company stock, the return on a recognized market index selected by the Talent Development and Compensation Committee, or a combination of the two, as elected by the Director. For the market index fund, we use a Bloomberg index, which approximates the risk and return associated with a diversified high-quality corporate bond fund.
All amounts paid under the plan are paid from our general assets and are subject to the claims of our creditors. In most circumstances, deferred amounts are not distributed to the Director until after termination of his or her service. In general, the Director may elect to receive his or her plan benefits in a lump sum or in annual installments over two to ten years.
The following table shows all outside Director compensation paid for 2020.
2020 Director Compensation
Name	Fees Earned or Paid in Cash ($)	Stock Awards(1) ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings(2) ($)	Total ($)
(a)	(b)	(c)	(f)	(h)
Rebecca S. Skillman, Lead Director	98,500(3)	59,989		158,489
Alan W. Braun	18,375(4)	19,994		38,369
Andrew E. Goebel	76,625(5)	59,989		136,614
Jerome F. Henry, Jr.	62,500(6)	59,989		122,489
Daniel S. Hermann	59,625(7)	39,981		99,606
Ryan C. Kitchell	73,750(8)	59,989	16,277	150,016
Phelps L. Lambert	82,500(9)	59,989	(26,903)	115,586
Austin M. Ramirez	45,000(10)	39,981		84,981
Thomas E. Salmon	53,500(11)	59,989	10,672	124,161

Name	Fees Earned or Paid in Cash ($)	Stock Awards(1) ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings(2) ($)	Total ($)
(a)	(b)	(c)	(f)	(h)
Randall T. Shepard	73,500(12)	59,989		133,489
Derrick J. Stewart	74,500(13)	59,989	5,419	139,908
Katherine E. White	70,000(14)	59,989	(12,497)	117,492
Linda E. White	72,500(15)	59,989	(63,811)	68,678
(1)
On May 8, 2020, Andrew E. Goebel, Jerome F. Henry, Jr., Ryan C. Kitchell, Phelps L. Lambert, Thomas E. Salmon, Randall T. Shepard, Rebecca S. Skillman, Derrick J. Stewart, Katherine E. White and Linda E. White each received 2,117 shares of Company stock at a stock price of $14.17 per share with a Grant Date Fair Value of $29,997.89, Alan W. Braun received 1,411 shares of Company stock at a stock price of $14.17 per share with a Grant Date Fair Value of $19,993.87, and Daniel S. Hermann and Austin M. Ramirez received 705 shares of Company stock at a stock price of $14.17 per share with a Grant Date Fair Value of $9,989.85. On November 8, 2020, Andrew E. Goebel, Jerome F. Henry, Jr., Daniel S. Hermann, Ryan C. Kitchell, Phelps L. Lambert, Austin M. Ramirez, Thomas E. Salmon, Randall T. Shepard, Rebecca S. Skillman, Derrick J. Stewart, Katherine E. White and Linda E. White each received 2,153 shares of Company stock at a stock price of $13.93 with a Grant Date Fair Value of $29,991.29.

(2)
The amounts specified in Column (f) are attributable entirely to earnings credits under our Directors Deferred Compensation Plan in excess of the applicable federal long-term rate, with compounding (as described by Section 1274(d) of the Internal Revenue Code).

(3)
Includes $45,000 cash retainer, $12,500 Governance Committee Chair retainer, $8,500 Talent Development and Compensation Committee member retainer, $7,500 retainer for membership on the Finance and Corporate Development Committee, and a $25,000 retainer for serving as Lead Director.

(4)
Includes $11,250 cash retainer, $3,125 Finance and Corporate Development Committee Chair retainer and $4,000 retainer for membership on the Enterprise Risk Committee and Funds Management Committee. Mr. Braun retired from the Board on April 30, 2020.

(5)
Includes $45,000 cash retainer, $4,375 Audit Committee Chair retainer, $3,125 Finance and Corporate Development Committee Chair retainer and $24,125 retainer for membership on the Enterprise Risk Committee and Funds Management Committee.

(6)	Includes $45,000 cash retainer, $10,000 for Audit Committee membership, and $7,500 for Funds Management Committee membership.
(7)
Includes $33,750 cash retainer, $7,500 for Audit Committee membership, $6,375 retainer for membership on the Talent Development and Compensation Committee and $12,000 for Enterprise Risk Committee and Finance and Corporate Development Committee membership.

(8)
Includes $45,000 cash retainer, $15,625 retainer for Audit Committee Chair and membership, and $13,125 retainer for membership on the Finance and Corporate Development Committee and the Funds Management Committee.

(9)
Includes $45,000 cash retainer, $12,500 Funds Management Committee Chair retainer, $10,000 retainer for membership on the Audit Committee and $15,000 retainer for membership on the Governance Committee and the Finance and Corporate Development Committee.

(10)	Includes $33,750 cash retainer and $11,250 retainer for membership on the Governance Committee and the Culture, Community & Social Responsibility Committee.
(11)	Includes $45,000 cash retainer and $8,500 retainer for membership on the Talent Development and Compensation Committee.
(12)
Includes $45,000 cash retainer, $12,500 Culture, Community & Social Responsibility Committee Chair retainer, $8,500 Talent Development and Compensation Committee member retainer and $7,500 for membership on the Corporate Governance Committee.

(13)
Includes $45,000 cash retainer, $14,500 Talent Development and Compensation Committee Chair retainer, and $15,000 retainer for membership on the Culture, Community & Social Responsibility Committee and the Finance and Corporate Development Committee.

(14)	Includes $45,000 cash retainer and $25,000 retainer for membership on Enterprise Risk Committee, the Funds Management Committee and the Governance Committee.
(15)
Includes $45,000 cash retainer, $12,500 Enterprise Risk Committee Chair retainer, and $15,000 retainer for membership on the Culture, Community & Social Responsibility Committee and the Finance and Corporate Development Committee.

Election of Directors
(Item 1 on Proxy Card)
The first item to be acted upon at the Annual Meeting is the election of thirteen Directors to the Board of the Company. Each of the persons elected will serve a term of one year and until the election and qualification of his or her successor.
If any Director nominee named in this Proxy Statement shall become unable or decline to serve (an event which the Board does not anticipate), the persons named as proxy holders will have discretionary authority to vote for a substitute nominee named by the Board if the Board determines to fill such nominee’s position. Unless authorization is withheld, the proxy, when properly validated, will be voted “FOR” the election as Directors of all the nominees listed in this proxy statement.
Board Overview
The Corporate Governance & Nominating Committee is responsible for evaluating potential candidates for Board membership. In its evaluation process, and to ensure that the Board benefits from diverse perspectives, the Governance Committee considers such factors as the experience, perspective, background, skill set, race, ethnicity and gender makeup of the current Board as well as the candidate’s individual qualities in leadership, character, judgment and ethical standards
Board Composition
The By-Laws of the Company currently provide for the Board to be comprised of thirteen Directors. The Board currently consists of thirteen Directors. All of the Company’s Directors, other than the Chairman and CEO, are independent.
Director Diversity

The Corporate Governance & Nominating Committee seeks to maintain a diverse Board across many dimensions, including but not limited to gender, race/ethnicity, sexual orientation, age, background, geography, and physical ability. The Company is committed to having at least two female Directors and at least one minority Director on the Board at all times, and the Corporate Governance Guidelines require the Governance Committee, and any search firm in engaged to assist the Governance Committee with a search of Director candidates, to include women and minorities in the initial pool of Director candidates.

Director Tenure and Retirement

A Director of the Company shall no longer qualify to serve as a Director effective as of the end of the term during which the Director becomes seventy-five (75) years of age. The Corporate Governance & Nominating Committee reviews each Director’s continuation on the Board on a regular basis and annually considers upcoming retirements, the average tenure, and the overall mix of individual Director tenures of the Board.

Board Skills, Experience, and Qualifications
The table below summarizes the key qualifications, skills, and attributes most relevant to the decision to nominate candidates to serve on the Board. A mark indicates a specific area of focus or expertise on which the Board particularly relies. Not having a mark does not mean the Director does not possess that qualification or skill. Our Director nominees’ biographies describe each Director’s background and relevant experience in more detail.
	Goebel	Henry	Hermann	Kitchell	Lambert	Ramirez	Ryan	Salmon	Shepard	Skillman	Stewart	K.White	L.White
Diversity						•				•	•	•	•
Executive Leadership	•	•	•	•	•	•	•	•	•	•	•	•	•
Public Company Board	•	•	•	•	•		•	•				•	•
Digital/Technology												•
Mergers and Acquisitions	•	•	•	•			•	•
Sales and Marketing	•	•	•		•	•	•	•		•	•	•	•
Finance/Accounting/Audit	•	•	•	•	•		•	•			•	•
Financial Services	•	•	•	•	•		•				•
Government Service				•					•	•		•
Nominees for Election
Pages 17 through 23 contain the following information with respect to each Director nominee of the Company: name; principal occupation or business experience for the last five years; skills and other qualifications to serve on the Board; age; and the year in which the nominee or incumbent Director first became a Director of the Company. The number of shares of common stock of the Company beneficially owned by the nominee or incumbent Director as of February 22, 2021 and the percentage that the shares beneficially owned represent of the total outstanding shares of the Company as of February 22, 2021 can be found on page 55. The nominees standing for election, other than nominees who are executive officers or Directors standing for re-election, were identified by a committee comprised of independent directors, the Chairman and CEO and other executive officers. The number of shares of common stock of the Company shown as being beneficially owned by each Director nominee or incumbent Director includes those over which he or she has either sole or shared voting or investment power.

Nominees for Directors to be Elected
Andrew E. Goebel
Mr. Goebel, 73, was elected to the Board in 2000. He is Chairman of the Finance and Corporate Development Committee and is an “Audit Committee Financial Expert” as defined by the SEC. He is a member of the Funds Management Committee and the Enterprise Risk Committee. Mr. Goebel has served as a financial and management consultant since 2003.

Mr. Goebel brings to the Board, among other skills and qualifications, a 34-year career in the energy industry where he served in various capacities including President and Chief Operating Officer of Vectren Corporation from where he retired in 2003. He also has significant experience as a senior executive of a large public company and significant experience in finance.

Mr. Goebel holds a BSBA and an MBA from the University of Evansville. He serves as a director of two privately-held companies headquartered in Southwest Indiana, including South Central, Inc. and Community Natural Gas Company, Inc. He is a member of the Board of Trustees of the University of Evansville and serves in leadership positions for several other nonprofit and civic organizations.

Director Since: 2000 Age: 73 Committees: Enterprise Risk Funds Management Finance and Corporate Development
Jerome F. Henry, Jr.
Mr. Henry, 70, was elected to the Board in 2014. He is a member of the Audit Committee and the Funds Management Committee. Mr. Henry is owner and President of Midwest Pipe & Steel, Inc., a company he founded in 1972 which specializes in steel sales and service, industrial scrap and steel brokerage. He served as a member of the former Tower Bank & Trust Board of Directors from 1999 to 2014. He is a life-long entrepreneur with ownership interests in numerous business enterprises including start-ups and recent turnarounds. Mr. Henry is also president of Paragon Tube Corporation, a manufacturer of steel tubing, headquartered in Fort Wayne, Indiana. He also serves as President of Hartzell Realty Corporation.

Mr. Henry brings to the Board, among other skills and qualifications, extensive experience in management and finance as well as 15 years serving on the Board of Directors of Tower Bank & Trust.

Mr. Henry has been active throughout his business career in various philanthropic activities and has served on the boards of numerous non-profit organizations. He is currently active with Bishop Luers High School, St. Anne Home, St. Joseph Community Health Foundation, Big Brothers Big Sisters and the Fort Wayne Urban Enterprise Association Board.

Director Since: 2014 Age: 70 Committees: Audit Funds Management

Daniel S. Hermann
Mr. Hermann, 63, was elected to the Board in 2020. He is a member of the Audit Committee, the Talent Development and Compensation Committee, the Enterprise Risk Committee, and the Finance and Corporate Development Committee. He is the founding partner of Lechwe Holdings LLC, a family company involved in the startup and investing in companies. He is also a founder of AmeriQual Group, LLC, where he served as CEO from 2005 to 2015.

Mr. Hermann brings to the Board, among other skills and qualifications, over 20 years of management experience with Black Beauty Coal Company. During his years at Black Beauty, he held various titles, including President and CEO. He also has experience in public accounting and was a licensed Certified Public Accountant. Mr. Hermann is deemed to be an “Audit Committee Financial Expert” as defined by the SEC.

Mr. Hermann holds a Bachelor of Science Degree from Indiana State University. He currently serves as Chairman of the Board of Directors of Deaconess Health System. In addition, he serves as a director of General Signals, Hermann Family Foundation, and Foundation for Youth. He is also a director Emeritus of the Boys and Girls Club of Southern Indiana as well as past Chairman of the Evansville Catholic Foundation and past board member of Foresight Energy.

Director Since: 2020 Age: 63 Committees: Audit Enterprise Risk Finance and Corporate Development Talent Development and Compensation
Ryan C. Kitchell
Mr. Kitchell, 47, was elected to the Board in 2018. He is Chairman of the Audit Committee and is deemed to be an “Audit Committee Financial Expert” as defined by the SEC. He is a member of the Funds Management Committee and the Finance and Corporate Development Committee. Until the end of 2019, he served as Executive Vice President and Chief Administrative Officer of Indiana University Health where he previously served as Chief Financial Officer from 2012 to 2016. He served as President of IU Health Plans from 2011 to 2012 and Treasurer of Indiana University Health from 2010 to 2011. Prior to joining Indiana University Health, he worked for Indiana Governor Mitch Daniels. He had previously served in corporate treasury and controllership roles at Eli Lilly and Company.

Mr. Kitchell brings to the Board, among other skills and qualifications, more than five years of service to former Indiana Governor Mitch Daniels, first as Public Finance Director and then as Director of the Office of Management and Budget. In addition, he has over nine years of service with the largest health care provider in the state of Indiana.

Mr. Kitchell holds an economics degree from Indiana University, an MBA from the Tuck School of Business at Dartmouth and has earned the Chartered Financial Analyst (CFA) designation. He serves on several boards including the Indiana Sports Corporation, Mitch Daniels Leadership Foundation, Boy Scouts of America Crossroads Council, the Indiana State Chamber of Commerce PAC, OneAmerica Financial Partners, Cancer Treatment Centers of America and Help at Home.

Director Since: 2018 Age: 47 Committees: Audit Funds Management Finance and Corporate Development

Phelps L. Lambert
Mr. Lambert, 73, was elected to the Board in 1990. He is Chairman of the Funds Management Committee and a member of the Audit Committee, the Governance Committee, and the Finance and Corporate Development Committee. Since 1992, Mr. Lambert has served as Managing Partner of Lambert and Lambert, an investment partnership.

Mr. Lambert brings to the Board, among other skills and qualifications, financial and legal expertise as well as 14+ years serving as COO/CEO of Farmers Bank & Trust Company in Henderson, Kentucky.

Mr. Lambert holds a BA in Political Science from Brown University and a Juris Doctorate from the University of Kentucky. He is a member of the Kentucky Bar Association.

Director Since: 1990 Age: 73 Committees: Audit Corporate Governance and Nominating Funds Management Finance and Corporate Development
Austin M. Ramirez
Mr. Ramirez, 42, was elected to the Board in 2020. He is a member of the Corporate Governance and Nominating Committee and the Culture, Community and Social Responsibility Committee. He is the President and CEO of Husco International, a global engineering and manufacturing company headquartered in Waukesha, Wisconsin.

Mr. Ramirez brings to the Board, among other skills and qualifications, management experience in the engineering and manufacturing business. He has also served as a White House Fellow on the National Economic Council in Washington D.C.

Mr. Ramirez graduated from the University of Virginia with degrees in Systems Engineering and Economics. He also holds an MBA from Stanford Graduate School of Business. He has volunteered on a number of education-focused boards including Teach for America, the Boys and Girls Clubs, the YMCA and the United Performing Arts Fund. He is a co-founder and board member of St. Augustine Preparatory Academy and a founding member of City Reformed Church. Austin has also served as a director of the Greater Milwaukee Committee, Metropolitan Milwaukee Chamber of Commerce and the National Association of Manufacturers.

Director Since: 2020 Age: 42 Committees: Corporate Governance and Nominating Culture, Community and Social Responsibility

James C. Ryan, III
Mr. Ryan, 49, was elected to the Board on May 2, 2019 when he became CEO of the Company. Mr. Ryan was elected Charmain of the Board on January 30, 2020. Prior to beginning his role as CEO, Mr. Ryan was Senior Executive Vice President and CFO of the Company. He has also served the Company as Director of Corporate Development and Mortgage Banking, Integrations Executive and Treasurer. Prior to joining Old National in 2005, Mr. Ryan held senior finance positions at Wells Fargo Home Mortgage and Old Kent Financial Corp.

Mr. Ryan brings to the Board, among other skills and qualifications, extensive bank management experience derived from working over 25 years in the banking industry. Mr. Ryan’s leadership skills, extensive banking experience and knowledge of the Company and its products and services is tremendously valuable to the Board. Mr. Ryan also brings to the Board his ability to develop long-term strategies and find effective and efficient means to implement and communicate those strategies.

Director Since: 2019 Age: 49

Mr. Ryan holds a BA in Business Administration from Grand Valley State University in Allendale, Michigan. He is currently Chair of the Economic Development Coalition of Southwest Indiana, Secretary and Treasurer of the Southwest Indiana Regional Development Authority, a board member for Deaconess Hospital, Inc. and Deaconess health Systems, Inc., a member of the Central Indiana Corporate Partnership, Inc., advisory board member for the Old National Center for Closely Held Business, and an advisory board member of the University of Evansville’s Schroeder Family School of Business Administration.

Thomas E. Salmon
Mr. Salmon, 57, was elected to the Board in 2018. He is a member of the Talent Development and Compensation Committee. Mr. Salmon currently serves as Chairman and CEO of Berry Global, Inc. where he was appointed to the Board of Directors in February 2017. He previously served as Berry Global’s President and Chief Operating Officer since October 2016, served as President of Berry’s Consumer Packaging Division from November 2015 to October 2016, served as President of Berry’s Rigid Closed Top Division from November 2014 to November 2015, and served as President of Berry’s Engineered Materials Division from 2003 to November 2014. He was General Manager for Honeywell Plastics from 2001 to 2003 and Global Sales Director for Allied Signal’s Engineering Plastics and Films from 1999 to 2001. Prior to joining Honeywell/Allied Signal, Mr. Salmon held several positions at GE Plastics and GE Lighting, divisions of General Electric.

Mr. Salmon brings to the Board, among other skills and qualifications, over 20 years in manufacturing which has provided him with extensive experience in management, accounting and finance.

Mr. Salmon holds a Bachelor of Business Administration from Saint Bonaventure University in Western New York. He serves on several boards including the Evansville Regional Business Committee, Golf Gives Back and Signature School.

Director Since: 2018 Age: 57 Committees: Talent Development and Compensation

Randall T. Shepard
Mr. Shepard, 74, was elected to the Board in 2012. He is a member of the Talent Development and Compensation Committee, the Corporate Governance and Nominating Committee, and the chair of the Culture, Community and Social Responsibility Committee. He served twenty-five years as Chief Justice of the Indiana Supreme Court, until his departure in 2012. He brings to the Board the experiences of a career in public sector management, as well as extensive leadership in the non-profit world. Mr. Shepard served as Executive in Residence at the Public Policy Institute of Indiana University’s School of Public and Environmental Affairs from 2012 to 2014. He currently serves as a Senior Judge in the Indiana Court of Appeals.

During 2014-2015, Mr. Shepard was Interim General Counsel of CFA Institute, which educates and tests professionals in investment and finance, conferring the world’s leading credential in those fields. During his judicial career, Judge Shepard served as President of the Conference of Chief Justices and as Chairman of the National Center for State Courts. He was also President of the Appellate Judges Conference, representing seven hundred state and federal judges in the American Bar Association.

Mr. Shepard’s leading avocation has been historic preservation. He was a trustee of the National Trust for Historic Preservation for eleven years and served as Chairman of Indiana Landmarks, Inc. In each of these and other roles, he has acquired some experience in the field of real estate. He has likewise served on many other non-profit boards, including terms as President of The Lampion Center, a family counseling organization based in Evansville. Mr. Shepard earned an A.B. degree cum laude from Princeton University, his J.D. from the Yale Law School, and an LL.M. from the University of Virginia School of Law.

Director Since: 2012 Age: 74 Committees: Talent Development and Compensation Culture, Community and Social Responsibility Corporate Governance and Nominating
Rebecca S. Skillman
Ms. Skillman, 70, was elected to the Board in 2013 and serves as the Company’s Lead Director. She is Chairperson of the Governance Committee and is a member of the Talent Development and Compensation Committee and the Finance and Corporate Development Committee. Ms. Skillman currently serves as Chairman of the Board for Radius Indiana, an economic development regional partnership which represents Crawford, Daviess, Dubois, Greene, Lawrence, Martin, Orange, and Washington Counties in South Central Indiana. She previously served as Senior Advisor of Radius Indiana from July 2016 to December 2016 and she served as CEO of Radius Indiana from February 2013 to July 2016. She serves as an advisor for Bowen Center for Public Affairs, Ball State University, and an advisor for Indiana University’s Center for Rural Engagement.

Ms. Skillman served as the 49th Lieutenant Governor of the State of Indiana from 2005 to 2013 where in addition to her legislative duties as President of the Indiana Senate, she was responsible for leading the Office of Tourism Development, Energy Group and Indiana Housing and Community Development Authority. She chaired the Indiana Counter Terrorism and Security Council, the intergovernmental entity responsible for homeland security. She also served as the Secretary of Agriculture and Rural Development under the state's Department of Agriculture and Office of Rural Affairs.

Ms. Skillman has enjoyed a lifelong career in public service, having served in the Indiana Senate from 1992 to 2004. She brings to the Board expertise and leadership in economic development, administration, community involvement, governmental and political affairs and civil service. Ms. Skillman earned an Associate’s degree/business concentration from Indiana Wesleyan University.

Director Since: 2013 Age: 70 Committees: Corporate Governance and Nominating Talent Development and Compensation Finance and Corporate Development

Derrick J. Stewart
Derrick J. Stewart, 43, was elected to the Board in 2015. He is Chairman of the Talent Development and Compensation Committee and is a member of the Finance and Corporate Development Committee and the Culture, Community and Social Responsibility Committee. Mr. Stewart is President and CEO of the YMCA of Greater Indianapolis. He served as CEO of the YMCA of Southwestern Indiana from 2009 to 2019, and in various other capacities, including Chief Development Officer and Chief Operating Officer, from 2005 to 2009.

Mr. Stewart brings to the Board, among other skills and qualifications, prior banking experience as a loan officer of the Company and extensive experience in managing a nonprofit entity in one of the Company’s largest markets. Mr. Stewart is deeply committed to supporting and encouraging the development of a healthier and more vibrant community and providing opportunities for young people from all walks of life to achieve their potential. Mr. Stewart is a member of the Board of Trustees of the YMCA Retirement Fund and a member of the Board of Directors of the YMCA Employee Benefits Management Committee, and the Mitch Daniels Leadership Fellowship. He is a past member of the YMCA of the USA Board of Directors, where he served on the Financial Development Committee and the International Committee and is past chair of the YMCA of the USA Small and Midsize YMCA Cabinet. He is past President of the Board of the Evansville Regional Airport Authority, and the Public Education Foundation of Evansville, past Vice President of the Evansville Christian School Board, and past member of the Regional Board of Trustees of Ivy Tech Community College. Mr. Stewart worked as a commercial loan officer for Old National Bank from 2004 to 2005.

Mr. Stewart is a graduate of the Indiana University Kelley School of Business with a degree in Business and Finance.

Director Since: 2015 Age: 43 Committees: Talent Development and Compensation Culture, Community and Social Responsibility Finance and Corporate Development
Katherine E. White
Katherine E. White, 54, was elected to the Board in 2015. She is a member of the Governance Committee, the Funds Management Committee and Enterprise Risk Committee. Ms. White is a Brigadier General in the U.S. Army, currently serving in the Michigan Army National Guard as the Deputy Commanding General of the 46th Military Police Command in Lansing, Michigan, since 2019. She is also currently a Professor of Law at Wayne State University Law School in Detroit, Michigan, where she has taught full-time since 1996. Ms. White is also a Regent with the University of Michigan Board of Regents, and she has served in that capacity since 1998.

Ms. White brings to the Board, among other skills and qualifications, extensive experience in law, education, government and military affairs. From 1995 to 1996, Ms. White was a Judicial Law Clerk to the Honorable Randall R. Rader, Circuit Judge U.S. Court of Appeals for the Federal Circuit. From 2000 to 2002, she was appointed by the Secretary of Commerce to serve on the United States Patent and Trademark Office Patent Public Advisory Committee. She was also appointed by the Secretary of Agriculture to the U.S. Department of Agriculture’s Plant Variety Protection Office Advisory Board serving from 2004 to 2008, 2010 to 2012 and 2015 to 2020. From 2003 to 2014, she was a market board member at United Bank and Trust in Ann Arbor, MI. She is a current board member of Alta Equipment Group, Inc. (a public company).

Ms. White received her B.S.E. Degree in Electrical Engineering and Computer Science from Princeton University, a J.D. Degree from the University of Washington, a LL.M. Degree from the George Washington University Law School, and a Master’s Degree in Strategic Studies from the U.S. Army War College. In addition, Ms. White is a Fulbright Senior Scholar, a White House Fellow 2001 to 2002, and a Registered Patent Attorney.

Director Since: 2015 Age: 54 Committees: Corporate Governance and Nominating Funds Management Enterprise Risk

Linda E. White
Ms. White, 71, was elected to the Board in 2008. She is Chairperson of the Enterprise Risk Committee and is a member of the Culture, Community and Social Responsibility Committee and the Finance and Corporate Development Committee. Ms. White serves as Chief Administrative Officer of Deaconess Henderson Hospital. She previously served as an administrator at Evansville-based Deaconess Hospital for 32 years. From 2004 through June 30, 2017, she served as President and CEO for Deaconess Health System, Inc. which operates six acute care hospitals in southwest Indiana. Upon her June 30, 2017 retirement she became President Emerita for Deaconess Health System, Inc. and serves as the Director of Deaconess Foundation in conjunction with an Interim Director.

Ms. White brings to the Board, among other skills and qualifications, extensive experience in management and leadership in the healthcare industry.

Ms. White holds a BS in Nursing and an MBA from the University of Evansville, and a BS in Applied Mathematics from Indiana State University. She is a fellow in the American College of Healthcare Executives. She previously served on the board of Deaconess Hospital and Deaconess Health System. She is past Chairman of the Board of Indiana Hospital Association and VHA Central. She has served on the board of the Boys and Girls Club and is currently a member of the Board of Trustees of the University of Evansville and Rose-Hulman Institute of Technology. She is a member of the Indiana Economic Development Corporation.

Director Since: 2008 Age: 71 Committees: Enterprise Risk Culture, Community and Social Responsibility Finance and Corporate Development
The Board unanimously recommends that you vote “FOR” the election of the thirteen candidates for Director.

Section III – Executive Compensation
Executive Officers of the Company
The executive officers of the Company are listed in the table below. Each officer serves a term of office of one year and until the election and qualification of his or her successor.
Name	Age	Office and Business Experience
James C. Ryan, III	49
CEO of the Company since May 2, 2019, Chairman since January 30, 2020. Previously, Senior Executive Vice President and CFO of the Company from May 2016 to May 2019. Executive Vice President and Director of Corporate Development and Mortgage Banking of the Company from February 2015 to May 2016. Executive Vice President and Director of Corporate Development of the Company from July 2009 to February 2015. Senior Vice President and Integration Executive of the Company from December 2006 to July 2009. Senior Vice President and Treasurer of the Company from March 2005 to December 2006. Vice President at Wells Fargo Home Mortgage from July 2004 to March 2005.

Brendon B. Falconer	45
Senior Executive Vice President and CFO of the Company since May 2019. Previously, Treasurer of the Company from November 2016 to May 2019. Senior Vice President and Director of Credit Operations from March 2013 to November 2016. Loss Share President from January 2012 to March 2013. Vice President and Bank Controller from April 2009 to January 2012.

James A. Sandgren	54
President and Chief Operating Officer of the Company since May 2016. Previously, Executive Vice President and Chief Banking Officer of the Company from April 2014 to May 2016. Executive Vice President and Regional CEO of the Company from May 2007 to April 2014. Executive Vice President and Southern Division Chief Credit Officer from January 2004 to May 2007.

Scott J. Evernham	43
Executive Vice President and Chief Risk Officer of the Company since August 2019. Previously, Executive Vice President, Wealth Management, of the Company from May 2016 to August 2019. President of Old National Insurance from December 2014 to May 2016. Senior Vice President, Assistant General Counsel from October 2012 to December 2014.

Jeffrey L. Knight	61
Executive Vice President and Chief Legal Counsel of the Company since December 2004, and Senior Vice President of the Company from 2001 to 2004. Corporate Secretary of the Company since 1994 and General Counsel of the Company from 1993 to 2004.

Daryl D. Moore	63
Senior Executive Vice President and Chief Credit Executive of the Company since May 2016. Previously, Executive Vice President and Chief Credit Officer of the Company from 2001 to 2016, and Senior Vice President of the Company from 1996 to 2001.

Kendra L. Vanzo	54
Senior Executive Vice President, Chief Administrative Officer of the Company since March 2021. Executive Vice President, Chief Administrative Officer of the Company from January 2020 to March 2021. Executive Vice President and Chief People Officer from May 2018 to January 2020. Executive Vice President, Associate Engagement and Integrations Officer from June 2014 to May 2018. Executive Vice President and Chief Human Resources Officer from January 2010 to June 2014. Senior Vice President and Chief Human Resources Officer from March 2007 to January 2010.

Talent Development and Compensation Committee Matters
The Board appoints the members of the Talent Development and Compensation Committee (“Compensation Committee”). The Compensation Committee is currently composed of five non-employee Directors, each of whom is independent from management and the Company (as independence is currently defined in the NASDAQ listing requirements and in the Company’s Corporate Governance Guidelines). No member is eligible to participate in any management compensation program.
Compensation Committee Charter
The Compensation Committee operates pursuant to a written charter. A copy of the Compensation Committee’s charter is available on our website, www.oldnational.com, under the Investor Relations/Corporate Governance link. As required by the charter, the Compensation Committee reviews its charter annually and conducts an annual performance evaluation, the results of which are discussed with the Compensation Committee members and shared with the Company’s Governance Committee.
Compensation Consultant
The Compensation Committee has the sole authority to hire outside compensation consultants to advise it on the structure and amount of compensation of the executive officers and non-employee Directors. For 2020 compensation decisions, the Compensation Committee retained Willis Towers Watson (“WTW”) to provide analyses and advice regarding executive compensation, as described further in this report.
The WTW consultant who performs these services reports directly to the Committee Chairman. With consent of the Compensation Committee Chairman, WTW may, from time to time, contact the Company’s executive officers for information necessary to fulfill its assignments and may make reports and presentations to and on behalf of the Compensation Committee that the executive officers also receive. All of the decisions with respect to determining the amount or form of executive compensation under the Company’s executive compensation programs are made by the Compensation Committee and may reflect factors and considerations other than the information and advice provided by WTW. To the extent that the outside consultant’s work involves Director compensation, that work is shared with the Governance Committee, which is responsible for reviewing and making recommendations to the Board regarding Director compensation and benefits.
Scope of Responsibilities
The Compensation Committee is responsible for approving and evaluating the Company’s employee compensation and benefit programs, ensuring the competitiveness of those programs, and advising the Board regarding the talent development and succession management of key executives of the Company. The Compensation Committee is responsible for annually reviewing, approving, and recommending to the Board for its approval all elements of the compensation of the CEO and other executive officers who report directly to the CEO. The Compensation Committee is also responsible for determining awards to employees of stock or stock options pursuant to the Old National Bancorp Amended and Restated 2008 Incentive Compensation Plan
Compensation Committee Interlocks and Insider Participation
During the fiscal year ended December 31, 2020, there were no compensation committee interlocks or insider participation.
Assessing Risk in Compensation
Our compensation programs do not use highly leveraged incentives that drive risky short-term behavior. Our compensation programs are designed to reward our executives for the achievement of short-term and long-term strategic and operational goals and the achievement of increased total shareholder return, while at the same time avoiding the encouragement of unnecessary or excessive risk-taking. With the balance of compensation distributed among annual salary, short-term incentive and long-term equity awards, no particular element of compensation is excessively weighted versus other elements. In addition, the use of multiple Performance Measures in the short-term and long-term incentive plans ensures that executives must excel in a number of areas – rather than simply maximizing performance on a single performance measure – in order to earn their variable compensation.

In addition, we operate stock ownership requirements and a Bonus Recoupment Policy that provide a strong incentive to ensure the Company is managed with a long-term view and helps to ensure that Company management avoids excessive risk taking in the short-term.
Our Compensation Committee reviewed the relationship between our risk management policies and practices and the incentive compensation provided to the NEOs at its April 16, 2020 meeting. After review with the Company’s Chief Risk Officer and representatives of WTW, the Compensation Committee determined that our incentive compensation programs do not encourage unnecessary and excessive risk taking.
Compensation Committee Report
The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of SEC Regulation S-K with management and, based on such review and discussions, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement.
Submitted by,
Members of the Compensation Committee
Derrick J. Stewart, Chairman
Daniel S. Hermann
Thomas E. Salmon
Randall T. Shepard
Rebecca S. Skillman

Compensation Discussion and Analysis
Overview
This Compensation Discussion and Analysis describes the key principles and approaches used to determine the compensation earned by our Chairman and CEO, CFO, and our three other executive officers employed at the end of 2020 who were most highly compensated for 2020. Detailed information regarding the compensation of these executive officers, who are referred to as “Named Executive Officers” or “NEOs”, appears in the tables following this Compensation Discussion and Analysis. This discussion should be read in conjunction with those tables.
The following are the individuals who served as our Named Executive Officers for the fiscal year ended December 31, 2020:

James C. Ryan, III Chairman and CEO	Brendon B. Falconer Chief Financial Officer	James A. Sandgren President and Chief Operating Officer	Jeffrey L. Knight Chief Legal Counsel	Kendra L. Vanzo Chief Administrative Officer
This Compensation Discussion and Analysis consists of the following parts:
•	Executive Summary
•	Review of 2020 Advisory Vote on Executive Compensation
•	Responsibility for Executive Compensation Decisions
•	Compensation Philosophy and Objectives
•	Role of Executive Officers in Compensation Decisions
•	Compensation Committee Procedures
•	Setting Executive Compensation for 2020
•	Changes in Executive Compensation in 2021
Executive Summary
Pay for Performance in 2020. We seek to closely align the interests of our NEOs with the interests of our shareholders. Our compensation programs are designed to reward our NEOs for the achievement of short-term and long-term strategic and operational goals and the achievement of increased total shareholder return, while at the same time avoiding the encouragement of unnecessary or excessive risk-taking. Our NEOs’ total compensation is comprised of a mix of base salary, annual cash incentive awards and long-term incentive awards paid in equity. These compensation components, combined with our stock ownership guidelines and recoupment policy, extend the time horizon beyond the vesting and/or performance periods and provide balance between rewarding short-term and long-term performance.
The Company’s financial performance remained strong in 2020. As more fully described in “Management’s Discussion and Analysis of Financial Conditions and Results of Operations” in our Annual Report on Form 10-K, the Company took certain actions in 2020 to position the Company for future growth.

Throughout 2020, the Company continued the execution of its strategic plan (“The ONB Way”), which has various detailed business objectives designed to keep the Company’s clients at the center of all we do. The ONB Way includes:
•	Realigning the organization into clearly defined segments to align leaders and relationship managers with the client segment they can best serve (while not wavering on our commitment to community);
•	Deepening client relationships through integrated Commercial, Community Banking, and Wealth teams;
•	Simplifying and improving the end-to-end banking/borrowing journey while adhering to strong risk management principles;
•	Creating a new Wealth Division that combines wealth management, investments, and private banking for a simplified, highly consultative client experience firmly rooted in financial planning; and
•	Investing in our operational and information technology infrastructure to meet our clients “where they are” and ensure that we keep pace with technology and client digital expectations.
During 2020, we executed The ONB Way transformation, delivered on the run rate expense savings, began the implementation phase of our planned revenue initiatives, and participated in the CARES Act Paycheck Protection Program (“PPP”). As of December 31, 2020, Old National had originated over 9,700 PPP loans with balances in excess of $1.5 billion to new and existing customers through the PPP. The Company’s management was able to service the 9,700 customers of the Company within an expedited timeframe during a catastrophic worldwide pandemic. The ONB Way implementation in 2020, the PPP loans, and other management initiatives focused on organic growth and other efficiency efforts resulted in record results in 2020 as evidenced by the following 2020 highlights:
•	record commercial loan production of $3.5 billion;
•	record capital markets revenue of $22.5 million;
•	record mortgage production of $2.2 billion;
•	record organic core deposit growth of $2.6 billion;
•	net income of $226.4 million;
•	disciplined approach to credit risk management during the pandemic reflected in our strong credit quality metrics, with low net charge-offs to average loans of .02%;
•	continued progress in expense management, achieving an Efficiency Ratio of 62.91%; and
•	achieved diluted earnings per share of $1.36.
These strong financial results in 2020 contributed to the Company’s Total Shareholder Return (“TSR”), outpacing other U.S. banks in the Company’s Peer Group, with Old National reporting a positive return of 4.5% and peers performing at a decline of -12.8% for the three years ending December 31, 2020.
In addition to a strong three-year TSR performance, the Company’s adjusted one-year return on average tangible common equity (“ROATCE”) of 14.96% was top quartile performance within the Company’s peer group.
This outstanding 2020 performance which translated into strong returns for our shareholders and is reflected in variable compensation outcomes for the year, demonstrating our commitment to pay for performance:
•
Short-term incentives were earned at 150% of target, the maximum opportunity available, driven by above target performance in earnings per share (“EPS”), return on average tangible common equity (“ROATCE”) and Efficiency Ratio that exceeded the maximum performance goals set. See Annual Incentive Compensation beginning at the bottom of page 34.

•
Performance-based restricted stock units granted in 2018 with a three-year performance period ending on December 31, 2020, were earned at 123.5% of target, out of the maximum opportunity of 150% of target, driven by above target performance in relative TSR and relative ROATCE. See Performance-Based Restricted Stock Units beginning on page 36 for additional details.

Executive Compensation Framework in 2020. There are three core elements of our executive compensation framework reflecting short and long-term performance horizons:
Compensation Element and Purpose	Key Features
Base Salary Fixed compensation for performing the responsibilities associated with an executive’s position	•	Set with reference to market data, role scope, changes in duties, individual performance and experience
	•	Informed by market data for similar positions at other peer group companies, generally targeted at median
	•	Reviewed annually with changes effective in April

Annual Incentive Compensation Reward short-term financial and operational performance	•	Variable cash incentive
	•	Target value aligned to similarly situated executives within peer group
	•	Capped at 150% of target; 50% of target paid for threshold performance
	•	Target opportunities expressed as a percentage of salary as follows:

		NEO	2020 Target
		Chairman and CEO	115%
		CFO	75%
		President and Chief Operating Officer	75%
		All other NEOs	50%

	•	2020 awards based on EPS (60%), ROATCE (20%) and Efficiency Ratio (20%)
	•	Subject to recoupment policy

Long-Term Incentive Compensation Align executive interests with those of our shareholders over the long-term, incentivize sustainable share price growth and retain talent	•	Variable equity incentive
	•	Awarded as a combination of Performance-Based Restricted Stock Units and Service-Based Restricted Stock Units:

		NEO	2020 Equity Mix
			Performance- Based	Service- Based
		Chairman and CEO	75%	25%
		All other NEOs	75%	25%

	•	Target value aligned to market median within peer group
	•	Capped at 150% of target; 25% of target paid for threshold performance
	•	Target opportunities expressed as a number of shares as follows:

		NEO	Target
		Chairman and CEO	80,000
		CFO	20,000
		President and Chief Operating Officer	35,000
		All other NEOs	15,000

	•	Performance-Based Restricted Stock Units based on three-year ROATCE (50%) and three-year TSR (50%) relative to our Peer Group
	•	Service-Based Restricted Stock Units vest in three approximately equal installments over three years
	•	Subject to recoupment policy

Performance metrics are selected given their alignment to long-term value creation and our areas of strategic focus.
Measure	Why it Matters
One-Year Performance Measures
EPS	Indicates the overall profitability of the company.
Return on average tangible common equity (ROATCE)
ROATCE is a key factor to long-term profitable growth due to the strong correlation of higher ROATCE to higher market price-to-tangible book value valuations for common stock of publicly traded bank holding companies.

Efficiency Ratio	Provides focus on expense management.
Three-Year Performance Measures
Relative ROATCE
Operational performance measure with clear line of sight to participants, while also being aligned with long-term shareholder value creation. Measuring over a three-year period against our peer group assesses our success of sustaining multi-year outperformance.

Relative TSR	Clear alignment with shareholder interests and our ability in delivering strong relative value creation.
We believe that our compensation program builds upon the Company’s compensation governance framework and our overall pay-for-performance philosophy, which are demonstrated by the following:
COMPANY’S COMPENSATION PROGRAM – BEST PRACTICES IMPLEMENTED
✔
Long Term Performance Based Compensation
We award a significant portion of our long-term incentive compensation in the form of performance-based restricted stock units, which vest over a three-year period only upon the achievement of specific goals. With a three-year vesting period, we hope to more closely align our NEOs’ incentives with the long-term interests of shareholders.
		✔	Lack of Gross-Up
Our employment agreements do not provide for:
• Tax gross-ups on severance benefits; or
• Tax gross-ups on perquisites
✔
Clawback Policy
We have a Bonus Recoupment Policy which provides our Board with authority to recover a bonus or other incentive payout paid to any executive officer in the event there is a material restatement of the Company’s financial results.
		✔	Shareholder Advisory Vote Each year, shareholders provide an advisory “say on pay” vote.
✔	Rigorous Stock Ownership Guidelines NEOs are required to own certain minimum amount of stock depending upon their salary.	✔	Internal Pay Equity We consider a person’s responsibilities, skill level and effort in relation to other similarly-situated NEOs when making compensation determinations.
✔
Responsible Employee Ownership
We prohibit Company personnel, including the NEOs, from engaging in any short-term, speculative transactions with respect to Company securities, including purchasing securities on margin, engaging in short sales, buying or selling put or call options and trading in options.
		✔	Hedging and Pledging Prohibition Policy Our policy prohibits our Directors, NEOs and other key executive officers from hedging and pledging, as more fully described on page 40.
✔	A Well-Informed Compensation Committee The Compensation Committee uses tally sheets that provide information as to all compensation that is available at target performance levels to our NEOs.	✔	Independent Compensation Consultant The Compensation Committee engages a consultant for aid in determining executive compensation that does not provide any services to management.
✔	Risk Based Compensation Our Compensation Committee oversees the ongoing evaluation of the relationship between our compensation programs and risk management.	✔	Annual Risk Assessment The Compensation Committee annually reviews the risk associated with executive compensation.

We encourage you to read this Compensation Discussion and Analysis for a detailed discussion and analysis of our executive compensation program, including information about the fiscal 2020 compensation of the NEOs.
Review of 2020 Advisory Vote on Executive Compensation
At our 2020 Annual Meeting, our shareholders had the opportunity to provide an advisory vote on the compensation paid to our NEOs, more commonly referred to as a “say-on-pay” vote. Ninety-eight percent of the votes cast by our shareholders were in favor of the compensation provided to our NEOs. This result affirmed majority shareholder support of our approach to executive officer compensation, and informed the Compensation Committee’s discussions during the year, which resulted in no significant change.
In addition, in recognition of the Board’s and shareholders’ majority preference expressed at the 2017 meeting, the Compensation Committee recommended, and the Board approved, an annual non-binding “say-on-pay” vote to occur at each annual shareholder meeting (see page 65), so that any shareholder concerns about executive pay can be acknowledged and considered in the timeliest manner. The Compensation Committee will continue to consider the results from this year’s say-on-pay advisory vote and future advisory votes on executive compensation and any related feedback received from our shareholders via other channels.
Responsibility for Executive Compensation Program
Subject to full Board approval, the Compensation Committee of our Board is responsible for establishing and implementing our general executive compensation philosophy and determining the compensation for all of our executive officers reporting directly to the Chairman and CEO, including our NEOs. The Compensation Committee’s charter permits the Compensation Committee to delegate authority to subcommittees. In 2020, the Compensation Committee made no delegation of its authority over compensation matters relating to our NEOs.
Compensation Philosophy and Objectives
Through our compensation program for executive officers, we strive to attract and retain superior executives in a highly competitive environment and provide financial incentives that align our executive officers’ interests with those of our shareholders. This philosophy and its objectives are generally consistent over time, accommodating modifications as economic and business conditions change to ensure continued alignment.
The Compensation Committee believes that the primary components of each executive officer’s compensation should be a competitive base salary and incentive compensation that rewards the achievement of annual and long-term objective performance goals. The Compensation Committee also believes stock ownership is important because it aligns our executives’ interests with those of our shareholders. Thus, equity compensation represents a significant element of each executive officer’s potential compensation.
The Board intends to continue to reward management’s performance with cash and equity compensation based on a philosophy and belief that the strong operating fundamentals in the Company will be reflected in earnings growth and eventual stock price appreciation. It is in this context that certain actions were taken by the Board to reward executive management for 2020 performance and to establish incentive goals for 2021.
Role of Executive Officers in Compensation Decisions
The Compensation Committee reviews, approves, and recommends to our full Board each element of compensation for the executive officers reporting directly to the CEO, including all NEOs. The Compensation Committee considers the recommendations of the CEO in determining the base salary, annual incentive compensation and long-term incentive awards for each of the executive officers of the Company other than the CEO, but ultimately the Committee makes all determinations in its discretion as to final pay outcomes. Together with the Compensation Committee, our CEO annually reviews the performance of each of our other executive officers, the compensation of each executive officer, including base salary, annual incentive compensation and long-term incentive awards and makes recommendations to the Compensation Committee regarding the compensation of those officers for the following year. The Compensation Committee Chairman annually reviews our CEO’s compensation with representatives from the compensation consultant (in conjunction with an annual performance review led by the Company’s non-executive Chairman or Lead Director) and makes recommendations to the Compensation Committee regarding the CEO’s compensation for the following year. The CEO is not involved in the final determination regarding his own compensation, and all decisions with respect to the CEO’s compensation are made in executive session of the Compensation Committee, without the CEO present.

Committee Procedures
The Compensation Committee considers the information provided by its independent advisor, including compensation reports and recommended best practices as a baseline for establishing targeted total compensation, principal compensation components, and determining the allocation of total potential compensation components for each NEO and other executives in the Company. The Company seeks to establish total compensation, base salaries, annual incentive compensation, and long-term equity incentive compensation for each position at the median for the peer group, if targeted performance is achieved, and at or near the 75th percentile of the peer group, if exceptional performance is achieved. The Compensation Committee also seeks to allocate potential total compensation among base salary, annual incentive compensation, and longer-term incentive compensation in proportions that reflect peer group practices.
The Compensation Committee requested proposals from various firms in 2019 and elected to retain WTW to assist the Compensation Committee in evaluating the executive compensation program for 2020. The Compensation Committee reviewed its relationship with WTW and concluded that WTW was independent and free of any conflicts of interest in regard to the advice it provided the Compensation and Governance Committees.
The following is a description of the services WTW provided to the Compensation Committee to assist it in establishing compensation for the NEOs and other members of management for 2020:
•	assessed the competitiveness of our compensation packages for executive officers;
•	analyzed our business performance over one-year and three-year periods; and
•	evaluated the relationship between executive officer pay and our performance.
In examining our business performance, WTW focused on the Company’s relative performance in three key metrics, including total shareholder return (“TSR”), return on assets (“ROA”), and return on equity (“ROE”).
In evaluating the competitiveness of our compensation levels for NEOs and other members of management, WTW gathers pay and performance data from a peer group of publicly-traded financial services companies that includes a broad representation of regional banks within the Company’s region of operation and which are similar in asset size to the Company. WTW selects the peer group with input from the Compensation Committee. The Compensation Committee considers the peer group data when evaluating the compensation for all of the NEOs. The composition of the peer group may be amended from year to year to take account of mergers, acquisitions, and other changes that make a company more or less appropriate for inclusion. The Compensation Committee has at times in the past removed companies from the peer group because the companies’ asset sizes were deemed by the Compensation Committee to not be representative of the other companies in the group and in excess of the Company’s asset size. For 2020, WTW recommended that the Company use the Peer Group as discussed below.
Under SEC disclosure rules, companies generally limit executive compensation disclosure to their most highly compensated executive officers. To determine competitive pay for these positions, WTW uses data from publicly filed documents as well as data from its proprietary market surveys. For the remaining executives, WTW uses data from its proprietary market surveys only. The market surveys include a broader range of companies and do not provide company-specific information. The survey data is used as a general reference and is one of a number of factors considered in determining where pay is actually set.
For 2020 compensation decisions, our publicly traded peer group consisted of the following 18 bank holding companies which had asset sizes ranging from $12.1 billion to $33.6 billion, with a median asset size of $23.5 billion:
Associated Banc-Corp	First Midwest Bancorp, Inc.	UMB Financial Corporation
BancorpSouth Bank	Fulton Financial Corporation	Valley National Bancorp
Bank OZK	Great Western Bancorp, Inc.	Western Alliance Bancorporation
Commerce Bancshares, Inc.	Hancock Holding Company	Wintrust Financial Corporation
Cullen/Frost Bankers, Inc.	IBERIABANK Corporation
F.N.B. Corp.	TCF Financial Corporation
First Financial Bancorp	Trustmark Corporation

In 2020, the Compensation Committee undertook a review of the compensation peer group to be used for 2021 compensation decisions. Based on an agreed set of revised factors for assessing peer relevance, namely size, product scope, geographic scope, and competition for talent, and a recommendation from WTW, an adjusted 19-company peer group for fiscal year 2021 was approved.
Retained Peer Companies		New Peer Companies
Associated Banc-Corp	Hancock Holding Company	Cadence Bancorporation
BancorpSouth Bank	TCF Financial Corporation	Umpqua Holdings Corporation
Bank OZK	Trustmark Corporation	Webster Financial Corporation
Commerce Bancshares, Inc	UMB Financial Corporation
F.N.B. Corp.	Valley National Bancorp	Removed Companies
First Financial Bancorp First Midwest Bancorp, Inc Fulton Financial Corporation	Western Alliance Bancorporation Wintrust Financial Corporation	Cullen/Frost Bankers, Inc. IBERIABANK Corporation
Great Western Bancorp, Inc.
In making its recommendations to the Compensation Committee regarding executive officer compensation in 2020, WTW reviewed the compensation practices and performance of the peer companies and discussed our performance and strategic objectives with our Chairman and CEO, CFO, and Chief Administrative Officer. In January 2020, WTW provided the Compensation Committee with a detailed written report regarding our executive compensation structure, its competitiveness relative to the peer group companies, and the alignment of our executive pay with the Company’s performance. Over periods of one year and three years, the Company improved on an absolute basis and relative to peers in ROA and ROE. On a three year basis, the Company’s stock performance was at the 80th percentile relative to peers. Target compensation levels were positioned below median. As a result of this review the Compensation Committee approved changes to 2020 base salary as described on page 34.
Executive Compensation in 2020
Pay Mix. In establishing the 2020 compensation for our executive officers, the Compensation Committee:
•	analyzed the compensation levels of comparable executive officers in the peer group;
•	determined a mix of base salary and cash incentive opportunity, along with an equity position to align our executive officers’ compensation with our performance and leadership accomplishments;
•	assessed our executive officers’ performance; and
•	assessed our financial and business results relative to other companies within the banking industry as well as to our own past performance and financial goals.
The principal components of each executive officer’s compensation used by the Compensation Committee to reward, align and retain our named executives are:
•	base salary;
•	annual incentive compensation; and
•	long-term equity incentive compensation.
In general, we strive to target the percentage that each of these components bears to the total compensation for our executive officer group as a whole, assuming the achievement of targeted performance, to approximately the corresponding percentages for the peer group. Based on the advice of our independent advisor, our pay mix is more performance-oriented than our peers.
In structuring our long-term incentive awards to our Chairman and CEO and the other NEOs, we emphasize the use of performance-based equity awards with 75% of the long-term incentive awards being performance-based. The actual mix of these components for each individual executive officer varies, depending on our evaluation of the executive officer’s responsibilities, the percentage of the executive officer’s compensation that should be at risk, and the reasonable potential compensation in light of that risk.
2020 Cash Compensation. The only elements of our executive officers’ compensation that we pay in cash are base salary and annual incentive compensation. For 2020, we paid the following cash compensation to our NEOs:

2020 Executive Officers’ Cash Compensation
Names	Base Salary ($)	Non-Equity Incentive Plan Compensation(1) ($)	Total Cash Compensation ($)
James C. Ryan, III Executive Chairman and CEO	807,692	1,393,269	2,200,961
Brendon B. Falconer Senior EVP and CFO	424,615	477,692	902,307
James A. Sandgren President and Chief Operating Officer	537,308	604,472	1,141,780
Jeffrey L. Knight EVP and Chief Legal Counsel	391,577	293,683	685,260
Kendra L. Vanzo Senior EVP and Chief Administrative Officer	341,923	256,442	598,365
(1)	The Bonus was awarded based on 2020 performance and will be paid on March 12, 2021
Base Salary. Base salary is the only component of compensation that is not subject to the achievement of performance or vesting criteria. Base salary is designed to provide a fixed level of cash compensation for performing the responsibilities associated with an executive’s position. We establish base salary ranges for each position based on the ranges for similar positions at other peer group companies. In general, we target base salary ranges at the median for the peer group. We review base salaries annually and we adjust them in April of each year to take into account such factors as market changes, changes in duties, individual performance, and experience.
In assessing Mr. Ryan’s performance for 2020 compensation decisions, the Compensation Committee considered the role Mr. Ryan played in selecting and leading the management team in the execution in 2019 of The ONB Way strategic plan. The Compensation Committee determined that Mr. Ryan’s leadership skills and financial acumen within the Company were significant contributors to the Company’s success during the year, which set a record for the Company’s financial performance. These accomplishments, and the fact that Mr. Ryan’s base salary lagged significantly behind the median of peers, were considered by the Compensation Committee in its decision to increase Mr. Ryan’s base salary for 2020.
In assessing the performance of Messrs. Falconer, Sandgren and Knight, and Ms. Vanzo, Mr. Ryan subjectively evaluated their contributions to the strategic, operational and financial performance of the Company in 2019. Messrs. Falconer, Sandgren and Knight, and Ms. Vanzo met or exceeded the performance expectations set for them for 2019, and based on Mr. Ryan’s recommendation, the Compensation Committee increased their base salaries in 2020.
Named Executive Officer	2020 Base Salary ($)	Effective Date
James C. Ryan, III Chairman and CEO	825,000	First payroll date in April 2020
Brendon B. Falconer Chief Financial Officer	435,000	First payroll date in April 2020
James A. Sandgren President and Chief Operating Officer	550,000	First payroll date in April 2020
Jeffrey L. Knight EVP and Chief Legal Counsel	400,000	First payroll date in April 2020
Kendra L. Vanzo Senior EVP and Chief Administrative Officer	350,000	First payroll date in April 2020
Annual Incentive Compensation. Our practice is to award cash incentive awards based on our achievement of pre-established objective performance goals. The objective of awarding annual incentive compensation is to reward short-term financial and operational performance. The Old National Bancorp Amended and Restated 2008 Incentive Compensation Plan, which includes the Short-Term Incentive Compensation Plan or “STIP”, and which was approved by shareholders in 2008, amended and restated as of May 10, 2012, further amended and restated as of April 27, 2017, and upon approval of the shareholders at this Annual Meeting, will be further amended as of April 29, 2021 (the “Old National Bancorp Amended and Restated 2008 Incentive Compensation Plan”), is intended to be our primary vehicle for awarding such incentives. The STIP does not preclude us from making discretionary bonus payments or special awards to STIP participants outside of the STIP. In establishing performance goals for 2020, the Compensation Committee made a determination at the beginning of 2020 to exclude certain charges associated with acquisitions and branch closings that occurred in 2020 and charges related to the implementation of The ONB Way Strategic Plan. The Compensation Committee also made a determination to exclude charges incurred as a result of any GAAP charges deemed non-recurring and certain severance charges.
The amount of cash incentive payments under the STIP is based entirely on target incentive potentials and the achievement of the performance goals established by the Compensation Committee at the beginning of the year. Actual payout levels are determined by the Compensation Committee after evaluating performance through the end of the year and reviewing peer and survey data provided by WTW. The percentage payout levels are consistent with the payout levels paid to similarly situated executives within the Company’s peer group.
The 2020 STIP contains targeted annual incentives and provides an opportunity for participants, including the NEOs, to earn between 50% and 150% of their target opportunities provided certain performance thresholds are met. The Compensation Committee believes having a payout range helps to ensure that pay varies with performance and aligns it with market. No payouts under the STIP will be made for performance below minimum required performance. If threshold is achieved, an incentive payout equal to 50% of targeted incentive level for each of the NEOs will be paid. If the targeted profitability measures are achieved, each of the NEOs will receive 100% of the target incentive payout.
In practice, the Compensation Committee makes recommendations that the Board then approves or adjusts. The Performance Measures, as well as the weighting given to the measures, for the 2020 STIP for Messrs. Ryan, Falconer, Sandgren and Knight and Ms. Vanzo included the following:

The Compensation Committee adopted the performance measures of ROATCE and EPS growth as part of the STIP performance measures for 2020 because of their correlation with creating shareholder value. The Compensation Committee elected to keep Efficiency Ratio as part of the STIP design to ensure management focuses on managing expenses within the Company.
The Compensation Committee established the 2020 potential payouts to each NEO. Under the STIP, the target incentive payout for the Chairman and CEO was established at 115% of base salary. The target incentive payout for the President and Chief Operating Officer was established at 75% of base salary. The target incentive payout for the CFO was established at 75% of base salary, and the target incentive payout for the other NEOs was established at 50% of base salary. The maximum payout under the STIP is 150% of the target incentive payout and is earned only when actual performance significantly exceeds the target.
The 2020 STIP performance and payout results for Messrs. Ryan, Falconer, Sandgren and Knight, and Ms. Vanzo were as follows, resulting in a bonus payout of 150% of target:
	STIP Target	2020 Results	Performance Level	Weight Percentage	Performance Factor
EPS(1)	$1.40	$1.55	150.0%	60%	90.0%
Efficiency Ratio(1)	57.90%	55.58%	150.0%	20%	30.0%
ROATCE(1)	14.21%	14.96%	150.0%	20%	30.0%
Total Percentage Earned					150.0%
(1)	Adjusted for factors approved by the Compensation Committee as described above.

Percentage amounts under the caption “Performance Factor” in the table above reflects the overall percentage of annual incentive compensation earned with respect to each metric after giving effect to the weighting factor applied to the metric and the performance level achieved for that metric. The “Total Percentage Earned” is the sum of the Performance Factors for all metrics.
Long-Term Incentive Compensation. We believe that stock ownership by our executive officers is an important tool for aligning their interests with those of our shareholders over the long-term. Therefore, our long-term incentive compensation consists entirely of equity compensation awards.
In 2020, the awards for the Chairman and CEO and other NEOs consisted of a combination of Performance-Based Restricted Stock Units and Service-Based Restricted Stock. The majority of the value awarded (75%) consisted of Performance-Based Restricted Stock Units, as illustrated below:
Named Executive Officer Long-Term Incentive Compensation
Performance-Based Restricted Stock Units: 75%	Internal Measure: 50% Return percentage of ROATCE relative to peer group measured over a three-year performance period ending December 31, 2022.

External Measure: 50% Total shareholder return relative to peer group measured over a three-year period ending December 31, 2022.
Service-Based Restricted Stock: 25%	Three-Year Annual Vesting: 100% The restricted stock will vest in three approximately equal annual installments over a three-year period ending December 31, 2023.
Each of these forms of award encourages executives to use their best efforts to increase the value of our stock, since the value of the awards increases with the value of our stock. In addition, because an executive officer’s right to an award generally vests over time, such awards provide a valuable retention tool.
Our practice is to determine the dollar amount of equity compensation that we want to provide, based on consultation with the compensation consultant who advises the Compensation Committee concerning current market practices. In general, we seek to pay equity incentive compensation that approximates the median for our peer group if targeted performance is achieved, and the 75th percentile for our peer group if maximum performance is achieved. The Compensation Committee typically makes recommendations regarding equity compensation awards at its first meeting in January of each year, depending upon the availability of the financial results for the preceding year. Typically, these awards are then approved or adjusted by the Board at its next meeting. We make the awards as early as practicable in the year and communicate them to executive officers so that the incentives will be known as early as practicable, thereby maximizing their potential impact. We make equity awards after financial data for the preceding year is available, because this information enables us to refine our expectations for the current year. The proximity of any awards to earnings announcements or other market events is coincidental. Under special circumstances, such as the employment of a new executive or substantial promotion of an existing executive, the Compensation Committee may award equity compensation at other times during the year.
Long-term incentive compensation awards were made on January 30, 2020, pursuant to the Old National Bancorp Amended and Restated 2008 Incentive Compensation Plan. These awards are reflected on the table on page 45 entitled “Grants of Plan-Based Awards During 2020.”
Performance-Based Restricted Stock Units. The Compensation Committee continued the use of performance-based restricted stock units (“PSUs”) in 2020 because their use simplifies the administration of the performance awards, as shares are not actually granted until the end of the performance period and dividends are not paid on the PSUs until the PSUs vest into earned shares. In general, our executive officers will not earn performance-based restricted stock units unless we meet pre-established objective performance criteria for the performance period, and the executive officer remains employed throughout the performance period and any required service period.
Performance-based restricted stock units are earned based on two metrics: total shareholder return (“TSR”) relative to the Company’s Peer Group and three-year return on average tangible common equity (“ROATCE”) relative to the Peer Group. The Committee allocated 50% of the award based on a measure of relative TSR and 50% based on relative ROATCE. The Committee believes that relative TSR ensures that the NEOs’ interests are closely aligned with shareholders. The Committee believes ROATCE is a key factor to long-term profitable growth and returns. There is a strong correlation of higher ROATCE to higher market price-to-tangible book value (“P/TBV”) valuations for the common stock of publicly-traded bank holding companies.
In general, the NEOs must be employed by the Company through the distribution date in order to receive a distribution of any 2020 performance-based restricted stock unit awards earned for the performance measures. However, if the executive officer terminates employment on account of disability or retirement, he or she will be treated the same as if he or she had continued employment.
For each PSU award, we have established threshold, target and maximum performance levels. The actual performance level at the end of the performance period will determine the percentage of PSUs earned. No PSUs will be earned if results are less than the required threshold performance. If target is achieved, all of the units awarded will be earned. If maximum performance is achieved, the number of PSUs earned will multiply by 1.5. Earned PSUs are converted to shares after the performance period has ended and actual results have been evaluated relative to the established threshold, target and maximum performance levels. The following performance goals were approved for 2020 awards:
Measure	Threshold	Target	Maximum
Relative TSR (50%)	25th percentile	50th percentile	80th percentile
Three-Year Relative ROATCE (50%)	25th percentile	50th percentile	80th percentile
Associated Payout	25% of target	100% of target	150% of target
Total Shareholder Return is calculated as the one-month average stock price for the period ending December 2019 compared to the one-month average stock price for the period ending December 31, 2022 for the Company and the Peer Group. The one-month average stock price will be determined by averaging the closing stock price of each day during the one month ending on the applicable December 31, including adjustments for cash and stock dividends. TSR is compared relative to our Peer Group used for compensation purposes as defined on page 32.
ROATCE is calculated by ranking the Company’s performance against peers at the end of the three-year performance period (the “Performance Period”). If the Company’s ROATCE performance level for the Performance Period is greater than or equal to 8.50% but less than 17.61%, the Company’s ROATCE percentile rank in the Peer Group will be determined by interpolating the Company’s percentile ranking between the peers immediately above and below the Company, based on differences in ROATCE, to determine the percentage, if any, of the shares earned under the PSU award. The Company is excluded from the Peer Group for purposes of the calculation.
If the ROATCE performance level for the Performance Period is greater than 17.61%, then maximum performance is achieved, and 150% of the shares shall be issued with respect to each PSU. Achievement below the 8.50% threshold for the Performance Period will result in no payout for the ROATCE award.
Shares received from any earned performance-based restricted stock units must be held until the stock ownership guidelines are met. Dividends earned on vested PSUs accumulated during the performance period, are paid in stock after the end of the performance period and are subject to the holding requirement.
If an executive officer’s employment is terminated on account of death, the target performance criteria will be deemed satisfied, and restrictions on the PSUs will lapse. If the executive officer terminates employment on account of disability or retirement, the executive officer will be treated the same as if he or she had continued employment through the end of the performance period. For the 2020 awards, if there is a Change in Control (as defined in Old National Bancorp Amended and Restated 2008 Incentive Compensation Plan) and the NEO is terminated, then performance-based restricted stock units awarded to the NEO will be paid as if targeted performance had been achieved.
Service-Based Restricted Stock. We grant service-based restricted stock for various reasons: these stock awards create ownership, which aligns the executive’s interests with those of other shareholders; and these awards contribute to the retention of key employees, whose future service is deemed essential to the ongoing success of the Company. In general, with the exception of dividends, an executive officer will not realize value for service-based restricted stock unless the executive officer remains employed during the required service period. If an executive officer terminates employment on account of death, is terminated by the Company without cause, or terminates with good reason following a Change in Control of the Company, restrictions on the stock will lapse. If the executive officer terminates employment on account of disability or retirement, the executive officer will be treated the same as if he or she had continued employment. The service-based restricted stock granted in 2020 will vest in three approximately equal annual installments over a three-year period ending on February 1, 2023. We pay cash dividends on service-based restricted stock to our executive officers during the restricted period. The service-based restricted stock must be held by the NEO until the stock ownership guidelines are met even if the restrictions have lapsed.
In 2020, the Compensation Committee granted service-based restricted stock to the Chairman and CEO and other NEOs in order to encourage ownership of Company stock, align the Company with peer group practices and to ensure the retention of key executive officers in the Company. Twenty-five percent of the total equity award for the Chairman and CEO and other NEOs was in the form of service-based stock in 2020.
Retirement Plans. Until December 31, 2005, we maintained a traditional qualified defined benefit pension plan, known as the Old National Bancorp Employees’ Retirement Plan (“Retirement Plan”). We froze the Retirement Plan as of December 31, 2001, except for employees who were at least age 50 or who had 20 years of credited service as of December 31, 2001. As of December 31, 2005, we froze the Retirement Plan for all remaining employees. We also maintained a nonqualified retirement plan to replace any reduction in benefits under the Retirement Plan due to limitations on benefits under the Internal Revenue Code (“Supplemental Plan”). We also froze the Supplemental Plan as of December 31, 2005. No executive officer will earn further benefits under the Retirement Plan or the Supplemental Plan after 2005, although benefits as of December 31, 2005, are preserved.
In 2016, the Board terminated the Retirement Plan and paid out the proceeds to former and current employees on October 21, 2016. The Supplemental Plan was not terminated.
We continue to maintain a tax-qualified defined contribution plan, known as the Old National Bancorp Employee Stock Ownership and Savings Plan (“Savings Plan”), for eligible employees. The Savings Plan allows employees to make pre-tax and Roth 401(k) contributions. Subject to the conditions and limitations of the Savings Plan, new hires are automatically enrolled in the Savings Plan with an automatic deferral of 6%, unless participation is changed or declined. All active participants receive a Company match of 75 cents on the dollar of the first 4% contributed into the Savings Plan, and 50 cents on the dollar of the next 4% of eligible compensation that is contributed to the Savings Plan. We may also make profit sharing contributions, in our discretion. To receive profit sharing contributions for a year, an employee must have (i) completed at least 1,000 hours of service during the year and (ii) been employed on the last day of the year or retired on or after age 65, died, or became disabled during the year.
We also maintain a nonqualified deferred compensation plan, known as the “Executive Deferred Compensation Plan,” for a select group of management employees designated by the Compensation Committee. All executive officers are eligible to participate in the plan. An executive officer may elect to defer up to 25% of his or her regular compensation, and up to 75% of his or her annual bonus under the STIP, in which case the deferral amount will be credited to his or her plan account. The Executive Deferred Compensation Plan applies the same matching formula that is used for the Savings Plan. We provide matching contribution credits under the plan, reduced by any matching contributions under the Savings Plan. In addition, we may provide discretionary contribution credits to make up for any reduction in discretionary profit-sharing contributions under the Savings Plan due to Internal Revenue Code contribution limits applicable to tax-qualified retirement plans. We did not provide discretionary credits for 2020.
We credit an executive officer’s plan account with earnings based on the hypothetical earnings of an investment fund consisting of Company stock, the return on a recognized market index selected by the Compensation Committee, or a combination of the two, as elected by the executive officer. For the market index fund, we use a Bloomberg index, which approximates the risk and return associated with a diversified high-quality corporate bond fund. The earnings credited under the Executive Deferred Compensation Plan could be in excess of earnings that would have been credited using the applicable federal long-term rate. Any excess earnings are reported in column (h) of the Summary Compensation Table on page 43.
All amounts paid under the Executive Deferred Compensation plan are paid from our general assets and are subject to the claims of our creditors. Except in the case of financial emergency, an executive officer’s benefits under the plan may not be distributed until after termination of employment. In general, an executive officer may elect to receive plan benefits in a lump sum or in annual installments over two to ten years.
Employment Arrangements. We have entered into employment agreements or severance and change in control agreements with each of the NEOs (referred to collectively as “employment agreement(s)” or “agreements”). The employment agreements provide for:

•
No Gross-up on Severance Benefits - The Company has adopted a “best after-tax provision” whereby the executive receives the full 280G payment and has the responsibility for any excise tax, or the payment is reduced to the safe harbor amount, whichever will put the executive in the best after-tax position with the most compensation and income.

•
No Gross-up on Perquisites - There will be a continuation of benefit coverage to be provided by the Company for the requisite number of months. However, any tax resulting from these payments will be the executive’s responsibility.

•
No Walk Away Provision - The Company has eliminated the ability of the executive to voluntarily terminate his or her employment within 12 months of a Change in Control without good reason. The executive will continue to have the right to terminate employment within 24 months of a Change in Control with good reason and receive severance and other benefits.

These agreements were adopted after reviewing prevailing market and developing executive compensation best practices. Under each of their respective agreements, the NEOs are entitled to a base salary, incentive compensation (both cash and equity) and other employee benefits as determined by the Board. Based on information provided by the Compensation Committee’s compensation consultant, the Committee determined that the benefits, including the various multiples of components of compensation, were within the market range for such payouts and benefits. The Committee regularly reviews the Company’s employment agreements and uses peer data to determine whether these arrangements are consistent with prevailing market practices.
Pursuant to the employment agreements, we are generally obligated to pay certain non-change in control severance benefits to the NEO, if we terminate his or her employment without cause, or the executive resigns within 90 days after we have taken certain actions that adversely affect him or her. An NEO must satisfy the terms of the agreement, including its non-solicitation and non-compete provisions, to receive his or her severance benefits.
The employment agreements also provide for change in control severance benefits for each NEO. The Company is required to pay change in control severance benefits if, within two years following a change in control (as defined in the agreements), we terminate the NEO’s employment for a reason other than “Cause” or the NEO’s disability, or if the executive resigns within two years after a change in control after we have taken certain actions detrimental to the NEO.
The Compensation Committee believes that the employment agreements, which include change in control severance benefits, assure the fair treatment of the NEOs in relation to their professional careers with the Company by assuring them of some financial security in the event of a change in control. The change in control provision also protects the shareholders of the Company by encouraging the NEOs to continue to devote their full attention to the Company without being distracted by the need to seek other employment following the change in control. The Compensation Committee established the change in control payouts to each of the NEOs after reviewing peer data and consulting with the compensation consultant.
In the Committee’s view, severance benefits, including in the event of a change-in-control, are contingent and operate as a form of insurance rather than a principal component of compensation strategy. In that regard, the Committee does not reduce or otherwise modify compensation elements on the basis of eligibility for severance benefits. The Potential Payments on Termination or Change-in-Control tables on pages 50 through 54 and the discussion of the employment agreements beginning on page 48 set forth the estimated values and details of the termination benefits under various scenarios for each of the NEOs.
Perquisites and Other Compensation. Detailed information regarding perquisites and other compensation is provided in note 5 to the Summary Compensation Table on page 44. In general, we believe that perquisites should not constitute a consequential portion of any executive officer’s compensation. The Company makes available to the NEOs financial counseling services to assist them in obtaining financial planning advice. This benefit is provided to the executives, but the executives pay any tax due on the benefit.
James C. Ryan, III and James A. Sandgren received country club membership allowances of $15,420 and $16,380, respectively, for business development purposes. No other executive received perquisites in excess of $10,000 in 2020. Moreover, certain of the perquisites provided to executive officers also provide a benefit to the Company. For example, executive physicals, which the Company requires annually for the CEO and every other year for the other NEOs, help the Company to assure that executive officers do not postpone addressing health issues that could result in great cost to the Company in lost productivity and covered treatment costs.

Stock Ownership Guidelines. In 2010, the Compensation Committee and Board amended the previously established stock ownership guidelines for the Company’s executive officers, including the NEOs, to make the guidelines more consistent with market practices, and to ensure executives retain a specified percentage of stock of the Company until the target ownership level is achieved and to reduce the risk that stock price volatility could impact the achievement of the target ownership requirement. Under the guidelines, the NEOs are required to hold shares of our stock with a value which is the lesser of the following:
Position or Salary	Target Ownership Guidelines
Chief Executive Officer	5x salary in stock or 200,000 shares
Chief Operating Officer	4x salary in stock or 100,000 shares
Salary equal to or greater than $250,000	3x salary in stock or 50,000 shares
Salary below $250,000	2x salary in stock or 25,000 shares
As of the date of the Proxy Statement, each of the NEOs has met the stock ownership guideline requirement. For purposes of the guidelines, vested in-the-money options, unearned performance-based restricted stock units, unvested service-based restricted stock and phantom shares in the Nonqualified Deferred Compensation Plan are taken into account.
Recoupment Policy. In 2010, the Board adopted a Bonus Recoupment, or “Clawback,” Policy that provides the Board with authority to recover a bonus or other cash or equity incentive paid to any NEO or executive officer in appropriate circumstances where there has been a material restatement of the Company’s financial results. The Board believes that this Policy, along with a requirement that executive officers maintain a significant level of stock ownership in the Company while they are employees, provides significant incentives to help ensure the Company is managed with a long-term view.
Prohibition on Hedging and Pledging. All directors, officers and employees (collectively “Company Personnel”), including family members and anyone designated to engage in securities transactions on behalf of Company Personnel, are prohibited at all times from (a) holding any Company securities in a margin account, or borrowing against any account in which Company securities are held, or pledging Company securities as collateral for loan without the approval of the Chief Legal Counsel; (b) engaging in puts, calls or other derivative transactions relating to the Company’s securities; (c) short-selling securities of the Company; and (d) purchasing any financial instruments (including prepaid variable forward contracts, equity swaps, collars and exchange funds) that are designed to hedge or offset any decrease in the market value of any equity securities of the Company. The foregoing restrictions apply to all securities of the Company owned directly or indirectly by Company Personnel, including securities of the Company owned by family members where the Company Personnel is deemed to beneficially own such securities, and their respective designees. The foregoing restrictions shall not preclude any Company Personnel, their family members or their designees from engaging in general portfolio diversification or investing in broad-based index funds.
Executive Compensation in 2021
In January 2021, based on results of a review by executive management of the compensation program, the Compensation Committee approved certain changes to the program which will be effective in 2021. In this review, the Compensation Committee considered the balance between short and long-term incentives, cash versus stock, revenue and risk metrics and absolute and relative Performance Measures and considered the time horizon of payments versus risks.
In approving these changes, the Compensation Committee and Board recognized the improvements in financial results in 2020 over 2019 even in the midst of an economic downturn caused by a world-wide pandemic, and the fact that 2020 set a record for the Company’s financial performance. The Committee and Board also noted the misalignment of executive compensation with market, finding total cash compensation was positioned below the market median, and in some cases, below the 25th percentile of the peer group driven by lower base salaries and target cash incentives positioned below the market median.

Compensation Element	Changes for 2021
Base Salary	•	Salaries have been reviewed for all NEOs, with changes effective the first pay date in April 2021
	•	Revised salaries take into account the strong performance of the Company, individual performance and the market competitiveness of base salary and total cash compensation
	•
Salaries for all five NEOs, including the Chairman and CEO, were positioned below the market 50th percentile despite the strong performance of the Company versus the Peer Group and our size being broadly aligned to median

	•	The following salaries were approved:

		NEO	December 31, 2020 ($)	First Pay in April 2021 ($)
		James C. Ryan, III Chairman and Chief Executive Officer	825,000	940,000
		Brendon B. Falconer Senior EVP and CFO	435,000	475,000
		James A. Sandgren President and Chief Operating Officer	550,000	565,000
		Jeffrey L. Knight EVP and Chief Legal Counsel	400,000	425,000
		Kendra L. Vanzo Senior EVP and Chief Administrative Officer	350,000	375,000

Annual Incentive Compensation	•
The target opportunity for Mr. Ryan was reduced from 115% to 100% of base salary to better align with peers. The target opportunity for Mr. Sandgren was increased from 75% to 85% to better align with the peer median. The target opportunity for Ms. Vanzo was increased from 50% to 65% of salary to better align with the peer median. Opportunities for the other NEOs were unchanged.

Long-Term Incentive Compensation	•	Target opportunities for NEOs will now be expressed as a value of shares rather than a number of shares.
	•	Upon the recommendation of WTW, the following target opportunities were approved for 2021:

		NEO		Target ($)
		James C. Ryan, III Chairman and Chief Executive Officer		1,700,000
		Brendon B. Falconer Senior EVP and CFO		400,000
		James A. Sandgren President and Chief Operating Officer		640,000
		Jeffrey L. Knight EVP and Chief Legal Counsel		300,000
		Kendra L. Vanzo Senior EVP and Chief Administrative Officer		300,000

Section 162(m) of the Internal Revenue Code was amended by the Tax Cuts and Jobs Act of 2017 to eliminate the tax deduction for performance-based compensation (other than with respect to payments made pursuant to certain “grandfathered” arrangements entered into prior to November 2, 2017) and to expand the group of current and former executive officers who may be covered by the $1 million per year compensation deduction limit per covered employee under Section 162(m). The Compensation Committee intends to continue the pay-for-performance philosophy to awarding executive pay notwithstanding the deductibility limitation of Section 162(m). The Company is seeking shareholder approval of the Old National Bancorp Amended and Restated 2008 Incentive Compensation Plan in connection with this Annual Meeting and will continue seeking shareholder approval of its compensation plans as may be required by applicable law or regulation.

2020 Summary Compensation Table
The table below provides information regarding compensation earned by our Chairman and CEO, CFO, and the other three Named Executive Officers employed at the end of 2020 who were most highly compensated for 2020:
Name and Principal Position	Year	Salary(1) ($)	Bonus ($)	Stock Awards(2) ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation(3) ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings(4) ($)	All Other Compensation(5) ($)	Total ($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
James C. Ryan, III Chairman and CEO	2020	807,692	0	1,424,200	0	1,393,269	0	83,311	3,708,472
	2019	646,154	0	925,588	0	945,937	8,002	47,503	2,573,184
	2018	409,038	0	364,656	0	389,056	0	20,918	1,184,118

Brendon B. Falconer Senior EVP and CFO	2020	424,615	0	356,050	0	477,692	28	21,608	1,279,994
	2019	341,308	0	276,162	0	282,415	2	19,866	919,753
	2018	230,192	0	87,518	0	101,170	0	9,766	428,646

James A. Sandgren President and Chief Operating Officer	2020	537,308	0	623,088	0	604,472	3,176	74,099	1,842,141
	2019	491,538	0	404,588	0	438,010	5,551	59,344	1,399,031
	2018	475,731	0	364,656	0	453,015	0	35,875	1,329,277

Jeffrey L. Knight EVP and Chief Legal Counsel	2020	391,577	0	267,038	0	293,683	3,829	25,468	981,594
	2019	361,423	0	202,294	0	230,046	596	25,901	820,260
	2018	352,423	0	189,621	0	258,150	404	21,652	822,250

Kendra L. Vanzo Senior EVP and Chief Administrative Officer	2020	341,923	0	267,038	0	256,442	0	33,368	898,771
	2019	307,477	0	202,294	0	195,709	10,611	28,107	716,091
	2018	279,885	0	109,399	0	205,016	0	20,030	594,300
(1)	Base salary increases for NEOs are effective in the first pay date of April during the calendar year.
(2)
Stock awards included in Column (e) consist entirely of service-based restricted stock and performance-based restricted stock units granted under the Old National Bancorp Amended and Restated 2008 Incentive Compensation Plan. The grant date value of the awards is as determined under FASB ASC Topic 718. For performance-based restricted stock, the grant date value is based on the number of units that would be earned at target performance. The value of the award assuming the highest level of performance conditions are achieved for the 2018, 2019, and 2020 awards would be: James Ryan ($492,297, $1,328,006, and $1,954,300); Brendon Falconer ($118,151, $372,696, and $488,575); James Sandgren ($492,297, $546,506, and $855,006); Jeffrey Knight ($255,994, $273,253, and $366,431) and Kendra Vanzo ($147,693, $273,253, and $366,431). For the number of shares of service-based and performance-based restricted stock awarded in 2020, please refer to the Grants of Plan-Based Awards Table.

(3)	These amounts reflect incentives earned under the Company’s STIP.
(4)
These amounts reflect the increase of the actuarial present value of the executive’s benefit under our frozen defined benefit plans, plus the amount of the executive’s earnings credit under our Executive Deferred Compensation Plan in excess of the earnings that would have been credited using the applicable federal long-term rate, with compounding (as described by Section 1274(d) of the Internal Revenue Code). The 2020 Change in Pension Values and Non-Qualified Deferred Compensation “excess” earnings were: James Ryan ($0 and -$5,386); Brendon Falconer ($0 and $28), James Sandgren ($0 and $3,176); Jeffrey Knight ($0 and $3,829), and Kendra Vanzo ($0 and -$1,951). The 2019 Change in Pension Values and Non-Qualified Deferred Compensation “excess” earnings were: James Ryan ($0 and $8,002) Brendon Falconer ($0 and $2), James Sandgren ($0 and $5,551); Jeffrey Knight ($0 and $596); and Kendra Vanzo ($0 and $10,611). The 2018 Change in Pension Values and Non-Qualified Deferred Compensation “excess” earnings were: James Ryan ($0 and -$3,826); Brendon Falconer ($0 and $0); James Sandgren ($0 and -$2,190); Jeffrey Knight ($0 and $404); and Kendra Vanzo ($0 and -$6,700).

(5)	The amounts specified in Column (i) include the following: perquisites, Company contributions to defined contribution plans, cash dividends on restricted stock, and life insurance premiums.
Name	Perquisites & Other Personal Benefits(a) ($)	Company Contributions to Defined Contribution Plans(b) ($)	Cash Dividends on Restricted Stock ($)	Life Insurance Premiums(c) ($)	Total ($)
James C. Ryan, III	15,420	52,100	15,167	624	83,311
Brendon B. Falconer	0	16,037	4,947	624	21,608
James A. Sandgren	17,585	47,022	8,867	624	74,099
Jeffrey L. Knight	1,541	19,196	4,107	624	25,468
Kendra L. Vanzo	3,510	25,462	3,850	546	33,368
(a)
Messrs. Ryan and Sandgren and Ms. Vanzo received country club membership allowances of $15,420, $16,380, and $1,776 respectively for business development purposes. Additionally, Messrs. Sandgren and Knight and Ms. Vanzo received company executive physical benefits of $1,205, $1,541, and $1,734, respectively.

(b)
Company Contributions to Defined Contribution Plans include the following amounts to the Old National Bancorp Employee Stock Ownership and Savings Plan and the Old National Bancorp Executive Deferred Compensation Plan, respectively, for the following executive officers: Mr. Ryan: $12,600 and $39,500; Mr. Falconer: $14,311 and $1,726; Mr. Sandgren: $14,500 and $32,522; Mr. Knight: $14,500 and $4,696; and Ms. Vanzo: $13,838 and $11,625.

(c)
Amounts in this column reflect life insurance premiums paid for each executive officer listed. Executive officers receive group life coverage equal to two times base salary, whereas other employees receive coverage of one times base salary.

CEO Pay Ratio
We believe our executive compensation program must be internally consistent and equitable to motivate our employees to create shareholder value. Our Compensation Committee monitors the relationship between the compensation of our executive officers and our non-executive employees; however, the Compensation Committee does not view this ratio as a meaningful tool in evaluating the appropriateness of the CEO’s compensation, both on an internal and external basis.
For 2020, the ratio of Mr. Ryan’s Total Compensation to the median employee’s Total Compensation is as follows:
Median Employee Total Compensation	$60,677
CEO’s Total Compensation	$3,708,532
Ratio of CEO to Median Employee Compensation	61:1
In determining the median employee, a ranked list was prepared of all associates employed other than the CEO as of October 1, 2020 based on their compensation for 2020.
The calculation of compensation for the median employee was determined in the same manner as the “Total Compensation” shown for our CEO in the Summary Compensation Table to arrive at the Median Employee Total Compensation.

Grants of Plan-Based Awards During 2020
Name	Grant Date	Estimated Future Payouts Under Non- Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)			All Other Stock Awards: Number of Shares of Stock or Units (#)(3)	All Other Option Awards: Number of Securities Underlying Options (#)(4)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Options Awards ($)(5)
		Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)	(k)	(l)
James C. Ryan, III	1/30/2020	464,423	928,846	1,393,269
	1/30/2020				15,000	60,000	90,000				1,060,200
	1/30/2020							20,000			364,000

Brendon B. Falconer	1/30/2020	159,231	318,461	477,692
	1/30/2020				3,750	15,000	22,500				265,050
	1/30/2020							5,000			91,000

James A. Sandgren	1/30/2020	201,491	402,981	604,472
	1/30/2020				6,563	26,250	39,375				463,838
	1/30/2020							8,750			159,250

Jeffrey L. Knight	1/30/2020	97,894	195,789	293,683
	1/30/2020				2,813	11,250	16,875				198,788
	1/30/2020							3,750			68,250

Kendra L. Vanzo	1/30/2020	85,481	170,962	256,442
	1/30/2020				2,813	11,250	16,875				198,788
	1/30/2020							3,750			68,250
(1)	All non-equity incentive plan awards are made pursuant to the Old National Bancorp Amended and Restated 2008 Incentive Compensation Plan.
(2)
The shares in Columns (f), (g), and (h) are performance-based restricted stock units granted under the Old National Bancorp Amended and Restated 2008 Incentive Compensation Plan. The performance period for 100% of the performance-based awards is the three-year period ending December 31, 2022. The restriction period for 100% of the performance-based grant ends on the date of the Company’s annual filing on Form 10-K in 2023. For all executive awards, 50% of the grant is based upon the company's Return on Average Tangible Common Equity with the other 50% of the grant based upon Total Shareholder Return as compared to the company's peer group. Dividends accumulate on earned shares and are paid in the form of shares.

(3)
The shares in Column (i) are service-based restricted shares granted under the Old National Bancorp Amended and Restated 2008 Incentive Compensation Plan that vest in three substantially equal installments on February 1 of 2021, 2022 and 2023. Vesting is contingent upon the Executive Officers remaining employed during the required service period. Executive Officers are entitled to dividends during the vesting period on the number of outstanding shares.

(4)	No stock options were granted in 2020.
(5)
The fair market value of the service-based restricted stock units reported in Column (l) is the grant date value of the awards based on the closing stock price. The fair market value of the internal performance-based restricted stock units reported in Column (l) is the grant date value based on the closing stock price less the present value of dividends expected to be paid during the requisite performance period. A Monte-Carlo simulation is used to determine the fair market value of the relative performance-based restricted stock units.

Outstanding Equity Awards at December 31, 2020
Name	Option Awards					Stock Awards
	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock that Have Not Vested (#)	Market Value of Shares or Units of Stock that Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units, or Other Rights that Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units, or Other Rights that Have Not Vested ($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
James C. Ryan, III						2,084(1A)	34,511	6,576(2)	108,899
						5,000(1B)	82,800	19,700(3)	326,232
						20,000(1C)	331,200	17,282(4)	286,190
								1,577(2)
Brendon B. Falconer						500(1A)	8,280		26,115

						3,334(1B)	55,211	4,729(3)	78,312
						5,000(1C)	82,800	4,320(4)	71,539

James A. Sandgren						2,084(1A)	34,511	6,576(2)	108,899
						5,000(1B)	82,800	7,205(3)	119,315
						8,750(1C)	144,900	7,561(4)	125,210

Jeffrey L. Knight						1,084(1A)	17,951	3,420(2)	56,635
						2,500(1B)	41,400	3,603(3)	59,666
						3,750(1C)	62,100	3,241(4)	53,671

Kendra L. Vanzo						625(1A)	10,350	1,972(2)	32,656
						2,500(1B)	41,400	3,603(3)	59,666
						3,750(1C)	62,100	3,241(4)	53,671
Footnotes:
(1A)	Service-based restricted shares granted in 2018 that will become vested on February 1, 2021.
(1B)	Service-based restricted shares granted in 2019 that will become vested in two substantially equal installments on February 1 of 2021 and 2022.
(1C)	Service-based restricted shares granted in 2020 that will become vested in three substantially equal installments on February 1 of 2021, 2022 and 2023.
(2)
This award represents performance-based restricted stock units granted in 2018. The number of units assumes that maximum performance has been achieved. The executive officers' interest in any earned shares will vest on the distribution date which will be the date of the Company’s annual filing on Form 10-K in 2021.

(3)
This award represents performance-based restricted stock units granted in 2019. The number of units assumes that threshold performance has been achieved. The executive officers' interest in any earned shares will vest on the distribution date which will be the date of the Company’s annual filing on Form 10-K in 2022.

(4)
This award represents performance-based restricted stock units granted in 2020. The number of units assumes that threshold performance has been achieved. The executive officers' interest in any earned shares will vest on the distribution date which will be the date of the Company’s annual filing on Form 10-K in 2023.

Option Exercises and Stock Vested in 2020
	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
(a)	(b)	(c)	(d)	(e)
James C. Ryan, III	0	0	30,832	560,067
Brendon B. Falconer	0	0	7,416	134,394
James A. Sandgren	0	0	30,832	560,067
Jeffrey L. Knight	0	0	19,395	352,477
Kendra L. Vanzo	0	0	11,718	212,819
2020 Nonqualified Deferred Compensation
Name	Executive Contributions in Last Fiscal Year ($)	Registrant Contributions in Last Fiscal Year(1) ($)	Aggregate Earnings in Last Fiscal Year(2) ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last Fiscal Year End(3) ($)
(a)	(b)	(c)	(d)	(e)	(f)
James C. Ryan, III	143,055	39,500	(1,201)	0	307,772
Brendon B. Falconer	0	1,726	60	0	2,034
James A. Sandgren	75,631	32,522	6,332	0	244,127
Jeffrey L. Knight	19,579	4,696	4,756	0	72,200
Kendra L. Vanzo	44,450	11,625	983	0	218,312
(1)	These amounts are also included under All Other Compensation in the Summary Compensation Table on page 43.
(2)
Of the 2020 balances reported in this column, the amounts of $0; $28; $3,176; $3,829; and $0 with respect to Messrs. Ryan, Falconer, Sandgren, Knight, and Ms. Vanzo, respectively, were reported under Change in Pension Value and Non-Qualified Deferred Compensation in the Summary Compensation Table, on page 43.

(3)
Of the 2020 balances reported in this column, the amounts of $29,711, $241, $39,773, $34,702, and $0 with respect to Messrs. Ryan, Falconer, Sandgren, Knight, and Ms. Vanzo respectively, were reported in the Summary Compensation Table in prior years.

Potential Payments on Termination or Change in Control
Employment Agreements. We have entered into employment agreements with each NEO (collectively referred to as “employment agreement(s)” or “agreements”). The agreements are summarized below. The summary is qualified in its entirety by reference to the agreements themselves, copies of which are available from the Company itself or from the Company’s public filings with the SEC.
The agreements contain automatic one-year extensions unless the NEO or the Company provides 60 days’ notice before the end of the year of intent not to renew the agreement. Each of the employment agreements contain non-solicitation and non-compete provisions, which remain in effect for two years after termination of employment for Messrs. Ryan, Falconer, and Sandgren, and one year for Mr. Knight and Ms. Vanzo.
Under each of their respective employment agreements, the NEOs are entitled to a base salary, incentive compensation (both cash and equity) and other employee benefits as determined by the Board. Based on information provided by the Compensation Committee’s compensation consultant, the Committee determined that the benefits, including the various multiples of components of compensation, were within the market range for such payouts and benefits. The Committee regularly reviews the Company’s employment arrangements and uses peer data to determine whether these arrangements are consistent with prevailing market practices.
Pursuant to the employment agreements, we are generally obligated to pay certain non-change in control severance benefits to the NEO if we terminate his or her employment without cause, or the executive resigns within 90 days after we have taken certain actions that adversely affect him or her. The agreements also obligate the Company to pay certain severance benefits if there is a change in control of the Company as defined within the agreement. An NEO must satisfy the terms of the agreement, including its non-solicitation and non-compete provisions, in order to receive his or her benefits.
For purposes of the employment agreements, “Cause” includes (i) the NEO’s act or failure to act constituting willful misconduct or gross negligence that is materially injurious to the Employer or its reputation; (ii) the NEO's willful and material failure to perform the duties of his/her employment (except in the case of a Termination of Employment for Good Reason or on account of the NEO's physical or mental inability to perform such duties) and the failure to correct such failure within five (5) days after receiving notice from the Board of Directors specifying such failure in detail; (iii) the NEO's willful and material violation of the Employing Companies' Code of Ethics or written discrimination or harassment policies; (iv) the requirement or direction of a federal or state regulatory agency having jurisdiction over the Company that the NEO's employment be terminated; (v) the NEO's arrest or indictment for (a) a felony or (b) a lesser criminal offense involving dishonesty, breach of trust, or moral turpitude; or (vi) the NEO's intentional breach of a material term, condition, or covenant of this Agreement and the failure to correct such violation within five (5) days after receipt of written notice from the Board of Directors specifying such breach in detail.
We are generally required to pay change in control and non-change in control benefits under the employment agreements if the NEO terminates his or her employment for “Good Reason” within 90 days after we have taken specified actions and we have failed to correct the event within 30 days following the NEO’s notice of termination. These actions include (i) a material reduction in the NEO's duties, responsibilities, or authority with the Company; (ii) a reduction in the NEO's Base Salary or failure to include the NEO with other similarly situated employees in any incentive, bonus, or benefit plans as may be offered by the Company from time to time; (iii) a reduction in the NEO’s total compensation opportunity (iv) a change in the primary location at which the NEO is required perform the duties of his/her employment to a location that is more than fifty (50) miles from the location at which his/her office is located on the effective date of this Agreement; or (v) the Company's material breach of the Agreement.
The non-change in control severance benefits for our CEO, CFO and Chief Operating Officer provide for a severance payment of two-times the sum of the annual base salary and targeted cash incentive compensation for the year the severance is paid. The non-change in control severance benefits payable for all other NEOs provide for a severance benefit of one-times the sum of the annual base salary and targeted cash incentive compensation for the year the severance is paid. Such non-change in control severance benefits are payable in a single lump sum within sixty (60) after the date of the NEO’s termination of employment.
The employment agreements also provide for change in control severance benefits for each NEO. The Company is required to pay change in control severance benefits if, within two years following a change in control (as defined in the agreements), we terminate the NEO’s employment for a reason other than “Cause” or the NEO’s disability. The Board believes that the employment agreements, which include change in control severance benefits, assure the fair treatment of the NEOs in relation to their professional careers with the Company by providing them some measure of financial security in the event of a change in control. The change in control provision also protects the shareholders of the Company by encouraging the NEOs to continue to devote their full attention to the Company without being distracted by the need to seek other employment following the change in control. The Compensation Committee established the change in control payouts to each of the NEOs after reviewing peer data and consulting with Willis Towers Watson.
The change in control severance payment required under the employment agreements is a single lump sum payment in an amount equal to the product of (i) three (3) times (for the CEO, CFO and Chief Operating Officer and two (2) times for our other NEOs) (ii) the sum of (A) the NEO’s annual base salary, at the greater of the rate in effect on the change in control date or the termination date, plus (B) the NEO’s target bonus for the year containing the change in control date, or, if greater, the calculated bonus percentage for the year preceding the change in control date, subject to certain limitations and reimbursement provisions contained in the employment agreement.
Following a change in control and non-change in control severance, each NEO receives the following benefits: (i) the Company will continue to provide group medical coverage for the NEO and the NEO’s spouse and dependents for a period of twenty-four (24) months; (ii) the Company will continue to provide twenty-four (24) months of term life insurance coverage in substantially the same amount as provided to the NEO immediately before the NEO’s termination of employment; and (iii) twelve (12) months of outplacement services.
Following a Change in Control, all outstanding Company stock options, to the extent not previously vested and exercisable, shall become vested and exercisable upon the NEO’s termination of employment. The grants of performance-based restricted stock will be paid to the NEOs who are also terminated after a Change in Control as if Targeted performance had been achieved. Service-based restricted stock awards will vest immediately upon an involuntary or good reason termination of a NEO following a change in control. Otherwise, they will vest according to their original terms and conditions.
Under Code Section 4999, a 20% excise tax is imposed on Change in Control payments that are “excess parachute payments” within the meaning of Section 280G(b)(1). In general, the excess parachute payment threshold above which excise taxes are imposed is three times the base amount (which is the average W-2 compensation over five years). The employment agreements do not contain tax gross ups and adopt a “best after-tax provision” whereby the executive receives the full 280G payment and has the responsibility for any excise tax, or the payment is reduced to the safe harbor amount, whichever will provide the executive the largest total after-tax benefit.

Potential Payments Upon Termination of Employment and Change in Control
The following tables provide information regarding potential payments upon termination of employment or a Change in Control for the NEOs. For purposes of the following tables, we have assumed that the Change in Control and/or termination occurred on December 31, 2020, and we have used the closing price of our stock on that date which was $16.56.
The Company has entered into certain agreements and maintains certain plans that will require the Company to provide compensation to NEOs of the Company in the event of a termination of employment or a Change in Control of the Company. The amount of compensation payable to each NEO in each situation is listed in the following tables.
James C. Ryan, III
Chairman and CEO
Executive Benefits and Payments Upon Termination	Voluntary Termination	Involuntary Not for Cause Termination	For Cause Termination	Involuntary or Good Reason Termination Upon Change in Control	Termination on Account of Disability	Termination on Account of Death
Compensation:
Base Salary	$0	$1,650,000	$0	$0	$0	$0
Short-Term Incentive	$0	$1,897,500	$0	$0	$0	$0
Change in Control Severance	$0	$0	$0	$6,098,276(1)	$0	$0
Long Term Incentive
Performance-Based Restricted Stock Shares
2019-2021 (Performance Period)	$0	$0	$0	$1,035,000(2)	$1,552,500(3)	$1,035,000(4)
2020-2022 (Performance Period)	$0	$0	$0	$993,600(2)	$1,490,400(3)	$993,600(4)
Stock Options
Unvested & Accelerated	$0	$0	$0	$0	$0	$0
Service-Based Restricted Stock
Unvested Awards	$0	$0	$0	$448,511(2)	$448,511(3)	$448,511(4)
Benefits and Perquisites:
Medical / Life & Outplacement	$0	$61,920	$0	$61,920	$0	$0
Total	$0	$3,609,420	$0	$8,637,307	$3,491,411	$2,477,111
(1)	The Change in Control severance is calculated using Mr. Ryan's actual 2019 bonus percentage at 127.3% of target.
(2)
Performance-based restricted stock units and all service-based restricted stock units are treated as fully earned at target level and the period of restriction lapses upon a change in control and subsequent termination of employment.

(3)
If Mr. Ryan terminates employment on account of his disability, he will continue as a participant through the service and performance period, and his 2019, and 2020 performance-based restricted stock units (including forfeiture of some or all shares) and unvested restricted stock will be determined at the end of those periods in accordance with the agreement(s) and paid shortly after the end of the period. The amount recorded assumes the maximum payment is earned under those agreement(s).

(4)	If Mr. Ryan dies while an employee, the period of restriction will lapse, and 2019 and 2020 performance-based restricted stock units will be treated as earned at the “target” level.

Brendon B. Falconer
Senior Executive Vice President
CFO
Executive Benefits and Payments Upon Termination	Voluntary Termination	Involuntary Not for Cause Termination	For Cause Termination	Involuntary or Good Reason Termination Upon Change in Control	Termination on Account of Disability	Termination on Account of Death
Compensation:
Base Salary	$0	$870,000	$0	$0	$0	$0
Short-Term Incentive	$0	$652,500	$0	$0	$0	$0
Change in Control Severance	$0	$0	$0	$2,384,822(1)	$0	$0
Long Term Incentive
Performance-Based Restricted Shares
2019-2021 (Performance Period)	$0	$0	$0	$248,400(2)	$372,600(3)	$248,400(4)
2020-2022 (Performance Period)	$0	$0	$0	$248,400(2)	$372,600(3)	$248,400(4)
Stock Options
Unvested & Accelerated	$0	$0	$0	$0	$0	$0
Service-Based Restricted Stock
Unvested Awards	$0	$0	$0	$146,291(2)	$146,291(3)	$146,291(4)
Benefits and Perquisites:
Medical / Life & Outplacement	$0	$61,920	$0	$61,920	$0	$0
Total	$0	$1,584,420	$0	$3,089,833	$891,491	$643,091
(1)	The Change in Control severance is calculated using Mr. Falconer's actual 2019 bonus percentage at 127.3% of target.
(2)
Performance-based restricted stock units and all service-based restricted stock units are treated as fully earned at target level and the period of restriction lapses upon a change in control and subsequent termination of employment.

(3)
If Mr. Falconer terminates employment on account of his disability, he will continue as a participant through the service and performance period, and his 2019 and 2020 performance-based restricted stock units (including forfeiture of some or all shares) and unvested restricted stock will be determined at the end of those periods in accordance with the agreement(s) and paid shortly after the end of the period. The amount recorded assumes the maximum payment is earned under those agreement(s).

(4)	If Mr. Falconer dies while an employee, the period of restriction will lapse, and 2019 and 2020 performance-based restricted stock units will be treated as earned at the “target” level.

James A. Sandgren
President and Chief Operating Officer
Executive Benefits and Payments Upon Termination	Voluntary Termination	Involuntary Not for Cause Termination	For Cause Termination	Involuntary or Good Reason Termination Upon Change in Control	Termination on Account of Disability	Termination on Account of Death
Compensation:
Base Salary	$0	$1,100,000	$0	$0	$0	$0
Short-Term Incentive	$0	$825,000	$0	$0	$0	$0
Change in Control Severance	$0	$0	$0	$3,120,315(1)	$0	$0
Long Term Incentive
Performance-Based Restricted Shares
2019-2021 (Performance Period)	$0	$0	$0	$372,600(2)	$558,900(3)	$372,600(4)
2020-2022 (Performance Period)	$0	$0	$0	$434,700(2)	$652,050(3)	$434,700(4)
Stock Options
Unvested & Accelerated	$0	$0	$0	$0	$0	$0
Service-Based Restricted Stock
Unvested Awards	$0	$0	$0	$262,211(2)	$262,211(3)	$262,211(4)
Benefits and Perquisites:
Medical / Life & Outplacement	$0	$61,920	$0	$61,920	$0	$0
Total	$0	$1,986,920	$0	$4,251,746	$1,473,161	$1,069,511
(1)	The Change in Control severance is calculated using Mr. Sandgren's actual 2019 bonus percentage at 127.3% of target
(2)
Performance-based restricted stock units and all service-based restricted stock units are treated as fully earned at target level and the period of restriction lapses upon a change in control and subsequent termination of employment

(3)
If Mr. Sandgren terminates employment on account of his disability, he will continue as a participant through the service and performance period, and his 2019 and 2020 performance-based restricted stock units (including forfeiture of some or all shares) and unvested restricted stock will be determined at the end of those periods in accordance with the agreement(s) and paid shortly after the end of the period. The amount recorded assumes the maximum payment is earned under those agreement(s).

(4)	If Mr. Sandgren dies while an employee, the period of restriction will lapse, and the 2019 and 2020 performance-based restricted stock units will be treated as earned at the “target” level.

Jeffrey L. Knight
Executive Vice President
Chief Legal Counsel
Executive Benefits and Payments Upon Termination	Voluntary Termination/ Retirement	Involuntary Not for Cause Termination	For Cause Termination	Involuntary or Good Reason Termination Upon Change in Control	Termination on Account of Disability	Termination on Account of Death
Compensation:
Base Salary	$0	$400,000	$0	$0	$0	$0
Short-Term Incentive	$0	$200,000	$0	$0	$0	$0
Change in Control Severance	$0	$0	$0	$1,309,200(2)	$0	$0
Long Term Incentive
Performance-Based Restricted Shares
2019-2021 (Performance Period)	$279,450(1)	$0	$0	$186,300(3)	$279,450(4)	$186,300(5)
2020-2022 (Performance Period)	$279,450(1)	$0	$0	$186,300(3)	$279,450(4)	$186,300(5)
Stock Options
Unvested & Accelerated	$0	$0	$0	$0	$0	$0
Service-Based Restricted Stock
Unvested Awards	$121,451(1)	$0	$0	$121,451(3)	$121,451(4)	$121,451(5)
Benefits and Perquisites:
Medical / Life & Outplacement	$0	$38,460	$0	$61,920	$0	$0
Total	$680,351	$638,460	$0	$1,865,171	$680,351	$494,051
(1)
If Mr. Knight voluntarily terminates his employment, based upon his age and years of service, his termination would be classified as a retirement. As such, he will continue as a participant through the service and performance period, and his 2019 and 2020 performance-based shares (including the forfeiture of some or all shares) and his unvested restricted stock will be determined at the end of those periods in accordance with the agreement(s) and paid shortly after the end of the period. The amount recorded assumes the maximum payment is earned under those agreement(s).

(2)	The Change in Control severance is calculated using Mr. Knight's actual 2019 bonus percentage at 127.3% of target.
(3)
Performance-based restricted stock units and all service-based restricted stock units are treated as fully earned at target level and the period of restriction lapses upon a change in control and subsequent termination of employment.

(4)
If Mr. Knight terminates employment on account of his disability, he will continue as a participant through the service and performance period, and his 2019 and 2020 performance-based units (including forfeiture of some or all shares) and unvested restricted stock will be determined at the end of those periods in accordance with the agreement(s) and paid shortly after the end of the period. The amount recorded assumes the maximum payment is earned under those agreement(s).

(5)	If Mr. Knight dies while an employee, the period of restriction will lapse, and 2019 and 2020 performance-based units will be treated as earned at the “target” level.

Kendra L. Vanzo
Senior Executive Vice President
Chief Administrative Officer
Executive Benefits and Payments Upon Termination	Voluntary Termination/ Retirement	Involuntary Not for Cause Termination	For Cause Termination	Involuntary or Good Reason Termination Upon Change in Control	Termination on Account of Disability	Termination on Account of Death
Compensation:
Base Salary	$0	$350,000	$0	$0	$0	$0
Short-Term Incentive	$0	$175,000	$0	$0	$0	$0
Change in Control Severance	$0	$0	$0	$1,145,550(1)	$0	$0
Long Term Incentive
Performance-Based Restricted Shares
2019-2021 (Performance Period)	$0	$0	$0	$186,300(2)	$279,450(3)	$186,300(4)
2020-2022 (Performance Period)	$0	$0	$0	$186,300(2)	$279,450(3)	$186,300(4)
Stock Options
Unvested & Accelerated	$0	$0	$0	$0	$0	$0
Service-Based Restricted Stock
Unvested Awards	$0	$0	$0	$16,560(2)	$16,560(3)	$16,560(4)
Benefits and Perquisites:
Medical / Life & Outplacement	$0	$30,636	$0	$30,636	$0	$0
Reduction for 280G				-$284,912(5)
Total	$0	$555,636	$0	$1,280,434	$575,460	$389,160
(1)	The Change in Control severance is calculated using Ms. Vanzo's actual 2019 bonus percentage at 127.3% of target.
(2)
Performance-based restricted stock units and all service-based restricted stock units are treated as fully earned at target level and the period of restriction lapses upon a change in control and subsequent termination of employment.

(3)
If Ms. Vanzo terminates employment on account of her disability, she will continue as a participant through the service and performance period, and her 2019 and 2020 performance-based units (including forfeiture of some or all shares) and unvested restricted stock will be determined at the end of those periods in accordance with the agreement(s) and paid shortly after the end of the period. The amount recorded assumes the maximum payment is earned under those agreement(s).

(4)	If Ms. Vanzo dies while an employee, the period of restriction will lapse, and the 2019 and 2020 performance-based shares will be treated as earned at the “target” level.
(5)
Under Code Section 4999, a 20% excise tax is imposed on change in control payments that are “excess parachute payments” within the meaning of Section 280G(b)(1). In order to provide Ms. Vanzo with the “best after tax” benefit in accordance with her Severance and Change In Control agreement, her payment would be reduced to the safe harbor amount which is three times her base amount less $1.

Section IV – Security Ownership
Common Stock Beneficially Owned by Directors and Executive Officers
The following table and accompanying footnotes set forth information concerning the beneficial ownership of the shares of common stock of the Company as of February 22, 2021, by each Director and Named Executive Officer and all Directors and Named Executive Officers as a group.
Name of Person	Number of Shares Beneficially Owned (1)	Percent of Common Stock
Brendon B. Falconer	74,413(2)	*
Andrew E. Goebel	53,462(3)	*
Jerome F. Henry, Jr.	321,966(4)	*
Daniel S. Hermann	23,656	*
Ryan C. Kitchell	19,421(5)	*
Jeffrey L. Knight	165,960(6)	*
Phelps L. Lambert	190,801(7)	*
Austin M. Ramirez	2,858	*
James C. Ryan III	368,172(8)	*
Thomas E. Salmon	12,854(9)	*
Randall T. Shepard	33,804	*
James A. Sandgren	218,445(10)	*
Rebecca S. Skillman	24,720	*
Derrick J. Stewart	16,196(11)	*
Kendra L. Vanzo	101,235(12)	*
Katherine E. White	15,889(13)	*
Linda E. White	90,510(14)	*
Directors and Executive Officers as a Group (19 persons)	1,931,479	1.16%
*Less than 1%
(1)	Unless otherwise indicated in a footnote, each person listed in the table possesses sole voting and sole investment power with respect to the shares shown in the table to be owned by that person.
(2)	Includes 46,996 shares of performance-based restricted stock and 10,667 shares of service-based restricted stock.
(3)	Includes 4,611 shares held by Darlene Goebel, Mr. Goebel's spouse.
(4)	Includes 146,370 shares held by Jerome & Rebecca Henry
(5)	Includes 19,421 shares of phantom stock in the Director Deferred Compensation Plan.
(6)	Includes 35,247 shares of performance-based restricted stock, and 8,000 shares of service-based restricted stock and 1,789 shares of phantom stock in the Executive Deferred Compensation Plan.
(7)	Includes 12,764 shares held by Carol M. Lambert, Mr. Lambert's spouse. Also includes 35,108 shares of phantom stock in the Director Deferred Compensation Plan.
(8)	Includes 194,737 shares of performance-based restricted stock and 39,914 shares of service-based restricted stock, and 6,188 shares of phantom stock in the Executive Deferred Compensation Plan.
(9)	Includes 12,854 shares of phantom stock in the Director Deferred Compensation Plan.
(10)	Includes 75,945 shares of performance-based restricted stock, 17,399 shares of service-based restricted stock, and 6,924 shares of phantom stock in the Executive Deferred Compensation Plan.
(11)	Includes 9,283 shares of phantom stock in the Director Deferred Compensation Plan.
(12)	Includes 35,247 shares of performance-based restricted stock, 8,000 shares of service-based restricted stock and 3,499 shares of phantom stock in the Executive Deferred Compensation Plan.
(13)	Includes 10,376 shares of phantom stock in the Director Deferred Compensation Plan.
(14)	Includes 84,189 shares of phantom stock in the Director Deferred Compensation Plan.

Securities Owned by Certain Beneficial Owners
The following table and accompanying footnotes set forth information concerning the beneficial ownership of the shares of common stock of the Company by each person or entity known by us to own beneficially more than 5% of our Common Stock as of December 31, 2020.
Name and Address of Beneficial Owner	Number of Shares Beneficially Owned	Percent of Common Stock
BlackRock, Inc. 55 E. 52nd Street New York, NY 10055	24,274,478(1)	14.70%

The Vanguard Group 100 Vanguard Blvd. Malvern, PA 19355	17,101,789(2)	10.34%

Dimensional Fund Advisors LP Building One 6300 Bee Cave Road Austin, TX 78746	11,827,427(3)	7.20%
(1)
Ownership based on the Schedule 13G/A filed by BlackRock, Inc. on January 26, 2021, which reported 24,274,478 shares beneficially owned with sole voting power over 24,014,483 shares and sole dispositive power over 24,274,478 shares.

(2)
Ownership based on the Schedule 13G/A filed by The Vanguard Group on February 10, 2021, reporting 17,101,789 shares beneficially owned with shared voting power over 164,921 shares, sole dispositive power over 16,793,122 shares, and shared dispositive power over 308,667 shares.

(3)
Ownership based on the Schedule 13G/A filed by Dimensional Fund Advisors, LP on February 16, 2021, reporting 11827,427 shares beneficially owned with sole voting power over 11,559,827 shares, and sole dispositive power over 11,827,427 shares.

Delinquent Section 16(a) Reports
Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s Directors and executive officers and persons who beneficially own more than 10% of the Company common stock to file with the SEC reports showing ownership of and changes of ownership in shares of the Company’s common stock and other equity securities. On the basis of reports and representations submitted by the Company’s Directors, executive officers, and greater-than-10% owners, the Company believes that all required Section 16(a) filings for fiscal year 2020 were timely made with the exception of one late report on Form 4 filed on December 1, 2020 reporting one transaction for James A. Sandgren.

Section V – Approval of Amendment to the Old National Bancorp Amended and Restated 2008 Incentive Compensation Plan (Amended and Restated as of May 10, 2012, and Further Amended and Restated as of April 27, 2017)
(Item 2 on Proxy Card)
The second item to be acted upon at the Annual Meeting is the approval of an amendment (the “2021 Amendment”) to the Amended and Restated 2008 Incentive Compensation Plan (Amended and Restated as of May 10, 2012, and Further Amended and Restated as of April 27, 2017) (the “Plan”). The Company’s Board adopted the 2021 Amendment of the Plan on February 18, 2021 to correct an inadvertent error in the Plan impacting the effective date and termination date of the Plan. The 2021 Amendment is subject to approval by the shareholders at the Annual Meeting. If the 2021 Amendment is approved by shareholders, it will be effective retroactively as of April 27, 2017, which is the date on which the Plan was last approved by the shareholders.
When the Company amended and restated the Plan as of April 27, 2017, we failed to update, due to an inadvertent error, the definition of “Effective Date” as set forth in Section 2.01(p) of the Plan, referring to the original effective date of May 15, 2008, instead of being updated to reflect a new “Effective Date” of April 27, 2017 to coincide with the anticipated approval of the amendment and restatement of the Plan by shareholders. Under the terms of the Plan, the Plan would automatically terminate ten years after the Effective Date as so defined in Section 2.01(p). As a result, the Plan could be read to have automatically terminated on May 15, 2018, ten years after the effective date as inadvertently referenced, notwithstanding the intention to have the Plan approved and further extended in duration. The Company is seeking shareholder approval at this Annual Meeting to amend the Plan to correct this error, effective retroactively to April 27, 2017, to provide for an effective date of April 27, 2017 for the Plan. If the Company’s shareholders do not approve the 2021 Amendment, the Plan will have terminated in accordance with its terms on May 15, 2018, although any awards made under the Plan before its May 15, 2018 termination will continue in effect in accordance with their terms.
We are not requesting to increase the number of shares available under the Plan or to make any other changes. The aggregate number of shares available under the Plan will remain the number of shares authorized by our shareholders when the Plan was last approved on April 27, 2017.
The Board believes that stock-based and other types of incentive compensation payable in stock and/or cash enable us to attract and retain talented employees and directors and provide an incentive for those employees and directors to increase our value. In addition, the Board believes stock ownership is important because it aligns our employees’ and directors’ interests with the interests of our shareholders.
Summary of the Amendment
The only change to the Plan, as set forth in the 2021 Amendment, which is subject to approval by the shareholders at this Annual Meeting, is described below and is qualified in its entirety by reference to the full text of the 2021 Amendment, which is set forth in Appendix I to this Proxy Statement. The 2021 Amendment includes the following key change:
•
Correction of an Inadvertent Error. As described above, the Plan contained an inadvertent error with respect to the definition of “Effective Date” as set forth in Section 2.01(p) of the Plan, which impacts the automatic termination date as set forth in Section 14.01 of the Plan, which provided that the Plan shall terminate automatically ten years after the “Effective Date.” When the Plan was amended and restated in 2017, the Company failed to update, due to an inadvertent error, this defined term from May 15, 2008 to April 27, 2017, which could be read to result in the automatic termination of the Plan ten years later on May 15, 2018. The 2021 Amendment provides that the effective date of the Plan is amended to April 27, 2017, retroactively effective as of April 27, 2017, which is the date on which the Company’s shareholders last approved the Plan.

Summary of the Plan
The following summary of the material features of the Plan, other than the change proposed by the 2021 Amendment, is qualified in its entirety by reference to the full text of the Plan, which is set out in Appendix II to this Proxy Statement.

Eligibility and Types of Awards
The Compensation Committee, in its discretion, may grant an award under the Plan to any employee or director of the Company or an affiliate. There are approximately 30 employees and 13 directors who are eligible to participate in the Plan.
The Plan provides for the following types of awards with respect to shares of the Company’s common stock: incentive stock options, nonqualified stock options, restricted stock units, SARs, restricted shares, unrestricted shares, and performance shares. The Compensation Committee may also grant performance units and short-term incentive awards as provided in the Plan.
Common Shares Subject to the Plan
The Plan authorizes the issuance or transfer of an aggregate of 1,000,000 shares of common stock, no par value, plus any shares available under the Old National Bancorp 1999 Equity Incentive Plan (the “1999 Plan”). Under the Plan, any shares used to pay the exercise price of an option will not be added back to the aggregate number of shares available; however, shares covered by an award under the Plan that are forfeited or remain unpurchased or undistributed upon termination or expiration of the award will be added back to the aggregate number of shares available under the Plan.
As of January 28, 2021, subject to approval by the shareholders of proposal three below, 3,786,587 shares are available under the Plan (including shares from the 1999 Plan) and 1,754,351 shares are subject to outstanding awards under the Plan (including shares from the 1999 Plan). The number of shares available under the Plan has not been increased since the Company’s shareholders adopted the amendment and restatement of the Plan on April 27, 2017.
In the event of any stock split, stock dividend, spin-off, or other relevant change affecting the Company’s common stock, the Compensation Committee may adjust the number of shares available for grants and the number of shares and price under outstanding grants made before the event, as provided in the Plan.
Administration
The Plan is administered by the Compensation Committee, which has broad discretionary authority under the Plan. The Compensation Committee may delegate all or any part of its authority and powers under the Plan to one or more directors or officers of the Company. However the Compensation Committee may not delegate its authority and powers:
•	with respect to grants to persons covered by Section 16 of the Securities Exchange Act of 1934, as amended (the “Securities Exchange Act”); or
•	in a way that would jeopardize the Plan’s satisfaction of Rule 16b-3 of the Securities Exchange Act.
The full Board will administer the Plan, as set forth above, with respect to any awards granted to non-employee Directors. For purposes of this summary, the Board has the authority and responsibilities attributed to the Compensation Committee with respect to any awards granted to a non-employee Director.
Description of Award Types
Subject to the limits imposed by the Plan and described below, the Compensation Committee, in its discretion, may award any of the following types of awards to eligible employees: (i) incentive stock options, (ii) nonqualified stock options, (iii) stock appreciation rights (“SARs”), (iv) restricted shares, (v) unrestricted shares, (vi) performance shares, (vii) performance units, and (viii) restricted stock units. The Compensation Committee may also grant short-term incentive awards as provided in the Plan to any key executive employee.
Limits on Awards
Subject to the Plan’s adjustment provisions in connection with certain corporate events, the Board may not grant any awards to any non-employee Director under this Plan during any calendar year period that would result in (i) more than ten thousand (10,000) shares being issued to such non-employee Director or (ii) cash payments in excess of Two Hundred Thousand Dollars ($200,000).

Performance Targets and Performance Measures
The Compensation Committee may condition awards on the achievement of certain objective performance targets (“Performance Targets”). The performance measures used to establish the Performance Targets will be based on any of the factors listed below, alone or in combination, as determined by the Compensation Committee. Such factors may be applied on a corporate-wide or business-unit basis, include or exclude one or more of the Company’s subsidiaries, may be in comparison with plan, budget, or prior performance, and may be on an absolute basis or in comparison with peer-group performance. Performance measures may differ from participant to participant and from award to award. The factors that may be used as performance measures will be one or more of the following: (1) interest income; (2) net interest income; (3) interest expense; (4) net interest margin; (5) non-interest income; (6) fee income; (7) revenues; (8) securities gains or losses; (9) other income; (10) deposits; (11) deposit growth; (12) deposit market share; (13) non-interest expense; (14) total expenses; (15) efficiency ratio; (16) credit quality; (17) non-performing assets; (18) net charge offs; (19) provision expense; (20) operating income; (21) budgeted margin (which is business unit income before taxes excluding intangible amortization and unallocated expenses); (22) net income; (23) earnings per share; (24) return on assets; (25) return on equity; (26) return on average tangible common equity; (27) return on average tangible common shareholders’ equity; (28) regulatory capital ratios; (29) stock price; (30) dividends; (31) total shareholder return; (32) operating leverage; (33) productivity; (34) customer satisfaction; (35) employee diversity goals or employee turnover; (36) specified objective social goals; and (37) goals relating to acquisitions or divestitures of subsidiaries or business units.
No Liberal Share Counting/Recycling Provisions
The Plan prohibits liberal share counting by requiring that no shares tendered in payment of an option’s exercise price may be added back into the aggregate share limit. The Plan also provides that no shares withheld in satisfaction of tax withholding obligations may be added back into the aggregate share limit. The number of shares of common stock covered by a stock appreciation right, to the extent that it is exercised and settled in common stock, and whether or not shares are actually issued to a participant upon exercise of the stock appreciation right, will be considered issued or transferred. Lastly, in the event that the Company repurchases shares of common stock with option exercise proceeds, those shares will not be added to the aggregate plan limit.
Minimum Vesting Periods
The Plan provides for a one-year minimum vesting period for stock options, SARs and performance-based full value awards and a three-year minimum vesting period for time-based full value awards (which can vest in ratable tranches over the three-year period). Full value awards include grants of restricted stock, restricted stock units, performance shares and share grants. In addition, a “basket” of shares is reserved in the Plan, in which 10% of the shares available under the Plan can be used for awards that are not subject to the minimum vesting restrictions.
No Repricing
The Company has never repriced underwater stock options or SARs, and repricing or replacing of underwater options and SARs is prohibited without shareholder approval under the Plan, except in connection with certain corporate events or transactions described in the Plan.
Stock Options
The Compensation Committee may grant incentive stock options, nonqualified stock options, or any combination thereof. The Compensation Committee establishes the exercise price, which may not be less than 100% of the fair market value of the stock on the grant date. The Compensation Committee establishes the vesting date and the term of the option, subject to a maximum term of ten years. A participant may pay the option price in cash, or if permitted by the Compensation Committee, by cashless exercise through a broker-dealer, by a net exercise, or by delivering shares already owned by the participant having a fair market value equal to the option price. An award agreement for an option may provide that such option becomes exercisable in the event of the participant’s death, disability or retirement or in connection with a change in control.
Additional limits and rules apply to incentive stock options. For example, the Compensation Committee may not grant an employee incentive stock options to the extent that it would result in the employee first being able to exercise incentive stock options to purchase shares with an aggregate fair market value (determined as of the grant date) of more than $100,000 in any one calendar year.

As of February 24, 2021, the price for one share of the Company’s common stock was $18.89.
Stock Appreciation Rights
The Compensation Committee may grant SARs. The value of a SAR is based on the increase in the value of the Company’s common stock from the grant date to the date on which the employee exercises the SAR. The Compensation Committee determines the vesting and exercise periods for each SAR. A SAR must expire not later than ten years after the grant date. SARs may be granted in connection with or separate from option grants. An award agreement for a SAR may provide that such SAR becomes exercisable in the event of the participant’s death, disability or retirement or in connection with a change in control.
Restricted Stock
The Compensation Committee may grant restricted shares of Company stock. At the time of grant, the Compensation Committee will specify the period of restriction, the number of shares granted, and the conditions of the award. At the time of the award, the Compensation Committee will establish the period that must lapse and/or the performance targets that must be satisfied for the restrictions to lapse. In the case of performance-based restricted stock, the Compensation Committee will base Performance Targets on one or more of the performance measures listed under “Performance Targets and Performance Measures” above. An award agreement for restricted stock may provide for the earlier termination of restrictions on such restricted stock in the event of the participant’s death, disability or retirement or in connection with a change in control.
Performance Units/Shares
The Compensation Committee may grant performance units and/or performance shares. The Compensation Committee will set Performance Targets, based on one or more of the performance measures listed under “Performance Targets and Performance Measures” above, which, depending on the extent to which they are met, will determine the number or value of performance units or performance shares that will be paid to the participant. Performance units and performance shares may be paid in the form of cash, shares, or a combination of cash and shares. An award agreement for performance shares or performance units may provide for the earlier lapse of restrictions or other modifications in the event of the participant’s death, disability or retirement or in connection with a change in control.
Restricted Stock Units
The Compensation Committee may grant restricted stock units. Restricted stock units will be evidenced by an award agreement containing such terms and provisions, consistent with the Plan, as the Compensation Committee may approve. A grant of restricted stock units constitutes an agreement by the Company to deliver common shares or cash to the participant in the future in consideration of the performance of services, but subject to the fulfillment of such conditions during the restriction period as the Compensation Committee may specify. During the applicable restriction period, the participant will have no right to transfer any rights under his or her award, will have no rights of ownership in the common shares deliverable upon payment of the restricted stock units, and will have no right to vote the common shares. An award agreement for restricted stock units may provide for the earlier termination of restrictions on such restricted stock units in the event of the participant’s death, disability or retirement or in connection with a change in control.
Share Grants
The Compensation Committee may grant shares, without restrictions on the shares granted.
Dividends and Dividend Equivalents
The Plan specifies that dividends or dividend equivalents issued with respect to shares of common stock subject to performance-based awards will be deferred until and paid contingent upon the achievement of the applicable performance target.
Short-Term Incentive Awards
The Compensation Committee may grant performance awards under the Company’s short-term incentive program to key executive employees. Approximately 12 key executive employees are eligible to receive awards under the short-term incentive program. Such awards will be contingent on the achievement of Performance Targets based on one or more of the performance measures listed under “Performance Targets and Performance Measures” above. Short-term incentive awards may be paid in the form of cash, shares, or a combination of cash and shares, but may not exceed, for a calendar year, the lesser of (i) two times the employee’s base salary for such year or (ii) Two Million Five Hundred Thousand Dollars ($2,500,000).
Change in Control
The Plan includes a “double-trigger” vesting provision, under which:
•
if, upon a change in control, an outstanding award is replaced with a new award with comparable terms and conditions as the original award, then the award will continue vesting under its original terms, provided that if the participant’s employment is terminated without good cause or for good reason within two years following the change in control, then the awards will fully vest, with performance-based awards vesting as if a target level of performance was achieved; or

•
if, upon a change in control, an outstanding award is not replaced with a new award with comparable terms and conditions, then such outstanding award will fully vest upon the change in control, with performance-based awards vesting as if a target level of performance was achieved.

Amendment and Termination
The Board of Directors may amend, suspend, or terminate the Plan at any time. Shareholder approval of an amendment will be required only to the extent necessary to satisfy applicable legal and regulatory agency rules. Upon shareholder approval of the 2021 Amendment, the Plan will terminate automatically on April 27, 2027.
In addition, the Compensation Committee may waive any vesting or performance requirements upon a participant’s death or disability or in connection with a change in control.
Compliance with Section 409A of the Code
To the extent applicable, it is intended that the Plan and any grants made thereunder comply with or be exempt from the provisions of Section 409A of the Code so that the income inclusion provisions of Section 409A(a)(1) of the Code do not apply to the participants. The Plan and any grants made under the Plan will be administered in a manner consistent with this intent.
Federal Income Tax Consequences
Tax Consequences for the Employees
The federal income tax consequences to a participant vary depending upon the type of award granted under the Plan. Generally, there are no federal income tax consequences to the participant upon the grant or exercise of an incentive stock option. If an employee holds the shares purchased through the exercise of an incentive stock option for more than two years after the grant day and one year after the exercise date (“required holding period”), the employee will be eligible for capital gains treatment on any excess of the sales price over the option price upon selling the shares. However, if the employee sells the shares during the required holding period, he must recognize ordinary income on the date of sale equal to the difference between the option price and the fair market value of the shares on the exercise date. The balance of the employee’s gain, if any, on the sale of the shares is subject to capital gains treatment.
The recipient of a non-qualified stock option realizes ordinary income upon exercising the option equal to the difference between the option price and the fair market value on the exercise date of the shares purchased. Upon the subsequent sale of any such shares by the recipient, any appreciation or depreciation in the value of the shares after the exercise date will be treated as a capital gain or loss for the recipient.
A participant generally does not recognize income from the grant of restricted shares until the restrictions on the shares lapse. Any dividends on restricted shares paid to participants before the lapse of restrictions are taxable to the participant.
A participant generally does not recognize income from the grant of restricted stock units until the restrictions on the restricted stock units lapse. At that time, the participant must recognize as ordinary income an amount equal to the fair market value of the shares underlying the restricted stock units. No income generally will be recognized upon the grant of performance shares or performance units. Upon payment in respect of the earn-out of performance shares or performance units, the recipient generally will be required to include as taxable ordinary income in the year of receipt an amount equal to the amount of cash received and the fair market value of any unrestricted common shares received.
In general, other awards under the Plan are taxable to the participant and deductible by the Company at the time paid.
Tax Consequences to the Company or Subsidiary
To the extent that a participant recognizes ordinary income in the circumstances described above, the Company or the subsidiary for which the participant performs services will be entitled to a corresponding deduction provided that, among other things, the income meets the test of reasonableness, is an ordinary and necessary business expense, is not an “excess parachute payment” within the meaning of Section 280G of the Code and is not disallowed by the $1 million limitation on certain executive compensation under Section 162(m) of the Code. In the case of grants of incentive stock options, the Company does not receive an income tax deduction, provided that the employee disposes of the shares after the required holding period.
Plan Benefits
Awards under the Plan during fiscal year 2020 are set forth under the “Grants of Plan-Based Awards During 2020” table on page 45. The Company has made awards of performance-based restricted stock units and service-based restricted stock to certain executive officers under the Plan during fiscal year 2021. General information about these awards is provided in the following table:
Plan Benefits
Name and Position	Dollar Value(3) ($)	Number of PSUs	Number of Restricted Shares	Number of Shares of Common Stock
James C. Ryan, III, Chairman & CEO	$1,7000,000	72,237	24,080	96,317
Brendon B. Falconer, Senior EVP and CFO	$400,000	16,996	5,666	22,662
James A. Sandgren, President and Chief Operating Officer	$640,000	27,195	9,065	36,260
Jeffrey L. Knight, EVP and Chief Legal Counsel	$300,000	12,747	4,250	16,997
Kendra L. Vanzo, Senior EVP and Chief Administrative Officer	$300,000	12,747	4,250	16,997
Executive Group(1)	$5,575,000	236,887	78,970	315,857
Non-Executive Officer Employee Group(2)	0	0	0	0
(1)	This group includes all of the Company’s current executive officers.
(2)	This group includes all of the Company’s employees, including its officers who are not executive officers.
(3)
The value of PSU and Restricted Shares Long Term Incentive was based on a stock price of $17.65/share, which was the volume weighted average share prices for the 20 days preceding and including the grant date of 1/28/2021.

	Dollar Value ($)	Number of PSUs	Number of Restricted Shares	Number of Shares of Common Stock(2)
Non-Executive Directors Group(1)	60,000	—	—	3,176
(1)	The dollar value and number of shares of common stock are presented on a per person basis. There are currently 12 non-employee directors that comprise the Non-Executive Director Group.
(2)
Reflects the number of shares to be awarded for 2021 based on the closing price of $18.89 on February 24, 2021. Actual stock grant payments to be awarded in 2021 will be based on average high and low prices at the time the grants are made.

Vote Required
The approval of the 2021 Amendment requires the affirmative vote of a majority of the votes cast with respect to this proposal.
The Board unanimously recommends a vote “FOR” approval of the Amendment to the
Old National Bancorp Amended and Restated 2008 Incentive Compensation Plan (Amended and Restated
as of May 10, 2012, and Further Amended and Restated as of April 27, 2017).

Section VI – Ratification of Prior Awards Made Under the Old National Bancorp Amended and Restated 2008 Incentive Compensation Plan (Amended and Restated as of May 10, 2012, and Further Amended and Restated as of April 27, 2017)
(Item 3 on Proxy Card)
As noted above under Section V – Approval of Amendment to the Amended and Restated 2008 Incentive Compensation Plan (Amended and Restated as of May 10, 2012, and Further Amended and Restated as of April 27, 2017), the Plan contained an inadvertent error in the definition of “Effective Date” as set forth in Section 2.01(p) of the Plan, referring to the original effective date of May 15, 2008 instead of being updated to reflect a new “Effective Date” of April 27, 2017 to coincide with the anticipated approval of the Plan by shareholders at the 2017 annual meeting. Under the terms of the Plan, the Plan would automatically terminate ten years after the Effective Date, as so defined in Section 2.01(p). As a result, the Plan could be read to have automatically terminated by its terms on May 15, 2018, ten years after the effective date as inadvertently referenced, notwithstanding the intention to have the Plan approved and further extended in duration. The Company did not identify this inadvertent error until early 2021, and the Board has granted certain awards under the Plan subsequent to its purported termination on May 15, 2018 (collectively, the “Prior Awards”). Because the Prior Awards were granted pursuant to the Plan after the purported termination of the Plan, the Company is seeking shareholder ratification of these Prior Awards. The Board believes that the Prior Awards were made in the best interests of the shareholders and that ratification of the Prior Awards is necessary to retain and motivate our employees and directors and align their long-term financial interests with the financial interests of our shareholders. The Board adopted a resolution on February 18, 2021 ratifying the Prior Awards, subject to shareholder approval, and recommends that the shareholders approve the ratification of the Prior Awards at the Annual Meeting.
Prior Awards
The Prior Awards made after the purported termination of the Plan included the following:
•
awards of unrestricted shares to non-employee Directors during fiscal year 2018, as set forth in more detail in the proxy statement for the 2019 annual meeting of the Company’s shareholders, filed with the SEC on March 6, 2019 (the “2019 Proxy Statement”), to the extent such awards were issued after May 15, 2018;

•
awards of performance-based restricted stock units to the then-current CEO during fiscal year 2018, as set forth in more detail in the 2019 Proxy Statement, to the extent such awards were issued after May 15, 2018;

•
awards of performance-based restricted stock units and service-based restricted stock to the then-current NEOs (other than the CEO) during fiscal year 2018, as set forth in more detail in the 2019 Proxy Statement, to the extent such awards were issued after May 15, 2018;

•
awards of unrestricted shares to non-employee Directors during fiscal year 2019, as set forth in more detail in the proxy statement for the 2020 annual meeting of the Company’s shareholders, filed with the SEC on March 9, 2020 (the “2020 Proxy Statement”);

•	awards of performance-based restricted stock units to our then-current Executive Chairman during fiscal year 2019, as set forth in more detail in the 2020 Proxy Statement;
•
awards of performance-based restricted stock units and service-based restricted stock to our then-current NEOs (other than the Executive Chairman) during fiscal year 2019, as set forth in more detail in the 2020 Proxy Statement;

•	awards of unrestricted shares to non-employee Directors during fiscal year 2020, as set forth in more detail in this Proxy Statement under “Director Compensation Overview—Retainers” above;
•
awards of performance-based restricted stock units and service-based restricted stock to our NEOs during fiscal year 2020, as set forth in more detail in this Proxy Statement under “Executive Compensation in 2020” above; and

•	awards approved and authorized by the Board on January 28, 2021.

Prior Shareholder Approval
The Company’s awards under the Plan during the past several years have received overwhelming shareholder support. The shareholders last approved the Plan at the 2017 annual meeting with 94.7% of votes cast in favor of the Plan. The Company’s annual “say-on-pay” vote gives shareholders an opportunity to approve on an advisory basis the Company’s execution compensation, which includes the Prior Awards granted to the Company’s named executive officers. At the 2019 annual meeting, shareholders voted 98.3% in favor of the Company’s 2018 executive compensation, which includes the Prior Awards granted in 2018 to the Company’s then-current CEO and other NEOs. At the 2020 annual meeting, shareholders voted 98.5% in favor of the Company’s 2019 executive compensation, which includes the Prior Awards granted in 2019 to the Company’s then-current Executive Chairman and other NEOs.
Vote Required
The ratification of the Prior Awards requires the affirmative vote of a majority of the votes cast with respect to this proposal. In the event shareholders do not ratify the Prior Awards, the Board would revisit those grants with affected recipients in an effort to replace those awards in such form as deemed appropriate.
The Board unanimously recommends a vote “FOR” the ratification of prior awards made under the Old National Bancorp Amended and Restated 2008 Incentive Compensation Plan
(Amended and Restated as of May 10, 2012, and Further Amended and Restated as of April 27, 2017)
during fiscal years 2018, 2019, 2020 and 2021.

Section VII – Approval of a Non-Binding Advisory Proposal
on Executive Compensation
(Item #4 on Proxy Card)
As required by Section 14A of the Securities Exchange Act, we are seeking advisory shareholder approval of the compensation of the NEOs as disclosed in this Proxy Statement. This proposal, commonly known as a “say-on-pay” proposal, gives you as a shareholder the opportunity to endorse or not endorse our executive pay program through the following resolution:
RESOLVED, that the shareholders advise that they approve the compensation of the Company’s NEOs, as disclosed pursuant to the compensation disclosure rules of the Securities and Exchange Commission (which disclosure shall include the “Compensation Discussion and Analysis” section and the compensation tables and any related material in the “Compensation of NEOs” section of this Proxy Statement for its 2021 Annual Meeting).
In response to the voting results for the frequency of the “say-on-pay” vote at the 2017 Annual Meeting, we are providing shareholders with the opportunity to annually provide a “say-on-pay” advisory vote.
Because your vote is advisory, it will not be binding upon the Board. However, the Compensation Committee will take into account the outcome of the vote when considering future executive compensation arrangements.
We believe that our compensation policies and procedures are centered on a pay-for-performance culture and are strongly aligned with the long-term interests of our shareholders. We also believe that both the Company and shareholders benefit from responsive corporate governance policies and constructive and consistent dialogue.
We believe that our CEO and executive management have successfully managed the Company in a competitive and ever changing economic and banking environment. We have been committed to achieving a high level of return to our shareholders and have executed multiple strategic mergers and other acquisitions in the past several years placing the Company in higher growth markets that have provided and we believe will constitute to provide opportunities to enhance shareholder value. In 2020, the Company delivered record operating results. Financial highlights for 2020 include:
•	EPS of $1.36
•	Net Income of $226.4 million
•	ROE of 7.87%
•	ROA of 1.04%
•	Efficiency Ratio of 62.91%
•	Net Charge-Off (Recovery) Ratio of 0.02%
Our Board of Directors recommends a vote FOR this resolution because it believes the policies and practices described in the Compensation Discussion and Analysis are effective in achieving the Company’s goals of rewarding sustained financial performance, aligning our executives’ long-term interests with those of the shareholders and also motivating the executives to remain with the Company for long and productive careers.
Shareholders are encouraged to carefully review the information provided in this proxy statement regarding the compensation of our NEOs in the section captioned “Compensation Discussion and Analysis” beginning on page 27.
The Board unanimously recommends a vote “FOR” approval of the advisory vote on Executive Compensation

Section VIII – Ratification of the Appointment of Independent
Registered Public Accounting Firm
(Item #5 on Proxy Card)
The Board proposes the ratification by the shareholders at the Annual Meeting of the Audit Committee’s appointment of Crowe LLP, Louisville, Kentucky, as independent registered public accounting firm for the Company and its subsidiaries for the fiscal year ending December 31, 2021. Although ratification by the shareholders of the Company’s independent registered public accounting firm is not required, the Company deems it desirable to continue its established practice of submitting such selection to the shareholders. In the event the appointment of Crowe LLP is not ratified by the shareholders, the Audit Committee of the Board will consider appointment of other independent registered public accounting firms for the fiscal year ending December 31, 2021. A representative of Crowe LLP will attend the virtual Annual Meeting and will have the opportunity to make a statement or respond to any questions that shareholders may have.
The Board unanimously recommends that the Shareholders vote “FOR” the ratification of the appointment of Crowe LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2021.

Section IX – Independent Public Accountants’ Fees
The following table sets forth the aggregate fees for audit services rendered by Crowe LLP in connection with the consolidated financial statements and reports for fiscal year 2020 and 2019 and for other services rendered during fiscal year 2019 on behalf of the Company and its subsidiaries, as well as all out-of-pocket costs incurred in connection with these services. The aggregate fees included in Audit Fees are fees billed or expected to be billed for the fiscal years for the audit of the registrant’s annual financial statements and internal controls and review of financial statements and statutory and regulatory filings or engagements. The aggregate fees included in each of the other categories are fees billed for services rendered during the fiscal years.
	Fiscal 2020	Fiscal 2019
Audit Fees	$1,503,250	$1,724,300
Audit Related Fees	0	17,465
Tax Fees	0	0
All Other Fees	0	79,310
	$1,503,250	$1,821,075
Audit Fees
Audit Fees consists of fees billed for professional services rendered for (i) the audit of Old National’s consolidated financial statements and the integrated audit of internal control, (ii) the review of the interim consolidated financial statements included in quarterly reports on Form 10-Q, (iii) the services that are normally provided by the principal accountant in connection with statutory and regulatory filings or engagements, and (iv) other services that generally only the principal accountant can provide. These services included fees for the audit of the financial statements of Indiana Old National Insurance Company in 2020 and 2019, HUD audits for 2020 and 2019, consents on registration statements in 2020, and consulting on financial accounting and reporting standards in 2019.
Audit-Related Fees
Audit-Related Fees consists of fees billed for assurance and related services that are reasonably related to the performance of the audit or review of the Company’s consolidated financial statements and are not reported under “Audit Fees.” These services may include employee benefit plan audits, accounting consultations in connection with acquisitions and divestitures, attest services that are not required by statute or regulation, and consultations concerning financial accounting and reporting standards. These fees for 2019 represent student loan audit fees and training.
Tax Fees
Tax Fees consists of fees billed for tax compliance/preparation and other tax services. Tax compliance/preparation may consist of fees billed for professional services related to federal and state tax compliance, assistance with tax audits and appeals and assistance related to the impact of mergers, acquisitions and divestitures on tax return preparation. Other tax services may consist of fees billed for other miscellaneous tax consulting and planning and for individual income tax preparation.
All Other Fees
All Other Fees consists of fees for all other services provided other than those reported above. These fees for 2019 represent anti-money laundering (“AML”) transaction monitoring services.
Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Public Accountants
All the fees and services described above under “Audit Fees”, “Audit-Related Fees”, “Tax Fees” and “All Other Fees” were pre-approved by the Audit Committee. The Audit Committee pre-approves all audit and permissible non-audit services provided by the independent public accountants. These services may include audit services, audit-related services, tax services and other services. The Audit Committee has adopted a policy for the pre-approval of services provided by the independent public accountants. Under the policy, pre-approval is generally provided for up to one year and any pre-approval is detailed as to the particular service or category of services and is subject to a specific budget. In addition, the Audit Committee may also pre-approve particular services on a case-by-case basis. For each proposed service, the independent public accountant is required to provide detailed supporting documentation at the time of approval. The Audit Committee may delegate pre-approval authority to one or more of its members. Such a member must report any decisions to the Audit Committee at the next scheduled meeting.

Section X – Report of the Audit Committee
This Audit Committee report is provided to inform shareholders of the Audit Committee oversight with respect to the Company’s financial reporting. The Audit Committee operates under a written Audit Committee
Charter which meets the requirements of the SEC and the NASDAQ.
Independence of Audit Committee Members
The Audit Committee is comprised of four members of the Board of the Company. All the members of the Audit Committee are independent from management and the Company (as independence is currently defined in the NASDAQ listing requirements).
Scope of Responsibilities
The Audit Committee’s responsibilities are primarily derived from its role in the general oversight of the financial reporting process. That role includes the creation and maintenance of a strong internal control environment and a process of assessing the risk of fraud in the reporting process. The committee’s responsibilities include the authority and the responsibility of selecting, evaluating and, where appropriate, replacing the independent accountants; reviewing the scope, conduct and results of audits performed; making inquiries as to the differences of views, if any, between such independent accountants and officers and employees of the Company and subsidiaries with respect to the financial statements and records and accounting policies, principles, methods and systems; considering whether the provision by the independent accountants of services for the Company, in addition to the annual audit examination, is compatible with maintaining the independent accountants’ independence; reviewing the policies and guidelines of the Company and subsidiaries designed to ensure the proper use and accounting for corporate assets, and the activities of the Company’s internal audit department; pre-approving all auditing services and permissible non-audit services provided to the Company by the independent accountants; reviewing any significant disagreements between management and the independent accountants in connection with the preparation of the financial statements; and discussing the quality and adequacy of the Company’s internal controls with management, the internal auditors and the independent accountants.
While responsibility for oversight of compliance activities is with the Enterprise Risk Committee, the Audit Committee does monitor the Company’s compliance with banking laws and regulations and risk management in order to ascertain relevant disclosures in the Company’s financial statements and filings.
2020 Work of the Audit Committee
The Company has engaged Crowe LLP as its independent registered public accounting firm since 2005, and the Audit Committee reaffirmed Crowe LLP’s engagement as the Company’s independent registered public accounting firm as of and for the period ending December 31, 2020. The selection of Crowe LLP was ratified by the shareholders of the Company at the 2020 Annual Meeting.
In fulfilling its oversight responsibilities in 2020, the Audit Committee continued to closely monitor the financial reporting and accounting practices of the Company, including an appropriate allowance for credit losses. The Audit Committee also required periodic updates from management with respect to other critical accounting areas, including but not limited to, derivative financial instruments, goodwill and income taxes.
The Company has engaged in mergers and acquisitions, with the most recent acquisition of Klein Financial, Inc., a Minnesota-based company, closing November 1, 2018. The committee monitors the accounting for, and the reporting of, acquisitions at closing (“day one”) and subsequent to closing (“day two”).
During the year, the Audit Committee continued to monitor the Company’s compliance with the internal control certification and attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002.
The Audit Committee also monitored the Company’s progress with respect to the proper application and adoption of accounting and financial reporting guidance promulgated by regulatory bodies, including the areas of Credit Losses, Goodwill, Reference Rate Reform, and Loan Modifications related to COVID-19.
The Audit Committee stays informed of the Company’s compliance with banking laws and regulations as it relates to the accuracy of financial reporting. A member of the Audit Committee also serves as a member of the Company’s Enterprise Risk Committee, which has primary oversight of the credit administration and compliance activities of the Company. Participation by Audit Committee members on the Enterprise Risk Committee also enhances the Audit Committee’s ability to monitor the Company’s exposure to business risk, including the risk of fraud. In addition, several members of the Audit Committee are members of the Board’s Funds Management and Finance and Corporate

Development Committees. Membership on those committees provides the Audit Committee with valuable insight into (a) the Company’s mitigation initiatives with respect to interest rate risk, liquidity risk, capital risk, use of financial derivatives and other risk exposures and (b) developments in the areas of financial performance and mergers and acquisitions.
The Sarbanes-Oxley Act of 2002 required that the Audit Committee establish procedures for the confidential submission of employee concerns regarding questionable accounting, internal controls or auditing matters. The Audit Committee continues to ensure that the Company is in compliance with all applicable rules and regulations with respect to the submission to the Audit Committee of anonymous complaints from employees of the Company. In addition, the Chief Ethics Officer promptly reports to the Audit Committee upon becoming aware of any matter involving any serious breach or potential serious breach of the Code of Conduct and Company Policies involving any accounting, internal accounting controls, auditing matters, allegations of fraud, or misconduct by senior management.
Review with Management and Independent Accountants
The Audit Committee has reviewed and discussed the audited financial statements for the year ended December 31, 2020 and the footnotes thereto, with management and the independent accountants, Crowe LLP. The Audit Committee also received from management drafts of the Company’s Quarterly Reports on Form 10-Q and reviewed drafts of the Company’s earnings releases prior to public dissemination.
The Audit Committee reviewed with the Company’s internal auditors and independent accountants the overall scope and plans for their respective audit activities. The Audit Committee also met with its internal auditors and the independent accountants, with and without management present, to discuss the results of their examinations and their evaluations of internal controls. Additionally, the Audit Committee reviewed and discussed with the independent accountants, who are responsible for expressing an opinion on the conformity of those audited financial statements with generally accepted accounting principles, their judgments as to the quality and acceptability of the Company’s financial reporting and such other matters as are required to be discussed with the Audit Committee pursuant to the PCAOB’s Auditing Standard 1301.
The Audit Committee discussed with Crowe LLP their independence from management and the Company and received the written disclosures and the letter from Crowe LLP required by PCAOB Rule 3526.
Audit Committee Financial Expert
The Board determined that Ryan C. Kitchell and Daniel S. Hermann each qualify as an “Audit Committee Financial Expert” as defined by the SEC. A description of Mr. Kitchell’s and Mr. Hermann’s relevant experience can be found in their biographies on page 18. Each member of the Audit Committee is an “independent director” as that term is defined in the NASDAQ listing standards.
Appointment of Crowe LLP
The Audit Committee has appointed Crowe LLP as the Company’s independent registered public accounting firm as of and for the period ending December 31, 2021.
Annual Committee Review of Charter and Performance Evaluation
As required by the Audit Committee’s Charter, the Audit Committee conducted an annual review of the Charter for possible revisions. Also, as required by the Audit Committee’s Charter, the Audit Committee conducted an annual performance evaluation, the results of which have been discussed with the Audit Committee members and shared with the Governance Committee.
Conclusion
In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2020, filed with the SEC.
Submitted by,
Members of the Audit Committee
Ryan C. Kitchell, Chairman
Daniel S. Hermann
Jerome F. Henry, Jr.
Phelps L. Lambert

Section XI – Other Business
Transactions with Management and Others
The executive officers and Directors of the Company are at present, as in the past, customers of one or more of the Company’s subsidiaries and have had and expect in the future to have similar transactions with the subsidiaries in the ordinary course of business. In addition, some of the executive officers and Directors of the Company are at present, as in the past, officers, Directors or principal shareholders of corporations which are customers of these subsidiaries and which have had and expect to have transactions with the subsidiaries in the ordinary course of business. All such transactions were made in the ordinary course of business, on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons and did not involve more than the normal risk of collectability or present other unfavorable features.
Related party transactions are evaluated on a case-by-case basis in accordance with the applicable provisions of the By-Laws and the Code of Business Conduct and Ethics of the Company.
The provisions of the By-Laws apply to contracts or transactions between the Company and
•	any one or more of its Directors, members or employees,
•	any firm of which one or more of its Directors are members or employees or in which they are interested, or
•	any corporation or association of which one or more of its Directors are shareholders, members, Directors, officers, or employees or in which they are interested.
Contracts or transactions between the Company and the persons described above are valid for all purposes, if the fact of such interest is disclosed to the Board and the Board authorizes, approves and ratifies such contract or transaction by a vote of a majority of the Directors present at the meeting at which the contract or transaction is considered. In the case where a Director has an interest in the transaction or contract, the Director is permitted to attend the meeting of the Board at which the transaction is considered and may be counted for purposes of determining if a quorum is present. The vote of the interested Director, may not, however, be counted for purposes of determining whether the transaction is approved by a majority of the Directors present.
Except in the case where such transactions are specifically approved by the Board, the Company’s Code of Business Conduct and Ethics prohibits transactions with related persons which result in a conflict of interest. For this purpose, “related persons” include the Directors, executive officers or their immediate family members, or shareholders owning five percent or greater of the Company’s outstanding stock. Such transactions may be approved by the Board upon a determination that the transactions are in the best interests of the Company.
The Company has made, and expects to make in the future through its bank subsidiary, loans in the ordinary course of business to Directors and officers of the Company, members of their immediate families and corporations and other entities in which they may have a controlling interest. The loans to such persons are made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable loans with person not related to the Company or Old National Bank, and the loans did not involve more than normal risk of collectability or present other unfavorable features.

Shareholder Proposals and Director Nominations
for the 2022 Annual Meeting
Proposals submitted by shareholders under Rule 14a-8 of the Securities Exchange Act of 1934 to be presented at the 2022 Annual Meeting must be received by the Company at its principal executive office no later than November 18, 2021, to be considered for inclusion in the proxy statement and form of proxy relating to that meeting. Any such proposals should be sent to the attention of the Corporate Secretary of the Company at P.O. Box 718, Evansville, Indiana 47705-0718. If notice of any other shareholder proposal intended to be presented at the 2022 Annual Meeting is not received by the Company on or before February 1, 2022, the proxy solicited by the Board of the Company for use in connection with that meeting may confer authority on the proxies to vote in their discretion on such proposal, without any discussion in the Company’s proxy statement for that meeting of either the proposal or how such proxies intend to exercise their voting discretion.
All nominations of persons to serve as Directors of the Company must be made in accordance with the requirements contained in the Company’s By-Laws. See the description of the nomination procedures beginning on page 7.
Annual Report
Upon written request, the Company will provide without charge to each shareholder who does not otherwise receive a copy of the Company’s annual report to shareholders a copy of the Company’s annual report on Form 10-K filed with the SEC for the year ended December 31, 2020. Address all requests to:
Michael W. Woods, Senior Vice President & Controller
Old National Bancorp
P. O. Box 718
Evansville, Indiana 47705-0718
Other Matters
The Board of the Company does not know of any matters for action by shareholders at the 2021 Annual Meeting other than the matters described in the accompanying Notice of Annual Meeting. However, the enclosed proxy will confer upon the named proxies discretionary authority with respect to matters which are not known to the Board at the time of the printing hereof and which may properly come before the Annual Meeting. It is the intention of the persons named as proxies to vote pursuant to the proxy with respect to such matters in accordance with their best judgment.
It is important that proxies be returned promptly. Shareholders are requested to complete, sign and return their proxies in order that a quorum for the Annual Meeting may be assured. You may also vote your proxy by Internet. If you do not vote your proxy by Internet, then it may be mailed in the enclosed envelope, to which no postage need be affixed.

Appendix I
AMENDMENT
OF THE
OLD NATIONAL BANCORP AMENDED AND RESTATED 2008 INCENTIVE
COMPENSATION PLAN (AMENDED AND RESTATED AS OF MAY 10, 2012, AND
FURTHER AMENDED AND RESTATED AS OF APRIL 27, 2017)
WHEREAS, Old National Bancorp, an Indiana corporation (the “Company”), established and sponsors the Old National Bancorp Amended and Restated 2008 Incentive Compensation Plan (Amended and Restated as of May 10, 2012, and Further Amended and Restated as of April 27, 2017) (the “Plan”);
WHEREAS, pursuant to Section 14.01 of the Plan, the Board of Directors of the Company (the “Board”) reserved the right to amend the Plan at any time; and
WHEREAS, the Board desires to amend the Plan to correct an inadvertent error in the Plan’s definition of “Effective Date.”
NOW, THEREFORE, pursuant to the power reserved by Section 14.01 of the Plan, the Board amends the Plan as follows, subject to and effective upon approval by the Company’s shareholders at the Annual Meeting to be held on April 29, 2021 (the “2021 Annual Meeting”). Defined terms used herein, but not otherwise defined in this 2021 Amendment, shall have the meanings ascribed to them in the Plan:
1. Section 2.01(p) containing the definition of “Effective Date” is hereby amended in its entirety to read as follows in order to correct an inadvertent error in the Plan when last approved by the shareholders in 2017, which amendment, if approved by the shareholders at the 2021 Annual Meeting, shall be effective retroactively to April 27, 2017:
“(p) ‘Effective Date’ means April 27, 2017”
IN WITNESS WHEREOF, this 2021 Amendment, having been first duly authorized, approved and adopted by the Company’s Board of Directors, and approved by the Company’s shareholders at the 2021 Annual Meeting, is hereby executed below by a duly authorized officer of the Company on this      day of        , 2021.
OLD NATIONAL BANCORP

By:
Name:
Title:
I-1

Appendix II
OLD NATIONAL BANCORP
AMENDED AND RESTATED 2008 INCENTIVE COMPENSATION PLAN
(Amended and Restated as of May 10, 2012, and
further Amended and Restated as of April 27, 2017)
ARTICLE I.
PURPOSE AND DURATION
Section 1.01. Establishment of the Plan. Old National Bancorp, an Indiana corporation, hereby establishes an equity-based incentive compensation plan, to be known as the Old National Bancorp Amended and Restated 2008 Incentive Compensation Plan (“Plan”), amended and restated as of May 10, 2012, and further amended and restated as of April 27, 2017. The Plan was initially approved by the shareholders of the Company on May 15, 2008. This amendment and restatement of the Plan was adopted by the Company's Board on January 26, 2017, contingent on shareholder approval, and it became effective upon the shareholders' approval of the Plan on April 27, 2017.
Section 1.02. Purposes of the Plan. The purposes of the Plan are to further the growth and financial success of the Company and its Affiliates by aligning the interests of Participants more closely with the interests of the Company's shareholders; to provide Participants with an additional incentive to excel in performing services for the Company and its Affiliates, and to promote teamwork among Participants. The Plan is further intended to provide flexibility to the Company and its Affiliates in attracting, motivating, and retaining directors and key employees. To achieve these objectives, the Plan provides for the grant of Nonqualified Stock Options, Incentive Stock Options, SARs, Restricted Stock, Restricted Stock Units, Performance Units, Performance Shares, Shares, and Short-Term Incentive Awards.
ARTICLE II.
DEFINITIONS AND RULES OF INTERPRETATION
Section 2.01. Definitions. For purposes of the Plan, the following words and phrases shall have the following meanings, unless a different meaning is plainly required by the context:
(a)	“Act” or “1934 Act” means the Securities Exchange Act of 1934, as amended from time to time.
(b)
“Affiliate” means any corporation or any other entity (including, but not limited to, a partnership, limited liability company, joint venture, or Subsidiary) controlling, controlled by, or under common control with the Company.

(c)	“Affiliated SAR” means an SAR that is granted in connection with a related Option and is deemed to be exercised at the same time as the related Option is exercised.
(d)	“Aggregate Share Limit” has the meaning specified in Section 4.01(a).
(e)
“Award” means, individually or collectively, a grant under the Plan of Nonqualified Stock Options, Incentive Stock Options, SARs, Service-Based Restricted Stock, Performance-Based Restricted Stock, Restricted Stock Units, Performance Units, Performance Shares, Shares, or Short-Term Incentive Awards.

(f)	“Award Agreement” means the written agreement that sets forth the terms and conditions applicable to an Award.
(g)	“Board” or “Board of Directors” means the Company's Board of Directors, as constituted from time to time.
(h)
“Cashless Exercise” means, if there is a public market for the Shares, the payment of the Exercise Price for Options (i) through a same day sale commitment from the Participant and a FINRA member firm, whereby the Participant irrevocably elects to exercise the Option and to sell a portion of the Shares so purchased to pay the Exercise Price, and whereby the FINRA member firm irrevocably commits upon receipt of such stock to forward the Exercise Price directly to the Company, or (ii) through a margin commitment from the Participant and a FINRA member firm whereby the Participant irrevocably elects to exercise the Option and to pledge the Shares so purchased to the FINRA member firm in a margin account as security for a loan from the FINRA member firm in the amount of the Exercise Price and whereby the FINRA member firm irrevocably commits upon receipt of such Shares to forward the Exercise Price directly to the Company.
(i)
“Cause” means, for purposes of determining whether and when a Participant has incurred a Termination of Service for Cause, (i) any act or failure to act that permits the Company or an Affiliate to terminate the written agreement or arrangement between the Participant and the Company or Affiliate for “cause,” as defined in such agreement or arrangement or, (ii) if there is no such agreement or arrangement, or the agreement or arrangement does not define the term “cause,” any act or failure to act deemed to constitute “cause” under the Company's established and applied practices, policies, or guidelines applicable to the Participant.

(j)	“Change in Control” has the meaning specified in Section 15.02.
(k)	“Code” means the Internal Revenue Code of 1986, as amended from time to time.
(l)	“Committee” means the Compensation and Management Development Committee of the Board or such other committee appointed by the Board pursuant to Section 3.01 to administer the Plan.
(m)	“Company” means Old National Bancorp, an Indiana corporation, and any successor thereto.
(n)	“Covered Employee” means an Employee who is a “covered employee” as defined in Code Section 162(m)(3).
(o)	“Director” means any individual who is a member of the Board of Directors.
(p)	“Effective Date” means May 15, 2008, which is the date on which the Company's shareholders initially approved the Plan.
(q)	“Employee” means an officer or key employee of the Company or an Affiliate.
(r)	“Exercise Price” means the price at which a Share may be purchased by a Participant pursuant to the exercise of an Option.
(s)
“Fair Market Value” means, with respect to a Share as of a particular date, the per share closing price for the Shares on such date, as reported by the principal exchange or market over which the Shares are then listed or regularly traded. If Shares are not traded over the applicable exchange or market on the date as of which the determination of Fair Market Value is made, “Fair Market Value” means the per share closing price for the Shares on the most recent preceding date on which the Shares were traded over such exchange or market. If the Shares are not traded on national securities exchange or market, the “Fair Market Value” of a Share shall be determined by the Committee in a reasonable manner pursuant to a reasonable valuation method. Notwithstanding anything to the contrary in the foregoing, as of any date, the “Fair Market Value” of a Share shall be determined in a manner consistent with avoiding adverse tax consequences under Code Section 409A and, with respect to an Incentive Stock Option, in the manner required by Code Section 422.

(t)	“FINRA” means the Financial Industry Regulatory Authority.
(u)	“Fiscal Year” means the annual accounting period of the Company.
(v)	“Freestanding SAR” means an SAR that is granted independently of any Option.
(w)
“Good Reason” means, with respect to any Participant, the meaning ascribed to such term in any employment, severance or change in control agreement entered into by such Participant. If the Participant has not entered into any employment, severance, or change in control agreement with a definition of “Good Reason,” then “Good Reason” means the occurrence of one or more of the following events within the two-year period following a Change in Control:

(i)	A material diminution in the Participant's authority, duties, or responsibilities or in those of the individual to whom the Participant is required to report;
(ii)	The Participant's annual base salary is materially reduced;

(iii)
The Participant's principal place of employment with the Company or the Post-CIC Entity is relocated a material distance (which for this purpose shall be deemed to be more than 50 miles) from such Participant's principal place of employment immediately prior to the Change in Control; or

(iv)
Any other action or inaction that constitutes a material breach by the Company or the Post-CIC Entity of this Plan, any Award Agreement or any other agreement under which the Participant provides his or her services to the Company or the Post-CIC Entity.

(x)
“Grant Date” means the date specified by the Committee or the Board on which a grant of an Award under this Plan will become effective, which date will not be earlier than the date on which the Committee or the Board takes action with respect thereto.

(y)	“Incentive Stock Option” means an option to purchase Shares that is granted pursuant to the Plan, is designated as an “incentive stock option,” and satisfies the requirements of Code Section 422.
(z)	“1999 Plan” means the Old National Bancorp 1999 Equity Incentive Plan, which was approved by shareholders on April 15, 1999.
(aa)	“Nonqualified Stock Option” means an option to purchase Shares that is granted pursuant to the Plan and is not an Incentive Stock Option.
(bb)	“Option” means an Incentive Stock Option or a Nonqualified Stock Option.
(cc)	“Option Period” means the period during which an Option is exercisable in accordance with the applicable Award Agreement and Article VI.
(dd)	“Participant” means an Employee or a Director to whom an Award has been granted.
(ee)
“Performance Award” means, with respect to a Participant for a Performance Period, an Award under which the amount payable to the Participant (if any) is contingent on the achievement of pre-established Performance Targets during the Performance Period.

(ff)	“Performance-Based Compensation” means compensation described in Code Section 162(m)(4)(C) that is excluded from “applicable employee remuneration” under Code Section 162(m).
(gg)	“Performance-Based Restricted Stock” means Restricted Stock that is subject to forfeiture unless specified Performance Targets are satisfied during the Performance Period.
(hh)
“Performance Measures” means, with respect to a Performance Award, the objective factors used to determine the amount (if any) payable pursuant to the Award. “Performance Measures” shall be based on any of the factors listed below, alone or in combination, as determined by the Committee. Such factors may be applied (i) on a corporate-wide or business-unit basis, (ii) including or excluding one or more Subsidiaries, (iii) in comparison with plan, budget, or prior performance, and/or (iv) on an absolute basis or in comparison with peer-group performance. The factors that may be used as Performance Measures are: (1) interest income; (2) net interest income; (3) interest expense; (4) net interest margin; (5) non-interest income; (6) fee income; (7) revenues; (8) securities gains or losses; (9) other income; (10) deposits; (11) deposit growth; (12) deposit market share; (13) non-interest expense; (14) total expenses; (15) efficiency ratio; (16) credit quality; (17) non-performing assets; (18) net charge offs; (19) provision expense; (20) operating income; (21) budgeted margin (which is business unit income before taxes excluding intangible amortization and unallocated expenses); (22) net income; (23) earnings per share; (24) return on assets; (25) return on equity; (26) return on average tangible common equity; (27) return on average tangible common shareholders' equity; (28) regulatory capital ratios; (29) stock price; (30) dividends; (31) total shareholder return; (32) operating leverage; (33) productivity; (34) customer satisfaction; (35 employee diversity goals or employee turnover; (36) specified objective social goals; and (37) goals relating to acquisitions or divestitures of subsidiaries or business units. Performance Measures may differ from Participant to Participant and from Award to Award.

(ii)	“Performance Period” means the period of time during which Performance Targets must be achieved with respect to an Award, as established by the Committee.

(jj)	“Performance Share” means an Award granted to a Participant pursuant to Section 10.01, the initial value of which is equal to the Fair Market Value of a Share on the Grant Date.
(kk)
“Performance Targets” means, with respect to a Performance Award for a Performance Period, the objective performance under the Performance Measures for that Performance Period that will result in payments under the Performance Award. Performance Targets may differ from Participant to Participant and Award to Award.

(ll)	“Performance Unit” means an Award granted to a Participant pursuant to Section 10.01, the initial value of which is established by the Committee on or before the Grant Date.
(mm)	“Period of Restriction” means the period during which a Share of Restricted Stock is subject to restrictions and a substantial risk of forfeiture.
(nn)	“Plan” means the Old National Bancorp Amended and Restated 2008 Incentive Compensation Plan, as set out in this instrument and as hereafter amended from time to time.
(oo)	“Post-CIC Entity” means any entity (or any successor or parent thereof) that effects a Change in Control pursuant to Article XVI.
(pp)	“Restricted Stock” means an Award granted to a Participant pursuant to Section 8.01.
(qq)	“Restricted Stock Unit” means an Award granted to a Participant pursuant to Section 9.01 and represents the right of the Participant to receive Shares or cash at the end of the specified period.
(rr)
“Retirement” means, with respect to a Participant, Termination of Service after having (i) completed at least five years of service with the Company and (ii) reached age fifty-five (55). For purposes of the preceding sentence, service with an Affiliate shall be considered service with the Company.

(ss)	“Rule 16b-3” means Rule 16b-3 under the 1934 Act and any future rule or regulation amending, supplementing, or superseding such rule.
(tt)	“Section 16 Person” means a person subject to potential liability under Section 16(b) of the 1934 Act with respect to transactions that involve equity securities of the Company.
(uu)	“Service-Based Restricted Stock” means Restricted Stock with restrictions based only on the Participant's continued service to the Company and/or an Affiliate.
(vv)
“Shares” means the whole shares of issued and outstanding regular voting common stock, no par value, of the Company, whether presently or hereafter issued and outstanding, and any other stock or securities resulting from adjustment thereof as provided in 4.04, or the stock of any successor to the Company that is so designated for the purposes of the Plan.

(ww)	“Short-Term Incentive Award” means an Award pursuant to the STIP.
(xx)
“STIP” means the Old National Bancorp Short-Term Incentive Plan for Executive Employees, as set out in Appendix A, and as amended from time to time. The terms of the STIP are part of the Plan as if fully set out herein.

(yy)	“Stock Appreciation Right” or “SAR” means an Award, granted alone or in connection or tandem with a related Option, that is designated as an SAR pursuant to Section 7.01.
(zz)
“Subsidiary” means any corporation (including, without limitation, any bank, savings association, financial institution, or financial services company) in an unbroken chain of corporations beginning with the Company, if each of the corporations other than the last corporation in the unbroken chain then owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in the chain.

(aaa)
“Tandem SAR” means an SAR that is granted in tandem with a related Option, the exercise of which requires forfeiture of the right to exercise the related Option with respect to an equal number of Shares and that is forfeited to the extent that the related Option is exercised.

(bbb)	“Termination of Service,” “Terminates Service,” “Terminated,” or any variation thereof means a separation from service within the meaning of Code Section 409A(a)(2)(A)(i).

Section 2.02. Rules of Interpretation. The following rules shall govern in interpreting the Plan:
(a)
Except to the extent preempted by United States federal law or as otherwise expressly provided herein, the Plan and all Award Agreements shall be interpreted in accordance with and governed by the internal laws of the State of Indiana without giving effect to any choice or conflict of law provisions, principles, or rules.

(b)
The Plan and all Awards are intended to be exempt from or comply with the requirements of Code Section 409A and all other applicable laws, and this Plan shall be so interpreted and administered. In addition to the general amendment rights of the Company with respect to the Plan, the Company specifically retains the unilateral right (but not the obligation) to make, prospectively or retroactively, any amendment to this Plan and any Award Agreement or any related document as it deems necessary or desirable to more fully address issues in connection with compliance with (or exemption from) Code Section 409A. In no event, however, shall this section or any other provisions of this Plan be construed to require the Company to provide any gross-up for the tax consequences of any provisions of, or payments under, this Plan. Except as may be expressly provided in another agreement to which the Company is bound, the Company and its Affiliates shall have no responsibility for tax or legal consequences to any Participant (or beneficiary) resulting from the terms or operation of this Plan.

(c)	Any reference herein to a provision of law, regulation, or rule shall be deemed to include a reference to the successor of such law, regulation, or rule.
(d)	To the extent consistent with the context, any masculine term shall include the feminine, and vice versa, and the singular shall include the plural, and vice versa.
(e)
If any provision of the Plan shall be held illegal or invalid for any reason, the illegality or invalidity of that provision shall not affect the remaining parts of the Plan, and the Plan shall be interpreted and enforced as if the illegal or invalid provision had never been included herein.

(f)
The grant of Awards and issuance of Shares hereunder shall be subject to all applicable statutes, laws, rules, and regulations and to such approvals and requirements as may be required from time to time by any governmental authority or securities exchange or market on which the Shares are then listed or traded.

(g)	The descriptive headings and sections of the Plan are provided for convenience of reference only and shall not serve as a basis for interpretation of the Plan.
ARTICLE III.
ADMINISTRATION
Section 3.01. The Committee. The Committee shall administer the Plan and, subject to the provisions of the Plan and applicable law, may exercise its discretion in performing its administrative duties. The Committee shall consist of not fewer than three (3) Directors, and Committee action shall require the affirmative vote of a majority of its members. The members of the Committee shall be appointed by, and shall serve at the pleasure of, the Board of Directors. The Committee shall be composed solely of Directors who are both (i) non-employee directors under Rule 16b-3 and (ii) outside directors under Code Section 162(m)(3)(C)(ii).
Section 3.02. Authority of the Committee. Except as limited by law or by the Articles of Incorporation or By-Laws of the Company, and subject to the provisions of the Plan, the Committee shall have full power and discretion to (a) select the Employees who shall participate in the Plan; (b) determine the sizes and types of Awards; (c) determine the terms and conditions of Awards in a manner consistent with the Plan; (d) construe and interpret the Plan, all Award Agreements, and any other agreements or instruments entered into under the Plan; (e) establish, amend, or waive rules and regulations for the Plan's administration; and (f) amend the terms and conditions of any outstanding Award and applicable Award Agreement to the extent that such terms and conditions are within the discretion of the Committee, subject to the provisions of this Plan and any applicable law. Further, the Committee shall make all other determinations that may be necessary or advisable for the administration of the Plan. Each Award shall be evidenced by a written Award Agreement between the Company and the Participant and shall contain such terms and conditions established by the Committee consistent with the provisions of the Plan. Notwithstanding the preceding provisions, the Committee shall not have any authority to take any action with respect to an Award intended to constitute Performance-Based Compensation that would disqualify it from being such. Except as limited by applicable law or the Plan, the Committee may use its discretion to the maximum extent that it deems appropriate in administering the Plan. The full Board will have the authority outlined above in this

Section 3.02 with respect to Awards granted to a non-employee Director. Any reference to the “Committee” in this Plan shall mean “Board” with respect to any Award granted to a non-employee Director.
Section 3.03. Delegation by the Committee. The Committee may delegate all or any part of its authority and powers under this Plan to one or more Directors or officers of the Company; provided, however, the Committee may not delegate its authority and powers (i) with respect to grants to Section 16 Persons, (ii) in a way that would jeopardize the Plan's satisfaction of Rule 16b-3, or (iii) with respect to grants intended to constitute Performance-Based Compensation.
Section 3.04. Decisions Binding. All determinations and decisions made by the Committee, the Board, or any delegate of the Committee pursuant to this Article shall be final, conclusive, and binding on all persons, including the Company and Participants.
ARTICLE IV.
SHARES SUBJECT TO THIS PLAN
Section 4.01. Number of Shares.
(a)
Subject to adjustment as provided in Section 4.04 and any limitations specified elsewhere in the Plan, the maximum number of Shares cumulatively available for issuance under the Plan pursuant to (i) the exercise of Options, (ii) the grant of Affiliated, Freestanding, and Tandem SARs, (iii) the grant of Restricted Stock, (iv) the payment of Performance Units and Performance Shares, and/or (v) the grant of Shares shall not exceed the sum of the following (the “Aggregate Share Limit”):

(i)	one million Shares, plus
(ii)	any Shares covered by an award under this Plan or the 1999 Plan that are forfeited or remain unpurchased or undistributed upon termination or expiration of the award, plus
(iii)	any Shares available for awards under the 1999 Plan on the date of its termination.
(b)
Shares covered by an Award granted under the Plan shall not be counted as used unless and until they are actually issued and delivered to a Participant and, therefore, the Aggregate Share Limit as of a given date shall not be reduced by any Shares relating to prior awards that have expired or have been forfeited or cancelled. If the Company pays the benefit provided by any Award granted under the Plan to the respective Participant in cash, any Shares that were covered by such Award will be available for issue or transfer hereunder. Notwithstanding anything to the contrary contained herein:

(i)	if Shares are tendered or otherwise used in payment of the Exercise Price of an Option, the total number of Shares covered by the Option being exercised shall count against the Aggregate Share Limit;
(ii)	any Shares withheld by the Company to satisfy a tax withholding obligation shall count against the Aggregate Share Limit;
(iii)
the number of Shares covered by a SAR, to the extent that it is exercised and settled in Shares, and whether or not Shares are actually issued to the Participant upon exercise of the SAR, shall be considered issued or transferred pursuant to the Plan and shall count against the Aggregate Share Limit; and

(iv)
in the event that the Company repurchases Shares with proceeds from the exercise of an Option, those Shares will not be added to the Aggregate Share Limit. If, under the Plan, a Participant has elected to give up the right to receive compensation in exchange for Shares based on their Fair Market Value, such Shares will not count against the Aggregate Share Limit.

(c)
Shares issued under the Plan may be authorized but unissued Shares, treasury Shares, reacquired Shares (including Shares purchased in the open market), or any combination thereof, as the Committee may from time to time determine. Shares covered by an Award that are forfeited or that remain unpurchased or undistributed upon termination or expiration of the Award may be made the subject of further Awards to the same or other Participants.

(d)	The total number of Shares actually issued or transferred by the Company upon the exercise of Incentive Stock Options will not exceed One Million (1,000,000) Shares.
Section 4.02. Restrictions on Shares. Shares issued upon exercise of an Award shall be subject to the terms and conditions specified herein and to such other terms, conditions, and restrictions as the Committee may determine or provide in the Award Agreement. The Company shall not be required to issue or deliver any certificates for Shares, cash, or other property before (i) the listing of such Shares on any stock exchange (or other public market) on which the Shares may then be listed (or regularly traded) and (ii) the completion of any registration or qualification of such shares under federal, state, local, or other law, or any ruling or regulation of any government body that the Committee determines to be necessary or advisable. The Company may cause any certificate for Shares to be delivered hereunder to be properly marked with a legend or other notation reflecting the limitations on transfer of such Shares as provided in the Plan or as the Committee may otherwise require. Participants, or any other persons entitled to benefits under the Plan, must furnish to the Committee such documents, evidence, data, or other information as the Committee considers necessary or desirable for the purpose of administering the Plan. The benefits under the Plan for each Participant and other person entitled to benefits hereunder are to be provided on the condition that such Participant or other person furnish full, true, and complete data, evidence, or other information, and that he or she promptly sign any document reasonably requested by the Committee. No fractional Shares shall be issued under the Plan; rather, fractional shares shall be aggregated and then rounded to the next lower whole Share.
Section 4.03. Shareholder Rights. Except with respect to Restricted Stock as provided in Article VIII, no person shall have any rights of a shareholder (including, but not limited to, voting and dividend rights) as to Shares subject to an Award until, after proper exercise or vesting of the Award or other action as may be required by the Committee, such Shares shall have been recorded on the Company's official shareholder records (or the records of its transfer agents or registrars) as having been issued and transferred to the Participant. Upon exercise of the Award or any portion thereof, the Company shall have a reasonable period in which to issue and transfer the Shares to the Participant, and the Participant shall not be treated as a shareholder for any purpose before such issuance and transfer. No payment or adjustment shall be made for cash dividends or other rights for which the record date is prior to the date on which such Shares are recorded as issued and transferred in the Company's official shareholder records (or the records of its transfer agents or registrars), except as provided herein or in an Award Agreement.
Section 4.04. Changes in Stock Subject to the Plan. In the event of any change in the Shares by virtue of a stock dividend, stock split or consolidation, reorganization, merger, spinoff, or similar transaction, the Committee shall, as it deems appropriate, adjust (i) the aggregate number and kind of Shares available for Awards, (ii) the number and kind of Shares subject to an Award, (iii) the number of Shares available for certain Awards under the limits set forth in Article XIII of this Plan and (iv) the terms of the Award to prevent the dilution of Shares or the diminution of the Awards. Moreover, in the event of any such transaction or event or in the event of a Change in Control, the Committee, in its discretion, may provide in substitution for any or all outstanding Awards under this Plan such alternative consideration (including cash), if any, as it, in good faith, may determine to be equitable in the circumstances and may require in connection therewith the surrender of all Awards so replaced in a manner that complies with Code Section 409A. In addition, for each Option or SAR with an Exercise Price greater than the consideration offered in connection with any such transaction or event or a Change in Control, the Committee may in its sole discretion elect to cancel such Option or SAR without any payment to the person holding such Option or SAR. The Committee's determination pursuant to this Section shall be final and conclusive, provided, however, no adjustment pursuant to this Section shall (i) be made to the extent that the adjustment would cause an Award to violate the requirements under Code Section 409A or (ii) change the One Hundred Thousand Dollar ($100,000) limit on Incentive Stock Options first exercisable during a year, as set out in Section 6.01.
Section 4.05. Shares Exempt from Minimum Vesting Requirements. Notwithstanding any provision in the Plan to the contrary, up to 10% of Aggregate Share Limit, as may be adjusted under Section 4.04 of this Plan, may be used for (i) Awards granted under Articles VIII through X of this Plan that are not subject to the one-year vesting requirements for performance-based Awards set forth in Sections 6.05, 7.04, 8.04(a)(i), 9.04(a)(i) and 10.03(a)(i) of this Plan or the three-year vesting requirements for service-based Awards set forth in Sections 8.04(a)(ii) and 9.04(a)(ii) of this Plan and (ii) Awards of Shares granted pursuant to Article XI of this Plan.

ARTICLE V.
ELIGIBILITY
Except as herein provided, individuals who are Employees or Directors shall be eligible to participate in the Plan and be granted Awards. The Committee may, from time to time and in its sole discretion, select the Employees to be granted Awards and determine the terms and conditions with respect thereto each Award. In making any such selection and in determining the form of an Award, the Committee may give consideration to the functions and responsibilities of the Employee and the Employee's contributions to the Company or its Affiliates, the value of the Employee's services (past, present, and future) to the Company or its Affiliates, and such other factors as it deems relevant. The Board will be responsible for determining the terms and conditions of Awards granted to non-employee Directors.
ARTICLE VI.
STOCK OPTIONS
Section 6.01. Grant of Options. Subject to the terms and provisions of the Plan, the Committee may grant Options to any Employee (or Director) in such amounts as the Committee may determine. The Committee may grant Incentive Stock Options, Nonqualified Stock Options, or any combination thereof; provided that only Employees may be granted Incentive Stock Options. The Committee shall determine the number of Shares subject to each Option; subject to the express limitations of the Plan, including Article XIII. Furthermore, no Participant may be granted Incentive Stock Options under this Plan (when combined with incentive stock options granted under any other plan of the Company or an Affiliate) that would result in Shares with an aggregate Fair Market Value (determined as of the Grant Date(s)) of more than One Hundred Thousand Dollars ($100,000) first becoming exercisable in any one calendar year. To the extent that a purported Incentive Stock Option would violate the limitation specified in the preceding sentence, the Option shall be deemed a Nonqualified Stock Option.
Section 6.02. Option Award Agreement. Each Option shall be evidenced by an Option Award Agreement that shall specify the Exercise Price, the number of Shares to which the Option pertains, the Option Period, any conditions to exercise of the Option, and such other terms and conditions as the Committee shall determine. The Option Award Agreement also shall specify whether the Option is intended to be an Incentive Stock Option or a Nonqualified Stock Option. All grants of Options intended to constitute Incentive Stock Options and related Award Agreements shall comply with the requirements of Code Section 422.
Section 6.03. Exercise Price. Subject to the provisions of this Section, the Committee shall determine the Exercise Price under each Option.
(a)	Nonqualified Stock Options. The per-Share Exercise Price under a Nonqualified Stock Option shall be not less than one hundred percent (100%) of Fair Market Value of a Share on the Grant Date.
(b)
Incentive Stock Options. The per-Share Exercise Price under an Incentive Stock Option shall be not less than one hundred percent (100%) of Fair Market Value of a Share on the Grant Date; provided, however, if, on the Grant Date, the Participant (together with persons whose stock ownership is attributed to the Participant pursuant to Code Section 424(d)) owns securities possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any of its Subsidiaries, the per-Share Exercise Price shall be not less than one hundred ten percent (110%) of the Fair Market Value of a Share on the Grant Date.

(c)
Substitute Options. Notwithstanding the provisions of Subsections (a) and (b), if the Company or an Affiliate consummates a transaction described in Code Section 424(a) (e.g., the acquisition of property or stock from an unrelated corporation), individuals who become Employees on account of such transaction may be granted Options in substitution for options granted by such former employer or recipient of services. If such substitute Options are granted, the Committee, in its sole discretion and consistent with Code Section 424(a) and the requirements of Code Section 409A, may determine that such substitute Options shall have an Exercise Price less than one hundred (100%) of the Fair Market Value of the Shares to which the Options relate determined as of the Grant Dates. In carrying out the provisions of this Section, the Committee shall apply the principles contained in Section 4.04.

Section 6.04. Duration of Options. The Option Period with respect to each Option shall commence and expire at such times as the Committee shall provide in the Award Agreement, provided that:
(a)	Options shall not be exercisable more than ten years after their respective Grant Dates;

(b)
Incentive Stock Options granted to an Employee who possesses more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any Subsidiary, taking into account the attribution rules of Code Section 422(d), shall not be exercisable later than five years after their respective Grant Date(s); and

(c)
Subject to the limits of this Article, the Committee may, in its sole discretion, after an Option is granted, extend the option term, provided that such extension is not an extension for purposes of Code Section 409A and the guidance thereunder or, in the case of an Incentive Stock Option, a modification, extension, or renewal for purposes of Code Section 424(h).

Section 6.05. Exercisability of Options. All Options granted under this Plan shall be exercisable at such times, under such terms, and subject to such restrictions and conditions as the Committee shall determine and specify in the applicable Award Agreement; provided, however, that except as provided in Section 4.05, the scheduled vesting period for any Option shall be at least one year. An Award Agreement for an Option may provide that such Option becomes exercisable in the event of the Participant's death, disability or retirement or in connection with a Change in Control.
Section 6.06. Method of Exercise. Subject to the provisions of this Article and the applicable Award Agreement, a Participant may exercise an Option, in whole or in part, at any time during the applicable Option Period by giving written notice to the Company of exercise on a form provided by the Committee (if available). Such notice shall specify the number of Shares subject to the Option to be purchased and shall be accompanied by payment in full of the total Exercise Price by cash or check or such other form of payment as the Company may accept. If permitted by the Committee or the applicable the Award Agreement, payment in full or in part may also be made by:
(a)
subject to any conditions or limitations established by the Committee, delivering Shares already owned by the Participant and having a total Fair Market Value on the date of such delivery equal to the total Exercise Price;

(b)	to the extent permitted by law, the delivery of cash by a broker-dealer pursuant to a Cashless Exercise;
(c)
subject to any conditions or limitations established by the Committee, the Company's withholding of Shares from the Option having an aggregate Fair Market Value at the time of exercise equal to the total Exercise Price pursuant to a net exercise arrangement (it being understood that, solely for purposes of determining the number of treasury shares held by the Company, the shares so withheld will not be treated as issued and acquired by the Company upon such exercise); or

(d)	a combination of the foregoing;
(e)	to the extent permitted by law, in any other manner then permitted by the Committee.
No Shares shall be issued until full payment therefor has been made. A Participant shall have all of the rights of a shareholder of the Company holding the class of Shares subject to such Option (including, if applicable, the right to vote the shares and the right to receive dividends) when the Participant has given written notice of exercise, has paid the total Exercise Price, and such Shares have been recorded on the Company's official shareholder records (or the records of its transfer agents or registrars) as having been issued and transferred to the Participant.
Section 6.07. Restrictions on Share Transferability. In addition to the restrictions imposed by Section 17.09 of the Plan, the Committee may impose such restrictions on any Shares acquired pursuant to the exercise of an Option as it may deem advisable or appropriate, including, but not limited to, restrictions related to applicable federal and state securities laws and the requirements of any national securities exchange or market on which Shares are then listed or regularly traded.
Section 6.08. Prohibition on Repricing of Stock Options. Except as permitted under Section 4.04 of the Plan, the terms of any outstanding Option may not be amended without shareholder approval to reduce the Exercise Price of such outstanding Option or to cancel such outstanding Option in exchange for cash, other Awards, or an Option or SAR with an exercise price that is less than the Exercise Price of the original Option.

ARTICLE VII.
STOCK APPRECIATION RIGHTS (“SARs”)
Section 7.01. Grant of SARs. Subject to the terms and conditions of the Plan, the Committee, at any time and from time to time, may grant Affiliated SARs, Freestanding SARs, Tandem SARs, or any combination thereof to any Employee (or Director) in such amounts as the Committee, in its sole discretion, shall determine. The Committee, subject to the provisions of this Plan, shall have complete discretion to determine the terms and conditions of SARs granted under the Plan; provided, however, the Exercise Price of a Freestanding SAR shall be not less than one hundred percent (100%) of the Fair Market Value of a Share on the Grant Date, and the Exercise Price of a Tandem SAR or an Affiliated SAR shall be equal to the Exercise Price of the Option to which such SAR relates. The number of Shares to which an SAR relates as well as the Exercise Price for an SAR shall be subject to adjustment pursuant to Section 4.04.
Section 7.02. Exercise of Tandem SARs. Tandem SARs may be exercised for all or part of the Shares subject to the related Option upon the surrender of the right to exercise the equivalent portion of the Option. A Tandem SAR may be exercised only with respect to the Shares for which its related Option is then exercisable. The following requirements shall apply to all Tandem SARs: (i) the Tandem SAR shall expire not later than the date on which the related Option expires; (ii) the value of the payout with respect to the Tandem SAR shall be no more than one hundred percent (100%) of the difference between the Exercise Price of the underlying Option and one hundred percent (100%) of the Fair Market Value of the Shares subject to the related Option at the time the Tandem SAR is exercised; and (iii) the Tandem SAR shall be exercisable only when the Fair Market Value of the Shares subject to the Option to which the Tandem SAR relates exceeds the Exercise Price of such Option.
Section 7.03. Exercise of Affiliated SARs. An Affiliated SAR shall be deemed to be exercised upon the exercise of the Option to which the Affiliated SAR relates. Such deemed exercise of an Affiliated SAR shall not reduce the number of Shares subject to the related Option.
Section 7.04. Exercise of Freestanding SARs. Freestanding SARs shall be exercisable on such terms and conditions as the Committee, in its sole discretion, shall specify in the applicable Award Agreement; provided, however, that, except as provided in Section 4.05, the scheduled vesting period for any Freestanding SAR shall be at least on year. An Award Agreement for a Freestanding SAR may provide that such Freestanding SAR becomes exercisable in the event of the Participant's death, disability or retirement or in connection with a Change in Control.
Section 7.05. SAR Award Agreement. Each SAR shall be evidenced by an Award Agreement that specifies the exercise price, the expiration date of the SAR, the number of SARs, any conditions on the exercise of the SAR, and such other terms and conditions as the Committee, in its sole discretion, shall determine. The Award Agreement shall also specify whether the SAR is an Affiliated SAR, Freestanding SAR, Tandem SAR, or a combination thereof.
Section 7.06. Expiration of SARs. Each SAR granted under this Plan shall expire upon the date determined by the Committee, in its sole discretion, as set forth in the applicable Award Agreement. Notwithstanding the foregoing, the terms and provisions of Section 6.04 also shall apply to Affiliated and Tandem SARs.
Section 7.07. Payment of SAR Amount. Upon exercise of an SAR, a Participant shall be entitled to receive payment from the Company in an amount determined by multiplying:
(a)	the positive difference between the Fair Market Value of a Share on the date of exercise and the Exercise Price; by
(b)	the number of Shares with respect to which the SAR is exercised.
At the sole discretion of the Committee, such payment may be in cash, in Shares that have a Fair Market Value equal to the cash payment calculated under this Section, or in a combination of cash and Shares.
Section 7.08. Termination of SAR. An Affiliated SAR or Tandem SAR shall terminate at such time as the Option to which such SAR relates terminates. A Freestanding SAR shall terminate at the time provided in the applicable Award Agreement, and under no circumstances more than 10 years from the Grant Date.
Section 7.09. Prohibition on Repricing SARs. Except as permitted under Section 4.04 of the Plan, the terms of any outstanding SAR may not be amended without shareholder approval to reduce the Exercise Price of such outstanding SAR or to cancel such outstanding SAR in exchange for cash, other Awards, or an Option or SAR with an exercise price that is less than the Exercise Price of the original SAR.

ARTICLE VIII.
RESTRICTED STOCK
Section 8.01. Grants of Restricted Stock. Subject to the terms and provisions of the Plan, including Article XIII, the Committee , at any time and from time to time, may grant Shares of Restricted Stock to any Employee (or Director) in such amounts as the Committee , in its sole discretion, shall determine.
Section 8.02. Restricted Stock Award Agreement. Each Award of Restricted Stock shall be evidenced by an Award Agreement, which shall specify the Period of Restriction, the number of Shares granted, and the terms and conditions of the Award. The Committee may, in its discretion, set Performance Targets in an Award Agreement for Restricted Stock that must be satisfied for the restrictions on some or all of the Shares to be released at the end of the Period of Restriction.
Section 8.03. Restrictions on Transferability. Except as provided in Section 17.09 or this Article, Shares of Restricted Stock may not be sold, transferred, assigned, margined, encumbered, gifted, bequeathed, alienated, hypothecated, pledged, or otherwise disposed of, whether by operation of law, whether voluntarily or involuntarily or otherwise, until the end of the applicable Period of Restriction.
Section 8.04. Other Restrictions. The Committee, in its sole discretion, may impose such other restrictions on Shares of Restricted Stock as it may deem advisable or appropriate in accordance with this Article.
(a)
General Restrictions. The Committee may impose restrictions on Restricted Stock based upon any one or more of the following criteria: (i) the achievement of specific Performance Targets; provided that, except as provided in Section 4.05, the Period of Restriction for such performance-based Shares of Restricted Stock shall be at least one year (ii) vesting based on period of service with the Company and any of its Subsidiaries; provided that, except as provided in Section 4.05, the Period of Restriction for such service-based Shares of Restricted Stock shall be at least three years, but the restrictions may be removed ratably during the three-year period on an annual basis, (iii) applicable federal or state securities laws, or (iv) any other basis determined by the Committee, in its sole discretion.

(b)
Section 162(m) Performance Restrictions. Notwithstanding any other provision of this Section to the contrary, for purposes of qualifying grants of Restricted Stock as Performance-Based Compensation, the Committee shall establish restrictions based upon the achievement of pre-established Performance Targets. If the Committee intends for any Share of Restricted Stock to qualify as Performance-Based Compensation, the specific Performance Targets that must be satisfied for the Period of Restriction to lapse or terminate shall be established by the Committee on or before the latest date permissible to enable the Restricted Stock to so qualify. In granting Restricted Stock that is intended to qualify as Performance-Based Compensation, the Committee shall follow any procedures that it determines to be necessary, advisable, or appropriate to ensure such qualification.

(c)
Legend on Certificates. The Committee, in its sole discretion, may require the placement of a legend on certificates representing Shares of Restricted Stock to give appropriate notice of such restrictions. For example, the Committee may determine that some or all certificates representing Shares of Restricted Stock shall bear the following legend:

THE SALE, PLEDGE, OR OTHER TRANSFER OF THE SHARES OF STOCK REPRESENTED BY THIS CERTIFICATE, WHETHER VOLUNTARY, INVOLUNTARY, OR BY OPERATION OF LAW, IS SUBJECT TO CERTAIN RESTRICTIONS ON TRANSFER UNDER FEDERAL AND STATE SECURITIES LAWS AND UNDER THE OLD NATIONAL BANCORP AMENDED AND RESTATED 2008 INCENTIVE COMPENSATION PLAN, AS SET FORTH IN AN AWARD AGREEMENT EXECUTED THEREUNDER. A COPY OF SUCH PLAN AND SUCH AWARD AGREEMENT MAY BE OBTAINED FROM THE CORPORATE SECRETARY OF OLD NATIONAL BANCORP.
Section 8.05. Removal of Restrictions. Except as otherwise provided in this Article, as soon as practicable after the applicable Period of Restriction lapses, Shares of Restricted Stock covered by an Award shall be subject to release to the Participant. For Awards of Restricted Stock for which the restrictions are based on the achievement of Performance Targets, the number of Shares to be released shall be determined as a function of the extent to which the applicable Performance Targets have been achieved and to the extent that the Shares are not earned, they shall be forfeited. Notwithstanding any provision in the Plan to the contrary, to the extent permitted under Code

Section 409A and Code Section 162(m) and the regulations thereunder without resulting in adverse tax consequences, any Award Agreement for Restricted Stock may provide for the earlier termination of restrictions on such Restricted Stock in the event of the Participant's death, disability or retirement or in connection with a Change in Control.
Section 8.06. Dividends. Any grant of Shares of Restricted Stock may require that any or all dividends or other distributions paid thereon during the applicable Period of Restriction be either paid currently or automatically deferred and reinvested in additional Shares of Restricted Stock, which may be subject to the same restrictions as the underlying Award; provided, however, that dividends or other distributions on Shares of Restricted Stock with restrictions that lapse as a result of the achievement of Performance Targets will be deferred until and paid contingent upon the achievement of the applicable Performance Targets.
Section 8.07. Voting Rights. During the Period of Restriction, Participants holding Shares of Restricted Stock granted hereunder may exercise full voting rights with respect to those Shares, unless the applicable Award Agreement provides otherwise.
Section 8.08. Return of Restricted Stock to Company. On the date set forth in the applicable Award Agreement, the Restricted Stock for which restrictions have not lapsed by the last day of the Period of Restriction shall revert to the Company and thereafter shall be available for the grant of new Awards.
ARTICLE IX.
RESTRICTED STOCK UNITS
Section 9.01. Grants of Restricted Stock Units. Subject to the terms and provisions of the Plan, including Article XIII, the Committee, at any time and from time to time, may grant Restricted Stock Units to any Employee (or Director) in such amounts as the Committee , in its sole discretion, shall determine.
Section 9.02. Restricted Stock Unit Award Agreement. Each Award of Restricted Stock Units shall be evidenced by an Award Agreement, which shall specify the Period of Restriction, the number of Restricted Stock Units (including the number of Shares or cash to be delivered or paid upon the lapse of restrictions), and the terms and conditions of the Award. The Committee may, in its discretion, set Performance Targets in an Award Agreement for Restricted Stock Units that must be satisfied for the restrictions on some or all of the Shares to be delivered or cash to be paid at the end of the Period of Restriction.
Section 9.03. Restrictions on Transferability. Except as provided in Section 17.09 or this Article, Restricted Stock Units may not be sold, transferred, assigned, margined, encumbered, gifted, bequeathed, alienated, hypothecated, pledged, or otherwise disposed of, whether by operation of law, whether voluntarily or involuntarily or otherwise.
Section 9.04. Other Restrictions. The Committee, in its sole discretion, may impose such other restrictions on Restricted Stock Units as it may deem advisable or appropriate in accordance with this Article.
(a)
General Restrictions. The Committee may impose restrictions on Restricted Stock Units based upon any one or more of the following criteria: (i) the achievement of specific Performance Targets; provided that, except as provided in Section 4.05, the Period of Restriction for such performance-based Restricted Stock Units shall be at least one year (ii) vesting based on period of service with the Company and any of its Subsidiaries; provided that, except as provided in Section 4.05, the Period of Restriction for such service-based Restricted Stock Units shall be at least three years, but the restrictions may be removed ratably during the three-year period on an annual basis, (iii) applicable federal or state securities laws, or (iv) any other basis determined by the Committee, in its sole discretion.

(b)
Section 162(m) Performance Restrictions. Notwithstanding any other provision of this Section to the contrary, for purposes of qualifying grants of Restricted Stock Units as Performance-Based Compensation, the Committee shall establish restrictions based upon the achievement of pre-established Performance Targets. If the Committee intends for any Restricted Stock Unit to qualify as Performance-Based Compensation, the specific Performance Targets that must be satisfied for the Period of Restriction to lapse or terminate shall be established by the Committee on or before the latest date permissible to enable the Restricted Stock Unit to so qualify. In granting Restricted Stock Units that are intended to qualify as Performance-Based Compensation, the Committee shall follow any procedures that it determines to be necessary, advisable, or appropriate to ensure such qualification.

Section 9.05. Removal of Restrictions. Except as otherwise provided in this Article, as soon as practicable after the applicable Period of Restriction lapses, Restricted Stock Units covered by an Award shall be subject to release to the

Participant. For Awards of Restricted Stock Units for which the restrictions are based on the achievement of Performance Targets, the number of Shares to be delivered (or cash to be paid) shall be determined as a function of the extent to which the applicable Performance Targets have been achieved and to the extent that the Restricted Stock Units are not earned, they shall be forfeited. Notwithstanding any provision in the Plan to the contrary, to the extent permitted under Code Section 409A and Code Section 162(m) and the regulations thereunder without resulting in adverse tax consequences, any Award Agreement for Restricted Stock Units may provide for the earlier termination of restrictions on such Restricted Stock Units in the event of the Participant's death, disability or retirement or in connection with a Change in Control.
Section 9.06. Dividends Equivalents. The Committee may, at the Grant Date of Restricted Stock Units, provide for the payment of dividend equivalents to the Participant either in cash or in additional Shares on current, deferred or contingent basis; provided, however, that dividends or other distributions on Restricted Stock Units with restrictions that lapse as a result of the achievement of Performance Targets will be deferred until and paid contingent upon the achievement of the applicable Performance Targets.
Section 9.07. Ownership. During the Period of Restriction, the Participant will have no rights of ownership in the Shares subject to the Restricted Stock Units and shall have no right to vote such Shares.
Section 9.08. Cancellation of Restricted Stock Units. On the date set forth in the applicable Award Agreement, all Restricted Stock Units that have not been earned or vested shall be forfeited and thereafter the Shares subject to such forfeited Restricted Stock Units shall be available for the grant of new Awards.
ARTICLE X.
PERFORMANCE UNITS AND PERFORMANCE SHARES
Section 10.01. Grant of Performance Units/Shares. Subject to the terms and provisions of the Plan, the Committee, at any time and from time to time, may grant Performance Units and/or Performance Shares to any Employee (or Director) in such amounts as the Committee, in its sole discretion, shall determine. The Committee shall have complete discretion in determining the number of Performance Units and Performance Shares granted to each Participant, subject to the express limitations of the Plan, including Article XIII.
Section 10.02. Value of Performance Units/Shares. Each Performance Unit shall have an initial value that is established by the Committee on or before the Grant Date. Each Performance Share shall have an initial value equal to the Fair Market Value of a Share on the Grant Date.
Section 10.03. Performance Objectives and Other Terms. The Committee shall set performance objectives in its sole discretion which, depending on the extent to which they are met, will determine the number or value of Performance Units or Performance Shares, or both, that will be paid to the Participant. Each Award of Performance Units or Performance Shares shall be evidenced by an Award Agreement that shall specify the number of Performance Units or Performance Shares, the Performance Period, the performance objectives, and such other terms and conditions as the Committee, in its sole discretion, shall determine.
(a)
General Performance Objectives. The Committee may set performance objectives based upon (i) the achievement of Performance Targets; provided that, except as provided in Section 4.05, the Performance Period for any Performance Share or Performance Unit shall be at least one year, (ii) applicable Federal or state securities laws, or (iii) any other basis determined by the Committee in its sole discretion.

(b)
Section 162(m) Performance Objectives. Notwithstanding any other provision of this Section to the contrary, for purposes of qualifying grants of Performance Units or Performance Shares to Covered Employees as Performance-Based Compensation, the Committee shall establish the specific Performance Targets applicable to Performance Units or Performance Shares. If the Committee intends for any Performance Unit or Performance Share to qualify as Performance-Based Compensation, the Performance Targets for any such Award shall be set by the Committee on or before the latest date permissible to enable the Performance Unit or Performance Share, as the case may be, to so qualify. In granting Performance Units or Performance Shares to Covered Employees that are intended to qualify as Performance-Based Compensation, the Committee shall follow any procedures that it determines to be necessary, advisable, or appropriate to ensure such qualification.

Section 10.04. Earning of Performance Units/Shares. After the applicable Period of Restriction has ended, the holder of Performance Units or Performance Shares shall be entitled to receive those Performance Units or Performance Shares, as the case may be, earned by the Participant over the Performance Period, to be determined as a function of the extent to which the applicable Performance Targets have been achieved. Notwithstanding any provision in the Plan to the contrary, to the extent permitted under Code Section 409A and Code Section 162(m) and the regulations thereunder without resulting in adverse tax consequences, any Award Agreement for Performance Shares or Performance Units may provide for the earlier lapse of restrictions or other modifications in the event of the Participant's death, disability or retirement or in connection with a Change in Control.
Section 10.05. Form and Timing of Payment of Performance Units/Shares. Each Award Agreement for Performance Shares or Performance Units will specify the time and manner of payment for any such Performance Shares or Performance Units that have been earned. The Committee, in its sole discretion, may pay earned Performance Units or Performance Shares in the form of cash, in Shares (which have an aggregate Fair Market Value equal to the value of the earned Performance Units or Performance Shares, as the case may be, determined as of the last day of the applicable Performance Period), or a combination thereof.
Section 10.06. Dividend Equivalents. The Committee may, at the Grant Date of Performance Shares, provide for the payment of dividend equivalents to the Participant either in cash or in additional Shares on a contingent basis, subject in all cases to deferral and payment on a contingent basis based on the Participant's earning of the Performance Shares with respect to which such dividend equivalents are paid.
Section 10.07. Cancellation of Performance Units/Shares. On the date set forth in the applicable Award Agreement, all Performance Units or Performance Shares that have not been earned or vested shall be forfeited and thereafter shall be available for the grant of new Awards.
ARTICLE XI.
SHARE GRANTS
Subject to the provisions of the Plan, including Article XIII and this Section, the Committee may make an Award of Shares to any Employee in such amount as the Committee, in its sole discretion, may determine. A grant pursuant to this Section may be evidenced by a Share Award Agreement or such other document as the Committee, in its sole discretion, determines to be appropriate; provided, however, the Shares shall be freely transferable, and the Committee shall not impose Performance Targets, a Period of Restriction, or any other conditions, restrictions, or risks of forfeiture on the Award. Awards of shares pursuant to this Section shall be subject to the withholding requirements of Article XV.
ARTICLE XII.
SHORT-TERM INCENTIVE AWARDS
The Committee may grant performance awards, payable in cash or Shares, pursuant to the terms of the STIP, as set out in Appendix A.
ARTICLE XIII.
LIMITS ON AWARDS
Section 13.01. Limitation on Shares Issued Pursuant to Awards. Notwithstanding any other provision of this Plan to the contrary, the Committee may not grant Awards of Options, SARs, Shares of Restricted Stock, Restricted Stock Units, Performance Shares, Performance Units or any grant of Shares pursuant to Article XI that are intended to qualify as Performance-Based Compensation under Code Section 162(m) to any Participant under this Plan during any three-year calendar year period that would result in more than Five Hundred Thousand (500,000) Shares being issued to such Participant. For purposes of this Section, Shares issued pursuant to the 1999 Plan shall be deemed issued pursuant to this Plan. The limitations of this Section shall be subject to adjustment as provided in Section 4.04.
Section 13.02. Limitation on Cash Awards. Notwithstanding any other provision of this Plan to the contrary, the Committee may not grant Awards payable in cash that are intended to qualify as Performance-Based Compensation under Code Section 162(m) to any Participant under this Plan during any three-year calendar year period in which the payments with respect to such Awards would exceed Seven Million Five Hundred Thousand Dollars ($7,500,000).
Section 13.03. Limitation on Awards to Directors. Notwithstanding any other provision of this Plan to the contrary, the Committee may not grant any Awards to any non-employee Director under this Plan during any calendar year period that would result in (i) more than Ten Thousand (10,000) Shares being issued to such non-employee Director or (ii) cash payments in excess of Twenty Thousand Dollars ($20,000). For purposes of this Section, Shares issued pursuant to the 1999 Plan shall be deemed issued pursuant to this Plan. The limitations of this Section shall be subject to adjustment as provided in Section 4.04.

ARTICLE XIV.
AMENDMENT, TERMINATION, AND DURATION
Section 14.01. Amendment, Suspension, or Termination.
(a)
The Board may supplement, amend, alter, or discontinue the Plan in its sole discretion at any time and from time to time, but no supplement, amendment, alteration, or discontinuation shall be made which would impair the rights of a Participant under an Award theretofore granted without the Participant's consent, except that any supplement, amendment, alteration, or discontinuation may be made to (i) avoid a material charge or expense to the Company or an Affiliate, (ii) cause this Plan to comply with applicable law, or (iii) permit the Company or an Affiliate to claim a tax deduction under applicable law. In addition, subject to the provisions of this Section, the Board of Directors, in its sole discretion at any time and from time to time, may supplement, amend, alter, or discontinue this Plan without the approval of the Company's shareholders so long as any such amendment or alteration does not (i) expand the types of awards eligible for grants or materially increase benefits accruing to Participants under the Plan; (ii) materially increase the number of Shares subject to the Plan (other than pursuant to Section 4.04); (iii) materially increase the maximum number of Options, SARs, Shares of Restricted Stock, Restricted Stock Units, Performance Units, Performance Shares, Shares, or Short-Term Incentive Awards that the Committee may award to an individual Participant under the Plan (other than pursuant to Section 4.04); (iv) materially expand the classes of persons eligible or modify the requirements for participation in the Plan; (v) delete or materially limit Sections 6.08 and 7.09 of the Plan (prohibiting the repricing of Options or SARs); or (vi) otherwise require approval by the shareholders of the Company in order to comply with applicable law, the terms of a written agreement or the rules of the New York Stock Exchange or, if the Shares are not traded on the New York Stock Exchange, the principal national securities exchange upon which the Shares are traded or quoted. The Committee may supplement, amend, alter, or discontinue the terms of any Award theretofore granted, prospectively or retroactively, on the same conditions and limitations (and exceptions to limitations) as apply to the Board under the foregoing provisions of this Section, subject to any approval or limitations the Board may impose.

(b)
If permitted by Code Section 409A and Code Section 162(m), and the regulations thereunder, without resulting in any adverse tax consequences, but subject Section 14.01(c), in case of termination of employment by reason of death, disability, or in the case of a Change in Control, the Committee may, in its sole discretion, accelerate the exercisability of an Option or SAR, accelerate the time at which any restrictions shall lapse or remove any restrictions with respect to Shares of Restricted Stock and Restricted Stock Units, and reduce or waive any Performance Targets or related business criteria applicable to Performance Shares, Performance Units or Short-Term Incentive Awards.

(c)
Subject to Sections 6.08 and 7.09 of the Plan (prohibiting the repricing of Options or SARs), the Committee may amend the terms of any Award granted under this Plan prospectively or retroactively, except in the case of an Award intended to qualify as Performance-Based Compensation (other than in connection with the Participant's death or disability, or a Change in Control) where such action would result in the loss of the otherwise available exemption of the award under Section 162(m) of the Code. In such case, the Committee will not make any modification of the Performance Targets or the level or levels of achievement with respect to such Award. Except as provided in Section 4.04 of the Plan, no amendment of an Award shall impair the rights of the Participant without his or her consent.

Section 14.02. Duration of The Plan and Shareholder Approval. The Plan shall become effective on the Effective Date and shall terminate automatically ten years thereafter, unless terminated pursuant to its terms before that time. Notwithstanding the preceding sentence, termination of the Plan shall not affect any Award granted before the date of termination, unless expressly provided in the applicable Award Agreement or a duly adopted Plan amendment.
ARTICLE XV.
TAX WITHHOLDING
Section 15.01. Withholding Requirements. Prior to the delivery of any Shares or cash pursuant to the payment or exercise of an Award, the Company shall have the power and the right to deduct or withhold, or require a Participant to remit to the Company, an amount sufficient to satisfy all federal, state, and local income and employment taxes required to be withheld with respect to the payment or exercise of such Award.

Section 15.02. Withholding Arrangements. The Committee, in its sole discretion and pursuant to such procedures as it may specify from time to time, may permit a Participant to satisfy such tax withholding obligation, in whole or in part, by (i) electing to have the Company withhold otherwise deliverable Shares (except in the case of exercises of Incentive Stock Options), or (i) delivering to the Company Shares then owned by the Participant having a Fair Market Value equal to the amount required to be withheld; provided, however, that any shares delivered to the Company shall satisfy the ownership requirements specified in Section 6.06(a). In no event will the Fair Market Value of the Shares withheld and delivered to satisfy applicable withholding taxes in connection with the benefit provided under the Plan exceed the minimum amount of taxes required to be withheld. The Fair Market Value of the Shares to be withheld or delivered shall be determined as of the date that the taxes are required to be withheld.
ARTICLE XVI.
CHANGE IN CONTROL
Section 16.01. Definition. For purposes of the Plan, a “Change in Control” shall mean that the conditions or events set forth in any one or more of the following subsections shall have occurred:
(a)
the acquisition by any person (within the meaning of Section 13(d) of the Securities Exchange Act of 1934 (“Act”)), other than the Company, a subsidiary, and any employee benefit plan of the Company or a subsidiary, of twenty-five percent (25%) or more of the combined voting power entitled to vote generally in the election of the directors of the Company's then outstanding voting securities;

(b)
the persons who were serving as the members of the Board of Directors immediately prior to the commencement of a proxy contest relating to the election of directors or a tender or exchange offer for voting securities of the Company (“Incumbent Directors”) shall cease to constitute at least a majority of the Board of Directors (or the board of directors of any successor to the Company) at any time within one year of the election of directors as a result of such contest or the purchase or exchange of voting securities of the Company pursuant to such offer, provided that any director elected to the Board of Directors, or nominated for election, by a majority of the Incumbent Directors then still in office and whose nomination or election was not made at the request or direction of the person(s) initiating such contest or making such offer shall be deemed to be an Incumbent Director for purposes of this Subsection (b);

(c)
consummation of a merger, reorganization, or consolidation of the Company, as a result of which persons who were shareholders of the Company immediately prior to such merger, reorganization, or consolidation do not, immediately thereafter, own, directly or indirectly and in substantially the same proportions as their ownership of the stock of the Company immediately prior to the merger, reorganization, or consolidation, more than fifty percent (50%) of the combined voting power entitled to vote generally in the election of directors of (i) the merged, reorganized, or consolidated company or (ii) an entity that, directly or indirectly, owns more than fifty percent (50%) of the combined voting power entitled to vote generally in the election of directors of the company described in clause (i);

(d)
a sale, transfer, or other disposition of all or substantially all of the assets of the Company, which is consummated and immediately following which the persons who were shareholders of the Company immediately prior to such sale, transfer, or disposition, do not own, directly or indirectly and in substantially the same proportions as their ownership of the stock of the Company immediately prior to the sale, transfer, or disposition, more than fifty percent (50%) of the combined voting power entitled to vote generally in the election of directors of (i) the entity or entities to which such assets are sold or transferred or (ii) an entity that, directly or indirectly, owns more than fifty percent (50%) of the combined voting power entitled to vote generally in the election of directors of the entities described in clause (i); or

(e)	the shareholders of the Company approve a liquidation of the Company.

Section 16.02. Company Remains Surviving Entity or Awards Assumed by Successor.
(a)
Upon the occurrence of a Change in Control in which either (i) the Company remains the surviving entity or (ii) the Company is not the surviving entity, but the Awards granted under this Plan are Assumed (as defined in Section 16.02(c) below) by the Post-CIC Entity, any Award granted under this Plan prior to the Change in Control shall continue to vest and become exercisable in accordance with the terms of its original Award Agreement unless, during the two-year period commencing on the date of the Change in Control:

(i)	the Participant's employment or service is involuntarily Terminated by the Company or the Post-CIC Entity, as applicable, for reasons other than for Cause; or
(ii)	the Participant Terminates his or her employment or service for Good Reason.
(b)
If a Participant's employment or service is Terminated as described in Section 16.02(a) above, (i) any outstanding Options and SARs shall become fully vested and remain exercisable until the earlier of (A) the end of the original term of the Option or SAR or (B) the second anniversary of the date the Termination occurs; provided that, if the Award Agreement provides for a longer period of exercisability following a Termination, then this clause (B) shall be the end of such longer period; (ii) any restrictions that apply to Awards made to such Participant pursuant to this Plan shall lapse; and (iii) Awards made to such Participant pursuant to this Plan that are subject to Performance Measures shall immediately be earned or vest and shall, to the extent permitted under Code Section 409A without resulting in adverse tax effects to the Participant, become immediately payable in accordance with their terms as if all of the Performance Measures had been achieved at their target levels as of the date of Termination; provided, that any Participant who Terminates his or her employment or service for Good Reason must:

(i)
provide the Company with a written notice of his or her intent to Terminate employment or service for Good Reason within sixty (60) days after the Participant becomes aware of the circumstances giving rise to Good Reason; and

(ii)	allow the Company thirty (30) days to remedy such circumstances to the extent curable.
(c)	For purposes of this Article XIV, an Award shall be considered assumed by the Post-CIC Entity (“Assumed”) if all of the following conditions are met:
(i)	Options or SARs are converted into replacement awards in a manner that complies with Code Section 409A;
(ii)
Awards of Restricted Stock and Restricted Stock Units that are not subject to Performance Measures are converted into replacement awards covering a number of Shares of the Post-CIC Entity, as determined in a manner substantially similar to how the same number of Shares would be treated in the Change in Control transaction; provided that, to the extent that any portion of the consideration received by holders of Shares in the Change in Control transaction is not in the form of the common stock of the Post-CIC Entity, the number of shares covered by the replacement awards shall be based on the average of the high and low selling prices of the common stock of such Post-CIC Entity on the established stock exchange on the trading day immediately preceding the date of the Change in Control;

(iii)
Performance Shares, Performance Units and all other Awards subject to Performance Measures are converted into replacement awards that preserve the value of such Awards at the time of the Change in Control;

(iv)
the replacement awards contain provisions for scheduled vesting and treatment on Termination of employment (including the definitions of Cause and Good Reason, if applicable) that are no less favorable to the Participant than the underlying Awards being replaced, and all other terms of the replacement awards (other than the security and number of shares represented by the replacement awards) are substantially similar to, or more favorable to the Participant than, the terms of the underlying Awards; and

(v)	the security represented by the replacement awards, if any, is of a class that is publicly held and widely traded on an established stock exchange.

Section 16.03. Awards Not Assumed by Successor.
(a)
Upon the occurrence of a Change in Control in which the Company is not the surviving Company, any Awards made under this Plan that are not Assumed by the Post-CIC Entity shall become fully vested and exercisable on the date of the Change in Control or shall immediately vest and become immediately payable (subject to Section 16.03(e)) in accordance with their terms as if all of the Performance Measures had been achieved at their target levels as of the date of the Change in Control, and any restrictions that apply to such Awards shall lapse, and the following provisions of this Section 16.03 shall apply.

(b)
For each Option and SAR, the Participant shall receive a payment equal to the difference between the consideration (consisting of cash or other property (including securities of a successor or parent corporation)) received by holders of Shares in the Change in Control transaction and the exercise price of the applicable Option or SAR, if such difference is positive. Such payment shall be made in the same form as the consideration received by holders of Shares. Any Options or SARs with an exercise price that is higher than the per share consideration received by holders of Shares in connection with the Change in Control shall be cancelled for no additional consideration.

(c)
The Participant shall receive the consideration (consisting of cash or other property (including securities of a successor or parent corporation)) that such Participant would have received in the Change in Control transaction had he or she been, immediately prior to such transaction, a holder of the number of Shares equal to the number of Restricted Stock Units and/or Shares of Restricted Stock covered by the Award and the number of Shares payable under Section 16.03(a) for Awards subject to Performance Measures.

(d)	The payments contemplated by Sections 14.03(b) and (c) shall be made at the same time as consideration is paid to the holders of Shares in connection with the Change in Control.
(e)
Notwithstanding anything to the contrary in this Plan, if the payment or benefit constitutes a deferral of compensation under Code Section 409A, then to the extent necessary to comply with Code Section 409A, payment or delivery shall be made on the date of payment or delivery originally provided for such payment or benefit.

ARTICLE XVII.
MISCELLANEOUS
Section 17.01. Mistake of Fact. Any mistake of fact or misstatement of facts shall be corrected when it becomes known by a proper adjustment to an Award or Award Agreement.
Section 17.02. Evidence. Evidence required of anyone under the Plan may be by certificate, affidavit, document, or other information which the person relying thereon considers pertinent and reliable, and signed, made, or presented by the proper party or parties.
Section 17.03. Notices. Any notice or document required to be given to or filed with the Committee will be properly given or filed if hand delivered (and a delivery receipt is received) or mailed by certified mail, return receipt requested, postage paid, to the Committee at Box 718, Evansville, Indiana 47705.
Section 17.04. No Effect on Employment or Service. Neither the Plan, the grant of an Award, or the execution of an Award Agreement shall confer upon any Participant any right to continued employment by the Company or an Affiliate or interfere with or limit in any way the right of the Company or an Affiliate to terminate any Participant's employment or service at any time, with or without Cause. Employment with the Company and its Affiliates is on an at-will basis only, unless otherwise provided by a written employment or severance agreement, if any, between the Participant and the Company or Affiliate, as the case may be. If there is any conflict between the provisions of the Plan and an employment or severance agreement between a Participant and the Company or an Affiliate, the provisions of such employment or severance agreement shall control, including, but not limited to, the vesting and forfeiture of any Awards.
Section 17.05. No Company Obligation. Unless required by applicable law, the Company, an Affiliate, the Board of Directors, and the Committee shall not have any duty or obligation to disclose material information to a record or beneficial holder of Shares or an Award, and such holder shall have no right to be advised of any material information regarding the Company or any Affiliate at any time prior to, upon, or in connection with the receipt, exercise, or distribution of an Award.

Section 17.06. Participation. No Employee or Director shall have the right to be selected to receive an Award, or, having been selected, to be selected to receive a future Award. Participation in the Plan will not give any Participant any right or claim to any benefit under the Plan, unless such right or claim has accrued under the express terms of the Plan.
Section 17.07. Liability and Indemnification. No member of the Board, the Committee, or any officer or employee of the Company or any Affiliate shall be personally liable for any action, failure to act, decision, or determination made in good faith in connection with the Plan. By participating in the Plan, each Participant agrees to release and hold harmless the Company and its Affiliates (and their respective directors, officers, and employees) and the Committee from and against any tax liability, including, but not limited to, interest and penalties, incurred by the Participant in connection with his receipt of Awards under the Plan and the payment and exercise thereof. Each person who is or shall have been a member of the Committee or the Board or served as an officer of the Company or any of its Subsidiaries shall be indemnified and held harmless by the Company against and from (i) any loss, cost, liability, or expense (including, but not limited to, attorneys' fees) that may be imposed upon or reasonably incurred by him or her in connection with or resulting from any claim, action, suit, or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action taken or failure to act under the Plan or any Award Agreement, and (ii) any and all amounts paid by him or her in settlement thereof, with the Company's prior written approval, or paid by him or her in satisfaction of any judgment in any such claim, action, suit, or proceeding against him or her; provided, however, that he or she shall give the Company an opportunity, at the Company's expense, to handle and defend such claim, action, suit, or proceeding before he or she undertakes to handle and defend the same on his or her own behalf. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Company's Articles of Incorporation or By-Laws, by contract, as a matter of law or otherwise, or under any power that the Company may have to indemnify them or hold them harmless.
Section 17.08. Successors. All obligations of the Company hereunder with respect to Awards shall be binding on any successor to the Company, whether or not the existence of such successor is the result of a Change in Control of the Company. The Company shall not, and shall not permit its Affiliates to, recommend, facilitate, or agree or consent to a transaction or series of transactions that would result in a Change in Control of the Company unless and until the person or persons or entity or entities acquiring control of the Company as a result of such Change in Control agree(s) to be bound by the terms of the Plan insofar as it pertains to Awards theretofore granted and agrees to assume and perform the obligations of the Company hereunder.
Section 17.09. Nontransferability of Awards. Except as provided in Subsection (a) or (b), no Award can be sold, transferred, assigned, margined, encumbered, bequeathed, gifted, alienated, hypothecated, pledged, or otherwise disposed of, whether by operation of law, whether voluntarily or involuntarily or otherwise, other than by will or by the laws of descent and distribution. In addition, no Award shall be subject to execution, attachment, or similar process. In no event may any Award be transferred for value. Any attempted or purported transfer of an Award in contravention of the Plan or an Award Agreement shall be null and void ab initio and of no force or effect whatsoever. All rights with respect to an Award granted to a Participant shall be exercisable during his or her lifetime only by the Participant.
(a)
Limited Transfers of Nonqualified Stock Options. Notwithstanding the foregoing, the Committee may, in its sole discretion, permit the transfer of Nonqualified Stock Options by a Participant to: (i) the Participant's spouse, any children or lineal descendants of the Participant or the Participant's spouse, or the spouse(s) of any such children or lineal descendants (Immediate Family Members), (ii) a trust or trusts for the exclusive benefit of Immediate Family Members, or (iii) a partnership or limited liability company in which the Participant and/or the Immediate Family Members are the only equity owners, (collectively, Eligible Transferees); provided, however, that, if the Committee permits the transfer of Nonqualified Stock Options granted to the Participant, the Committee may subsequently, in its sole discretion, amend, modify, revoke, or restrict, without the prior consent, authorization, or agreement of the Eligible Transferee, the ability of the Participant to transfer Nonqualified Stock Options that have not been already transferred to an Eligible Transferee. An Option that is transferred to an Immediate Family Member shall not be transferable by such Immediate Family Member, except for any transfer by such Immediate Family Member's will or by the laws of descent and distribution upon the death of such Immediate Family Member. Incentive Stock Options granted shall not be transferable pursuant to this Subsection.

(b)
Exercise by Eligible Transferees. If the Committee, in its sole discretion, permits the transfer of Nonqualified Stock Options by a Participant to an Eligible Transferee under Subsection (a), the Options transferred to the Eligible Transferee must be exercised by such Eligible Transferee and, in the event of the death of such Eligible Transferee, by such Eligible Transferee's executor or administrator only in the same manner, to the same extent, and under the same circumstances (including, but not limited to, the time period within which the Options must be exercised) as the Participant could have exercised such Options. The Participant, or in the event of his or her death, the Participant's estate, shall remain liable for all federal, state, local, and other taxes applicable upon the exercise of a Nonqualified Stock Option by an Eligible Transferee.

Section 17.10. No Rights as Shareholder. Except as expressly provided in Article VIII, no Participant (or any Beneficiary) shall have any of the rights or privileges of a shareholder of the Company with respect to any Shares issuable pursuant to an Award (or the exercise thereof), unless and until certificates representing such Shares shall have been recorded on the Company's official shareholder records (or the records of its transfer agents or registrars) as having been issued and transferred to the Participant (or his or her Beneficiary).
Section 17.11. Funding. Benefits payable under this Plan to any person shall be paid by the Company from its general assets. Shares to be distributed hereunder shall be issued directly by the Company from its authorized but unissued Shares or acquired by the Company on the open market, or a combination thereof. Neither the Company nor any of its Affiliates shall be required to segregate on their books or otherwise establish any funding procedure for any amount to be used for the payment of benefits under this Plan. The Company or any of its Affiliates may, however, in their sole discretion, set funds aside in investments to meet any anticipated obligations under this Plan. Any such action or set-aside shall not be deemed to create a trust of any kind between the Company or any of its Affiliates and any Participant or other person entitled to benefits under the Plan or to constitute the funding of any Plan benefits. Consequently, any person entitled to a payment under the Plan will have no rights greater than the rights of any other unsecured general creditor of the Company or its Affiliates.
Section 17.12. Compliance with Code Section 409A.
(a)
To the extent applicable, it is intended that the Plan and any grants made hereunder comply with (or be exempt from) the provisions of Code Section 409A, so that the income inclusion provisions of Section 409A(a)(1) of the Code do not apply to the Participants. This Plan and any grants made hereunder will be administered in a manner consistent with this intent. Any reference in this Plan to Code Section 409A will also include any regulations or any other formal guidance promulgated with respect to such Section by the U.S. Department of the Treasury or the Internal Revenue Service.

(b)
Neither a Participant nor any of a Participant's creditors or beneficiaries will have the right to subject any deferred compensation (within the meaning of Code Section 409A) payable under this Plan and grants hereunder to any anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, attachment, or garnishment. Except as permitted under Code Section 409A, any deferred compensation (within the meaning of Code Section 409A) payable to a Participant or for a Participant's benefit under this Plan and grants hereunder may not be reduced by, or offset against, any amount owing by a Participant to the Company or any of its Subsidiaries.

(c)
If, at the time of a Participant's separation from service (within the meaning of Code Section 409A), (i) the Participant is a specified employee (within the meaning of Code Section 409A and using the identification methodology selected by the Company from time to time) and (ii) the Company makes a good faith determination that an amount payable hereunder constitutes deferred compensation (within the meaning of Code Section 409A) the payment of which is required to be delayed pursuant to the six-month delay rule set forth in Code Section 409A in order to avoid taxes or penalties under Code Section 409A, then the Company will not pay such amount on the otherwise scheduled payment date but will instead pay it, without interest, on the tenth business day of the seventh month after such separation from service.

(d)
Notwithstanding any provision of the Plan and grants hereunder to the contrary, in light of the uncertainty with respect to the proper application of Code Section 409A, the Company reserves the right to make amendments to this Plan and grants hereunder as the Company deems necessary or desirable to avoid the imposition of taxes or penalties under Code Section 409A. In any case, a Participant will be solely responsible and liable for the satisfaction of all taxes and penalties that may be imposed on a Participant or for a Participant's account in connection with this Plan and grants hereunder (including any taxes and penalties under Code Section 409A), and neither the Company nor any of its affiliates will have any obligation to provide the Participant with any tax gross-up or indemnify or otherwise hold a Participant harmless from any or all of such taxes or penalties.
Section 17.13. Recoupment. The Plan will be administered in compliance with Section 10D of the Act, any applicable rules or regulations promulgated by the Securities and Exchange Commission or any national securities exchange or national securities association on which the Shares may be traded, and any Company policy adopted pursuant to such law, rules, or regulations (including, without limitation, the Company's Bonus Recoupment Policy). In its discretion, moreover, the Committee may require repayment to the Company of all or any portion of any Award if the amount of the Award was calculated based upon the achievement of certain financial results that were subsequently the subject of a restatement of the Company's financial statements, the Participant engaged in misconduct that caused or contributed to the need for the restatement of the financial statements, and the amount payable to the Participant would have been lower than the amount actually paid to the Participant had the financial results been properly reported. This Section 17.13 will not be the Company's exclusive remedy with respect to such matters.
Section 17.14. Use of Proceeds. The proceeds received by the Company from the sale of Shares pursuant to the Plan will be used for general corporate purposes.
OLD NATIONAL BANCORP
DATED:	By:
Robert Jones, Chairman and Chief Executive Officer
ATTEST:
By:
Jeffrey L. Knight
Corporate Secretary and Chief Legal Counsel

OLD NATIONAL BANCORP

OLD NATIONAL BANCORP
ATTN: LYNELL WALTON
P.O. BOX 718
EVANSVILLE, IN 47705

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com**

Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 p.m. Eastern Time on April 28, 2021 for shares held directly and by 11:59 p.m. Eastern Time on April 26, 2021 for shares held in a Plan. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/ONB2021**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 p.m. Eastern Time on April 28, 2021 for shares held directly and by 11:59 p.m. Eastern Time on April 26, 2021 for shares held in a Plan. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

D36317-P51392

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

OLD NATIONAL BANCORP

The Board of Directors recommends you vote FOR the following:

	For All	Withhold All	For All Except
1. Election of Directors	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

Nominees:

01) Andrew E. Goebel
02) Jerome F. Henry, Jr.
03) Daniel S. Hermann
04) Ryan C. Kitchell
05) Phelps L. Lambert
06) Austin M. Ramirez
07) James C. Ryan, III
08) Thomas E. Salmon
09) Randall T. Shepard
10) Rebecca S. Skillman
11) Derrick J. Stewart
12) Katherine E. White
13) Linda E. White

The Board of Directors recommends you vote FOR proposals 2., 3., 4. and 5.

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Form 10-K and Notice and Proxy Statement are available at www.proxyvote.com.

D36318-P51392

OLD NATIONAL BANCORP
Annual Meeting of Shareholders
April 29, 2021 9:00 AM CDT
This proxy is solicited by the Board of Directors

The undersigned appoints James C. Ryan III and Jeffrey L. Knight, and each of them, as proxies, each with the power to appoint his substitute, and authorizes each of them to represent and to vote, as designated on the reverse hereof, all of the shares of common stock of Old National Bancorp held of record by the undersigned at the close of business on February 22, 2021 at Old National Bancorp's Annual Meeting of Shareholders to be held virtually at www.virtualshareholdermeeting.com/ONB2021, on Thursday, April 29, 2021, at 9:00 a.m., Central Daylight Time.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS INDICATED. IF NO CONTRARY INDICATION IS MADE, THE PROXY WILL BE VOTED IN FAVOR OF ELECTING THE THIRTEEN NOMINEES TO THE BOARD OF DIRECTORS, AND IN FAVOR OF PROPOSAL 2, PROPOSAL 3, PROPOSAL 4, AND PROPOSAL 5, AND IN ACCORDANCE WITH THE JUDGMENT OF THE PERSONS NAMED AS PROXY HEREIN ON ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE ANNUAL MEETING. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

NOTICE TO PARTICIPANTS IN EMPLOYEES' SAVINGS PLANS
This card also constitutes voting instructions for participants in The Old National Bancorp KSOP Plan. Your signature on the reverse side of this form will direct the respective Trustee to vote all shares of common stock credited to the account at the Meeting and at any adjournment or postponement thereof. According to its Confidential Voting Policy, Old National Bancorp has instructed the Trustees and their agents not to disclose to the Old National Bancorp Board or management how individuals in the Plan have voted. If no instructions are provided, the respective Trustee will vote the respective Plan shares according to the Plan provisions.

Continued and to be signed on reverse side